UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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DFC GLOBAL CORP.
(Name of Registrant as Specified In Its Charter)

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October 8, 2012

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of DFC Global Corp., a Delaware corporation, to be held at The Boca Raton Bridge Hotel located at 999 East Camino Real, Boca Raton, Florida 33432 on Thursday, November 8, 2012, at 8:30 a.m., Eastern Standard Time.

We describe in detail the actions that we expect to take at our Annual Meeting in the attached Notice of 2012 Annual Meeting of Stockholders and proxy statement. Included with the proxy statement is a copy of our Annual Report for our fiscal year ended June 30, 2012. We encourage you to read our Annual Report. It includes information on our operations and services, as well as our consolidated audited financial statements.

Please use this opportunity to take part in our corporate affairs by voting on the business to come before the Annual Meeting. Whether or not you plan to attend our Annual Meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope or vote electronically via the Internet or telephone. See “How Do I Vote?” in the proxy statement for more details. Returning the proxy or voting electronically does NOT deprive you of your right to attend the Annual Meeting or to vote your shares owned of record by you in person for the matters acted upon at the meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Jeffrey A. Weiss

Chairman and Chief Executive Officer

1436 LANCASTER AVENUE, SUITE 300

BERWYN, PA 19312

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	8:30 a.m. Eastern Standard Time on Thursday, November 8, 2012.

PLACE	The Boca Raton Bridge Hotel, located at 999 East Camino Real, Boca Raton, Florida 33432

ITEMS OF BUSINESS

(1)    The election of two Class B directors to serve through the 2015 Annual Meeting of Stockholders;

(2)    An advisory resolution relating to executive compensation;

(3)    Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2013; and

(4)    Any other business that may properly come before the meeting.

RECORD DATE	In order to vote, you must have been a stockholder at the close of business on September 21, 2012.

PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. You also have the option of voting your shares on the Internet or by telephone. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 8, 2012: The Notice of Annual Meeting, Proxy Statement and 2012 Annual Report to Stockholders are available at http://www.dfcglobalcorp.com/ir.

By order of the Board of Directors

Roy W. Hibberd

Senior Vice President,

General Counsel and Secretary

i

DFC GLOBAL CORP.

1436 LANCASTER AVENUE, SUITE 300

BERWYN, PA 19312

(610) 296-3400

PROXY STATEMENT

DATED OCTOBER 8, 2012

FOR THE ANNUAL MEETING OF STOCKHOLDERS

to be held on November 8, 2012

We are providing these proxy materials to you in connection with our 2012 Annual Meeting of Stockholders, which we refer to in these proxy materials as the Annual Meeting. This proxy statement and the attached Annual Report on Form 10-K for our fiscal year ended June 30, 2012, which we refer to in these proxy materials as fiscal 2012, are being made available to our stockholders beginning on or about October 8, 2012. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

Our board of directors is soliciting your vote at the 2012 Annual Meeting of Stockholders.

What is the purpose of the Annual Meeting?

You will be voting on:

•	the election of two Class B directors to serve through the 2015 Annual Meeting of Stockholders;

•	an advisory resolution relating to executive compensation;

•	ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2013; and

•	any other business that may properly come before the meeting.

What is the board of directors’ recommendations?

Our board of directors recommends a vote:

•	for the election of each of David Jessick and Michael Kooper to serve as directors through the 2015 Annual Meeting of Stockholders;

•	for approval, on an advisory basis, of the compensation for our named executive officers;

•	for the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ended June 30, 2013; and

•	for or against other matters that come before the Annual Meeting, as the proxy holders deem to be advisable.

Who is entitled to vote at the Annual Meeting?

Our board of directors has set September 21, 2012 as the record date for the Annual Meeting, which we refer to in these proxy materials as the record date. All stockholders who owned our common stock at the close of business on September 21, 2012 may vote at the Annual Meeting, either in person or by proxy.

How many votes do I have?

You have one vote for each share of our common stock that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered to be the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name,” and this proxy statement and the accompanying materials are being forwarded to you by your broker, bank or nominee, which is considered to be the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy, executed in your favor, from the holder of record of such shares.

How many votes can be cast by all stockholders?

Each share of our common stock is entitled to one vote. There is no cumulative voting. As of the record date, there were 43,273,834 shares of common stock outstanding and entitled to vote.

How many votes must be present to hold the Annual Meeting?

A majority of the outstanding shares of our common stock as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares will be counted as being present at the Annual Meeting if either you are present and vote in person at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf and such proxy card indicates a vote on at least one matter to be considered at the Annual Meeting. Both abstentions and “broker non-votes” (under certain circumstances described below) are counted as present for the purpose of determining the presence of a quorum.

What if I don’t vote for some of the items listed on my proxy card or voting instruction card?

If you return your signed proxy card in the enclosed envelope but do not mark selections, your shares will be voted in accordance with the recommendations of our board of directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares in street name through a broker and do not give voting instructions to the broker, the broker will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters, including the uncontested election of directors. As a result, if you are a beneficial owner and hold your shares in street name, but do not give your broker or other nominee instructions on how to vote your shares with respect to the election of directors, no votes will be cast on your behalf.

If you do not provide voting instructions to your broker, and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Proxy cards that reflect a broker non-vote with respect to at least one proposal to be considered at the Annual Meeting (so long as they do not apply to all proposals to be considered) will be considered to be represented for purposes of determining a quorum but generally will not be considered to be entitled to vote with respect to that proposal. Broker non-votes are not counted in the tabulation of the voting results with respect to proposals that require a plurality of the votes cast or proposals that require a majority of the votes cast. With respect to a proposal that requires a majority of the outstanding shares (of which there are presently none for this Annual Meeting), a broker non-vote has the same effect as a vote against the proposal.

What is the vote required to pass each proposal to be presented at the Annual Meeting?

Proposal			Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1	—	Election of Directors	Plurality of Votes Cast	No
Proposal No. 2	—	Advisory Vote Related to Executive Compensation	Majority of Votes Cast	No
Proposal No. 3	—	Ratification of Selection of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes

With respect to Proposal No. 1, you may vote “For” both nominees, “Withhold” your vote as to both nominees, or vote “For” one nominee and “Withhold” your vote for the other nominee. The two nominees receiving the most “For” votes will be elected. A properly executed proxy marked “Withhold” with respect to the election of either or both directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than two nominees for director, and stockholders may not cumulate votes in the election of directors.

With respect to Proposals Nos. 2 and 3, you may vote “For”, “Against” or “Abstain”. If you “Abstain” from voting on either of these Proposals, the abstention will have the same effect as an “Against” vote.

Can I change or revoke my vote after I return my proxy card or voting instruction card?

Yes. Even if you sign the proxy card or voting instruction card in the form accompanying this proxy statement, vote by telephone or vote on the Internet, you retain the power to revoke your proxy or change your vote. If you are a stockholder of record, you can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our Secretary, DFC Global Corp., 1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania 19312, specifying such revocation. You may also change your vote by timely delivery of a later-dated vote by telephone or on the Internet, or by voting by ballot at the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you can revoke your proxy by contacting the broker, bank or other nominee and submitting a later dated voting instruction card.

Who can attend the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Each stockholder may also bring one guest to the Annual Meeting, space permitting. Only stockholders of record will be entitled to speak at the Annual Meeting.

What do I need to attend the Annual Meeting and when should I arrive?

In order to be admitted to the Annual Meeting, a stockholder must present an admission ticket or proof of ownership of our common stock on the record date.

An admission ticket is provided on the back cover page of your proxy statement. If you plan to attend the Annual Meeting, please keep this ticket and bring it with you to the Annual Meeting. If a stockholder does not bring an admission ticket, proof of ownership of our common stock on the record date will be needed to be admitted. If your shares are held in the name of a bank, broker or other holder of record, a brokerage statement or letter from the bank or broker is an example of proof of ownership.

Any holder of a proxy from a stockholder must present the proxy card, properly executed, and an admission ticket to be admitted. Stockholders and proxy holders must also present a form of government-issued photo identification such as a passport or driver’s license.

Admission to the Annual Meeting will begin at 8:00 a.m., Eastern Standard Time on November 8, 2012. Seating will be limited. In order to ensure that you are seated by the commencement of the Annual Meeting at 8:30 a.m., we recommend that you arrive early.

The Annual Meeting will be held at The Boca Raton Bridge Hotel located at 999 East Camino Real, Boca Raton, Florida 33432. When you arrive, signs will direct you to the appropriate meeting room. Please note that due to security reasons, all bags will be subject to search. We will be unable to admit anyone who does not comply with these security procedures. Cameras and other recording devices will not be permitted in the meeting room.

Who pays for the proxy solicitation and how will we solicit votes?

We will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or e-mail. They will not be paid any additional compensation for such solicitation. We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

How can I access DFG Global Corp.’s proxy materials and annual report electronically?

This proxy statement and our 2012 Annual Report are available on our website at http://www.dfcglobalcorp.com/ir.

Is a list of stockholders available?

A list of stockholders of record entitled to vote at the Annual Meeting will be available for review by stockholders at the Annual Meeting. The list will also be available for ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting, during normal business hours, at our principal executive offices at DFC Global Corp., 1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania 19312.

How do I find out the voting results?

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published in a Current Report on Form 8-K which we will file with the SEC within 4 business days following the Annual Meeting. After that Form 8-K has been filed, you may obtain a copy by visiting our website, by contacting our Investor Relations by writing to Investor Relations, DFC Global Corp., 1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania 19312 or by sending an email to investor@dfg.com.

What is the address of DFC Global Corp.’s principal executive offices?

Our principal executive offices are located at 1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania 19312.

HOW DO I VOTE?

Your vote is important. You may vote by telephone, on the Internet, by mail or by attending the Annual Meeting and voting by ballot, all as described below. For our stockholders of record, telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Standard Time, on November 7, 2012.

Vote by Telephone

•

If you are a stockholder of record, you can vote your shares by calling the toll-free telephone number on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

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If your shares are held in the name of a broker, bank or other nominee, you may vote your shares over the telephone by following the telephone voting instructions, if any, provided on the voting instruction card you receive from such broker, bank or other nominee.

Vote on the Internet

•

If you are a stockholder of record, you can vote your shares over the Internet by following the instructions on your proxy card. As with telephone voting, you can confirm that your instructions have been properly recorded.

•

If your shares are held in the name of a broker, bank or other nominee, you may vote your shares over the Internet by following the voting instructions, if any, provided on the voting instruction card you receive from such broker, bank or other nominee.

•

If you vote on the Internet, please note that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies for which you will be responsible.

Vote by Mail

•	If you are a stockholder of record, you can vote your shares by mail simply by marking your proxy card, dating and signing it, and returning it in the postage-paid envelope provided.

•

If your shares are held in the name of a broker, bank or other nominee, you may vote your shares by mail by following the voting instructions, if any, provided on the voting instruction card you receive from such broker, bank or other nominee.

Voting at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the meeting and vote in person. However, if your shares are held in the name of a broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record of your shares to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record of your shares.

Those shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy card will be voted as recommended by our board of directors.

BOARD OF DIRECTORS

Our board of directors is composed of six directors. Our bylaws provide for a classified board of directors, consisting of three classes of directors (Class A, Class B and Class C), with each class serving a staggered three-year term. As a result, only a portion of our board of directors is elected each year. The two director nominees identified below are nominated for election by our stockholders at the Annual Meeting as Class B directors, each to hold office for a three-year term expiring in 2015 or until his successor is duly elected and qualified.

Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast for each of David Jessick and Michael Kooper. If, for any reason, either nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate or our board of directors may reduce the number of directors. Our board of directors, however, has no reason to believe that either of the nominees will be unable or unwilling to be a candidate for election at the time of the Annual Meeting.

The following biographical information is furnished as to each nominee for election as a director and each of our current directors:

Proposed Nominees for Election as Class B Directors for a Three-Year Term Continuing Until the 2015 Annual Meeting of Stockholders

David Jessick, 59, has served as a director since 2005. Self-employed since 2005, Mr. Jessick served as a consultant to the Chief Executive and Senior Financial staff at Rite Aid Corporation, a drugstore chain, from July 2002 to February 2005. Mr. Jessick served as Rite Aid’s Senior Executive Vice President and Chief Administrative Officer from December 1999 to June 2002. Prior to that, from February 1997 to June 1999, Mr. Jessick was the Chief Financial Officer and Executive Vice President of Finance and Investor Relations for Fred Meyer, Inc., a retail food chain. From 1979 to 1996, he held various roles of increasing responsibility at Thrifty PayLess Holdings, Inc., a pharmacy holding company, including Executive Vice President and Chief Financial Officer from 1993 to 1996. Mr. Jessick began his career as a Certified Public Accountant for Peat, Marwick, Mitchell & Co., an accounting firm. He currently serves on the board of directors of Big 5 Sporting Goods Corporation (audit committee chair, nominating committee member and compensation committee member) and Rite Aid Corporation (audit committee chair). From 2005 to 2007, Mr. Jessick served as the chairman of the board of directors of Pathmark Stores, Inc., from 2005 to 2008, Mr. Jessick served as a member of the board of directors of Pinnacle Foods Group, Inc., and from 2005 to 2009, Mr. Jessick served as a member of the board of directors of Source Interlink Companies, Inc. We believe that Mr. Jessick is qualified to serve on our board of directors because of his extensive accounting and financial experience, his current and prior service on the board of directors of other publicly and privately held companies, including membership on multiple audit committees, and his management and operational experience, including his more than 30 years’ experience as a corporate executive and chief financial officer of publicly traded companies in the retail sector.

Michael Kooper, 77, has served as a director since 2008. Since November 2004, Mr. Kooper has been the Area Chairman of Gallagher Benefit Services, Inc., a benefits consulting firm. From December 1998 until November 2004, Mr. Kooper was the President of The Kooper Group, a benefits consulting firm. We believe that Mr. Kooper is qualified to serve on our board of directors because of his extensive management and strategic experience, including his experience in the employee benefits area.

Class C Members of the Board of Directors Continuing in Office for a Term Expiring at the 2013 Annual Meeting

Clive Kahn, 55, has served as a director since 2007. Mr. Kahn, a chartered accountant, has served since August 2007 as the Chief Executive Officer of Cardsave Group, Ltd., a provider of point of sale terminals and credit card processing facilities. Prior to that, Mr. Kahn was the Chief Executive Officer of Travelex Limited, a provider of foreign exchange and international payment services. Prior to becoming Chief Executive Officer, Mr. Kahn was the Chief Financial Officer of Travelex. Mr. Kahn was employed by Travelex for 21 years. Prior to his employment with Travelex, Mr. Kahn practiced as a chartered accountant with the firm of BDO Stoy Hayward, an audit, accounting and business services firm. We believe that Mr. Kahn is qualified to serve on our board of directors because of his extensive management and operational experience, including his experience in the foreign exchange and financial services industries, as well as his financial and accounting experience.

John Gavin, 56, has served as a director since 2007. Presently, Mr. Gavin is serving as an Operating Partner with LLR Partners, a growth-oriented private equity firm with $1.3 billion under management. Mr. Gavin previously served as the Vice Chairman, and was the Chief Executive Officer and President of DBM (Drake, Beam, Morin), an international career management and transitions management firm. Before joining DBM in 2006, Mr. Gavin was President and Chief Operating Officer of Right Management Consultants, a global provider of integrated consulting solutions across the employment lifecycle. Mr. Gavin originally joined Right Management as Executive Vice President of Business Development in 1996. Prior to joining Right Management, Mr. Gavin was a partner at Andersen Worldwide, an international management and systems consulting firm. Mr. Gavin also previously served as a director of Interline Brands, Inc., a distributor of maintenance, repair and operating products, and CSS Industries, Inc., a consumer products company. From 2000 to 2005, Mr. Gavin was a director of Opinion Research Corporation, a global marketing research firm. We believe that Mr. Gavin is qualified to serve on our board of directors because of his extensive management and operational experience, his current and prior service on the board of directors of other publicly and privately held companies and his financial and accounting experience, including his experience as a certified public accountant with a nationally recognized public accounting firm and his service on the audit committees of other publicly held companies.

Class A Members of the Board of Directors Continuing in Office for a Term Expiring at the 2014 Annual Meeting

Jeffrey A. Weiss, 69, has served as our Chairman and Chief Executive Officer since an affiliate of Bear Stearns & Co. Inc., an investment banking firm, acquired us in 1990. Until 1992, Mr. Weiss was also a Managing Director at Bear Stearns & Co. with primary responsibility for that firm’s investments in small to mid-sized companies, in addition to serving as chairman and chief executive officer for several of these companies. We believe that Mr. Weiss is qualified to serve on our board of directors because of his extensive operational experience with us and his knowledge of our industry.

Ronald McLaughlin, 61, has served as a director since 2008. Mr. McLaughlin founded Chapman Inc., a consulting firm, in 2000 and since that time has worked with a variety of clients, directly and through Chapman Inc. or a partnership with McLaughlin-Moses, a consulting firm, on a diverse array of mandates, including raising investment capital, strategic government relations and developing strategic alternatives for businesses that would benefit from effective partnering with the Canadian government. From 1997 to 2000, Mr. McLaughlin was the Chief of Staff for the Premier of the Province of Ontario. He also previously served on the board of directors of Pro-Demnity Insurance Company. We believe that Mr. McLaughlin is qualified to serve on our board of directors because of his extensive management and operational experience and his understanding of matters relating to the Canadian marketplace.

PRACTICES AND STRUCTURE

OF THE BOARD OF DIRECTORS

Meetings of Our Board of Directors

Our business, property and affairs are managed under the direction of our board of directors. Members of our board of directors are kept informed of our business through discussions with our Chairman and Chief Executive Officer, our President, our Executive Vice President and Chief Financial Officer, and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of our board of directors and its committees.

Our board of directors met eight times during fiscal 2012. Each incumbent director attended at least 75% of the aggregate meetings of our board during fiscal 2012 that were held following his election and of the meetings held by all committees on which he served.

Director Attendance at the Annual Meeting

It is our policy that all of our board members attend annual meetings of stockholders, except where the failure to attend is due to unavoidable circumstances or conflicts. All of our directors attended our 2011 annual meeting of stockholders.

Communications with Our Board of Directors

Our board of directors recommends that stockholders deliver any communications with our board in writing by sending them in care of our Secretary. Stockholders may send such communications by email to Roy W. Hibberd, our Senior Vice President, General Counsel and Secretary, at roy.hibberd@dfg.com, or by mail to Secretary, DFC Global Corp., 1436 Lancaster Avenue, Suite 300, Berwyn, PA 19312. The name(s) of any specific intended board recipient(s) should be noted in the communication.

Director Independence

No director is deemed to be independent unless our board of directors affirmatively determines that the director has no material relationship with us, directly or as an officer, stockholder or partner of an organization that has a material relationship with us and, in doing so, our board of directors considers information regarding the relationships between each director and his family, on the one hand, and us, on the other. In assessing director independence, our board of directors considers all commercial, charitable or other business relationships that any director may have with us and our affiliates, including those reported under “Certain Relationships and Related Transactions” below. The “independence” definition of the Nasdaq Global Select Market, which we refer to as Nasdaq, includes a series of objective tests, such as that the director is not an employee of ours and has not engaged in various types of business dealings with us. In addition, as further required by Nasdaq listing requirements, our board of directors has made a subjective determination with respect to each independent director that no relationships exist which, in the opinion of our board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management. As a result of its review, our board of directors affirmatively determined that all of our directors (other than Mr. Weiss) are independent of us and our management under Nasdaq’s “independence” definition and that the audit committee, corporate governance and nominating committee and human resources and compensation committee are comprised exclusively of independent directors under applicable Nasdaq rules. Mr. Weiss is not considered to be independent because of his employment as one of our executives. Our board of directors has determined that the directors who serve as members of the audit committee are also “independent” for purposes of Section 10(A)(3) of the Securities Exchange Act of 1934, as amended.

Committees of our Board of Directors

Our board of directors maintains standing audit, corporate governance and nominating and human resources and compensation committees, each of which is described below.

Audit Committee

The audit committee assists our board of directors in overseeing:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the independence and qualifications of our independent registered public accounting firm; and

•	the performance of our internal audit function and independent registered public accounting firm.

The audit committee’s charter was adopted by our board of directors in February 2005, and was amended most recently in April 2005. A current copy of the audit committee charter is available on our website at http://www.dfg.com/corporategovernance.asp.

Our Code of Business Conduct and Ethics includes information regarding procedures established by the audit committee for the submission of complaints about our accounting or auditing matters. Our Code of Business Conduct and Ethics is applicable to our executives, employees and directors, and reflects and reinforces our commitment to integrity in the conduct of our business. Amendments to our Code of Business Conduct and Ethics and any grant of a waiver from a provision of our Code of Business Conduct and Ethics requiring disclosure under applicable Securities and Exchange Commission rules will be disclosed on our website, http://www.dfcglobalcorp.com. A copy of our Code of Business Conduct and Ethics is available at http://www.dfg.com/ethics.asp. A copy of our Code of Business Conduct and Ethics may also be obtained upon request by writing to Secretary, DFC Global Corp., 1436 Lancaster Avenue, Suite 300, Berwyn, PA 19312.

The audit committee currently consists of Messrs. Jessick (Chairman), Gavin and Kahn, each of whom is independent within the meaning of the Securities and Exchange Commission regulations and the listing requirements of Nasdaq. The audit committee met eight times during fiscal 2012.

Each member of the audit committee is financially literate, knowledgeable and qualified to review financial statements. Our board of directors has determined that Mr. Jessick is qualified as an “audit committee financial expert” within the meaning of Securities and Exchange Commission regulations. Our board of directors reached its conclusion as to the qualifications of Mr. Jessick based on his education and experience in analyzing financial statements of a variety of companies, most notably as the Chief Financial Officer and Executive Vice President of Finance and Investor Relations for Fred Meyer, Inc. from February 1997 to June 1999 and as the Executive Vice President and Chief Financial Officer at Thrifty Payless Holdings, Inc. from 1993 to 1996. He is currently also a director of Rite Aid Corporation, where he serves as the audit committee chairman, and Big 5 Sporting Goods Corporation, where he serves as the audit committee chairman and a nominating committee and compensation committee member. Consistent with Nasdaq listing requirements, our board of directors has determined that Mr. Jessick’s concurrent service on these boards and committees does not impair his ability to effectively serve on the audit committee.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee is responsible for:

•	identifying individuals qualified to become board members and recommending to our board of directors the nominees for election to our board;

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leading our board of directors in its annual review of our board’s performance, and making recommendations to our board of directors regarding board organization, membership, function and effectiveness, as well as committee structure, membership, function and effectiveness; and

•	recommending to our board of directors nominees for each committee of our board.

The corporate governance and nominating committee amended its charter on September 24, 2008. A current copy of the amended and restated corporate governance and nominating committee charter is available on our website at http://www.dfg.com/corporategovernance.asp. The corporate governance and nominating committee met one time during fiscal 2012.

The corporate governance and nominating committee currently consists of Messrs. Gavin (Chairman), Kahn, Kooper, Jessick and McLaughlin, each of whom is independent within the meaning of Nasdaq listing requirements and the charter of the corporate governance and nominating committee.

Human Resources and Compensation Committee

The human resources and compensation committee is authorized to determine compensation for our senior executives and non-employee directors. The human resources and compensation committee met ten times during fiscal 2012. The human resources and compensation committee amended its charter on September 24, 2008. A current copy of the amended and restated human resources and compensation committee charter is available on our website at http://www.dfg.com/corporategovernance.asp.

The human resources and compensation committee currently consists of Messrs. McLaughlin (Chairman) and Kooper, each of whom is independent within the meaning of Nasdaq listing requirements, a “nonemployee director” within the meaning of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

See “Executive Officer and Executive Compensation — Compensation Discussion and Analysis”, “— Report of the Compensation Committee” and “— Human Resources and Compensation Committee Processes and Procedures” below for more information regarding the human resources and compensation committee.

Board Leadership Structure

Our board of directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of our board of directors, as our board of directors believes it is in our best interests to make that determination based on the position and direction of the Company and the membership of our board of directors. Our board of directors has determined that having our Chief Executive Officer serve as Chairman of our board of directors is in the best interest of the our stockholders at this time. This structure makes the best use of our Chief Executive Officer’s extensive knowledge of us and our industry, as well as fostering greater communication between our management and our board of directors. Our board of directors has not appointed a lead independent director. The non-management members of our board of directors, however, meet periodically, and no less than twice per fiscal year, in executive session to discuss the effectiveness of our management, the quality of our board of directors meetings and any other issues or concerns.

Director Nominations

In making its recommendations as to nominees for election to our board of directors, the corporate governance and nominating committee may consider, in its sole judgment, recommendations of our Chief Executive Officer, other directors, senior executives, stockholders and third parties. The corporate governance and nominating committee may also retain third-party search firms to identify potential nominees.

Stockholders desiring to recommend nominees should submit their recommendations in writing to Secretary, DFC Global Corp., 1436 Lancaster Avenue, Suite 300, Berwyn, PA 19312. Recommendations for nominees for director for the 2013 annual meeting of stockholders must be received by June 10, 2013 to be eligible to be included in the proxy statement for that meeting. Recommendations from stockholders should include pertinent information concerning the proposed nominee’s background and experience. The corporate governance and nominating committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the size and duration of the interest of the recommending stockholder or stockholder group in our capital stock. The corporate governance and nominating committee may also consider the extent to which the recommending stockholder intends to continue holding its interest in our capital stock, including, in the case of nominees recommended for election at an annual meeting of stockholders, whether the recommending stockholder intends to continue holding its interest at least through the time of such annual meeting.

Based on the information provided to the corporate governance and nominating committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the corporate governance and nominating committee may conduct interviews, obtain additional background information and conduct reference checks of potential nominees. The corporate governance and nominating committee may also ask potential nominees to meet with management and other members of our board of directors. After completing this evaluation process, the corporate governance and nominating committee makes a recommendation to the full board of directors, which makes the final determination whether to nominate the candidate as a director.

In evaluating a candidate, our board of directors, with the assistance of the corporate governance and nominating committee, takes into account a variety of factors as it deems appropriate, including the following:

•	the nominee’s understanding of our business and the industries in which we operate in general;

•	the nominee’s ability to regularly attend meetings of our board of directors and of any committees on which the director would serve;

•	the nominee’s ability to review in a timely manner and understand materials circulated to our board of directors regarding us or our industry;

•	the nominee’s ability to participate in meetings and decision making processes in an objective and constructive manner; and

•	the nominee’s ability to be reasonably available, upon request, to advise our officers and management.

The corporate governance and nominating committee also considers such other factors as it deems appropriate, including a nominee’s integrity, experience, achievements, judgment, intelligence, personal character and capacity to make independent analytical inquiries, ability and willingness to devote adequate time to board duties, and the likelihood that he or she will be able to serve on our board for a sustained period. The corporate governance and nominating committee also considers factors such as global experience, experience as a director of a public company and knowledge of relevant industries. Although neither the corporate governance and nominating committee nor our board of directors has a specific policy with regard to the consideration of diversity in identifying director nominees, the corporate governance and nominating committee gives due consideration to our board’s overall balance of diversity of perspectives, backgrounds and experiences when selecting individuals for nomination for election to our board of directors.

Risk Oversight

Our board of directors assumes an active role, as a whole and also at the committee level, in overseeing management of our risks. Our board of directors regularly receives reports from senior management on areas of material risk to us, including our credit, liquidity, operational and legal and regulatory risks. Pursuant to its charter, the audit committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, and it also meets periodically with management to discuss risk assessment and risk management. In addition, the human resources and compensation committee oversees the management of risks relating to our executive and non-executive compensation plans and arrangements, and the nominating and corporate governance committee manages risks associated with the independence of our board of directors and potential conflicts of interest. Although each committee oversees certain risks and the management of such risks, our entire board of directors is regularly informed through committee reports about such risks.

Ethics Hotline

We encourage our employees to raise possible ethical issues which they believe may exist within our Company. We maintain an ethics hotline that is available 24 hours a day, seven days a week, and which is centrally answered by an independent, third-party service. Callers may remain anonymous and, to further protect the caller’s anonymity, the telephone compliance hotline staff does not identify the gender of the caller, tape record the call or use “caller ID” or other methods to identify the telephone number of the caller. We prohibit retaliatory action against any individual for raising possible ethical issues, and employees at all levels are prohibited from retribution against anyone for reporting or supplying information about an ethical concern.

Director Compensation

Compensation for Fiscal 2012

The following table sets forth compensation paid to our non-employee directors during the year ended June 30, 2012:

Name	Fees Earned or Paid in Cash	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
David Jessick	$84,500	$92,865	$92,865	—	—	—	$270,230
Kenneth Schwenke(1)	$45,250	$34,688	$34,688	—	—	—	$114,626
John Gavin	$76,000	$92,865	$92,865	—	—	—	$261,730
Clive Kahn	$30,240	$138,125	$92,865	—	—	—	$261,230
Michael Kooper	$74,000	$92,865	$92,865	—	—	—	$259,730
Ronald McLaughlin	$80,750	$92,865	$92,865	—	—	—	$266,480

(1)	Mr. Schwenke resigned from the board of directors on November 10, 2011. Mr. Schwenke was subsequently appointed to serve as our President on November 14, 2011. Compensation paid to Mr. Schwenke with respect to his employment as our President on and after November 14, 2011 is reflected elsewhere in this proxy statement in the “2012 Summary Compensation Table”.

(2)	The amounts shown in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards pursuant to our equity compensation plans and therefore include amounts from awards granted in and prior to fiscal 2012. The valuation assumptions for our stock options are described in Note 4 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2012. On November 10, 2011, each of Messrs. Gavin, Jessick, Kahn, Kooper and McLaughlin received an option to purchase 10,258 shares of our common stock with a grant date fair value of $93,083 and restricted stock units to purchase 4,846 shares of our common stock with a grant date fair value of $93,083. During fiscal 2012, Mr. Kahn also elected to receive 2,366 restricted stock units with an aggregate grant date fair value of $45,260 as payment of the same amount of fees otherwise due to him. As of June 30, 2012, Mr. Jessick held options to purchase an aggregate of 96,348 shares of common stock and 35,828 restricted stock units, Mr. Gavin held options to purchase an aggregate of 85,098 shares of common stock and 35,828 restricted stock units, Mr. Kahn held options to purchase an aggregate of 85,098 shares of common stock and 48,179 restricted stock units, Mr. Kooper held options to purchase an aggregate of 73,646 shares of common stock and 35,723 restricted stock units, and Mr. McLaughlin held options to purchase an aggregate of 73,646 shares of common stock and 35,723 restricted stock units.

Compensation of Independent Directors

Our independent directors are eligible to receive the following annual compensation:

•	Annual retainer of $40,000;

•	Annual retainer for members of the audit committee of $5,000;

•	Annual retainer for members of the human resources and compensation committee of $3,000;

•	Annual retainer for members of the corporate governance and nominating committee of $3,000;

•	Annual retainer for chairman of the audit committee of $10,500;

•	Annual retainer for chairman of the human resources and compensation committee of $7,500;

•	Annual retainer for chairman of the corporate governance and nominating committee of $6,500;

•	Board meeting attendance fee of $2,000 per meeting attended; and

•	Committee meeting attendance fee of $1,500 per meeting attended.

In addition, at the first board meeting after each annual meeting of stockholders, the then-current non-employee members of our board of directors are entitled to receive a grant of restricted stock units as well as options to purchase shares of our common stock. These awards vest on the earliest of (a) the date of the next annual meeting of stockholders, (b) the first anniversary of the grant, (c) the death of the recipient, or (d) our change in control. The aggregate annual award to each non-employee board member is made in an amount, calculated in accordance with generally accepted accounting principles, equal to two-times the average annual cash compensation for the non-employee members who served on our board of directors for the entire prior fiscal year, with one-half of such value represented as an option grant to purchase shares of our common stock and one-half of such value represented as restricted stock units. If a board member joins our board of directors after a grant date, such director will receive a prorated award on the date of joining our board.

The shares of our common stock purchased on exercise of the options issued to non-employee directors cannot be sold until the earlier of (a) our change in control, or (b) the 91st day after the recipient ceases to serve on our board of directors, except to the extent necessary to generate funds to pay taxes incurred upon exercise of options. Shares of our common stock underlying restricted stock units granted to our non-employee directors will be delivered upon the first to occur of (a) our change in control, or (b) the earlier of (i) the 91st day after the recipient ceases to serve on the board or (ii) the 15th day of the third month following the calendar year in which the recipient ceases to serve on the board or in any employment or consulting role with us, except to the extent (subject to compliance with Section 409A of the Internal Revenue Code) necessary to generate funds to pay taxes incurred with regard to the units.

At the election of a non-employee member of our board of directors, such member’s board retainer and meeting fees will be paid in vested restricted stock units (subject to the delivery rules set forth in the paragraph above) rather than in cash. The election to receive board retainer and meeting fees in vested restricted stock units must be made by the non-employee director prior to December 31st of the calendar year preceding the fiscal year in which such fees are earned.

In addition, Messrs. Gavin, Jessick, Kooper and McLaughlin participate in our health benefit program with the full cost paid by us.

SECURITIES OWNERSHIP

The following table sets forth information as of September 21, 2012 regarding the beneficial ownership of our common stock by each director, by each executive officer named in the “2012 Summary Compensation Table” appearing elsewhere in this proxy statement, by all directors and executive officers as a group, and by each person known to us to be the beneficial owner of more than 5% of our outstanding common stock. Except as indicated below, to our knowledge, all of such common stock is owned directly, and the indicated person has sole voting and investment power.

We have calculated beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Shares of our common stock subject to options currently exercisable or exercisable within 60 days of September 21, 2012 are deemed to be outstanding for calculating the percentage of outstanding shares of the person holding those options, but are not deemed outstanding for calculating the percentage of any other person. As of September 21, 2012, there were a total of 43,273,834 shares of our common stock issued and outstanding. Unless otherwise indicated below in the footnotes to the table, the address of each officer and director is c/o DFC Global Corp., 1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania 19312.

Name and Address of Beneficial Owner:	Amount of Beneficial Ownership		Percent of Class
Directors:
Jeffrey A. Weiss	1,155,165	(1)	2.62%
John Gavin	120,926	(2)	*
Clive Kahn	133,277	(3)	*
Michael Kooper	109,369	(4)	*
David Jessick	132,176	(5)	*
Ronald McLaughlin	109,369	(6)	*
Other Named Executive Officers:
Michael Coury	35,741	(7)	*
Norman Miller	371,689	(8)	*
Kenneth Schwenke	71,939	(9)
Randy Underwood	306,351	(10)	*
5% Stockholders:
Wellington Management Company, LLP	4,748,325	(11)	10.97%
BlackRock, Inc.	4,471,116	(12)	10.33%
Alydar Capital, LLC	4,270,000	(13)	9.87%
FMR, LLC	3,110,330	(14)	7.12%
Wasatch Advisors, Inc	2,243,637	(15)	5.18%
All directors and executive officers as a group (15 persons)	2,898,304	(16)	6.38%

*	Less than 1%

(1)	Includes (i) 15,217 fully vested but undistributed restricted stock units, (ii) fully vested options to purchase 790,458 shares of common stock, (iii) 15,950 restricted shares of common stock and (iv) options to purchase 28,688 shares of common stock and 27,004 restricted stock units which are exercisable within 60 days of September 21, 2012.

(2)	Includes (i) 30,982 fully vested but undistributed restricted stock units, (ii) fully vested options to purchase 74,840 shares of common stock and (iii) options to purchase 10,258 shares of common stock and 4,846 restricted stock units which are exercisable within 60 days of September 21, 2012.

(3)	Includes (i) 43,333 fully vested but undistributed restricted stock units, (ii) fully vested options to purchase 74,840 shares of common stock and (iii) options to purchase 10,258 shares of common stock and 4,846 restricted stock units which are exercisable within 60 days of September 21, 2012.

(4)	Includes (i) 30,877 fully vested but undistributed restricted stock units, (ii) fully vested options to purchase 63,388 shares of common stock and (iii) options to purchase 10,258 shares of common stock and 4,846 restricted stock units which are exercisable within 60 days of September 21, 2012.

(5)	Includes (i) 30,982 fully vested but undistributed restricted stock units, (ii) fully vested options to purchase 86,090 and (iii) options to purchase 10,258 shares of common stock and 4,846 restricted stock units which are exercisable within 60 days of September 21, 2012.

(6)	Includes (i) 30,877 fully vested but undistributed restricted stock units, (ii) fully vested options to purchase 63,388 shares of common stock and (iii) options to purchase 10,258 shares of common stock and 4,846 restricted stock units which are exercisable within 60 days of September 21, 2012.

(7)	Includes (i) fully vested options to purchase 16,299 shares of common stock and (ii) options to purchase 1,942 shares of common stock and 1,916 restricted stock units which are exercisable within 60 days of September 21, 2012.

(8)	Includes (i) fully vested options to purchase 239,409 shares of common stock and (ii) options to purchase 6,639 shares of common stock and 4,298 restricted stock units which are exercisable within 60 days of September 21, 2012.

(9)	Includes (i) 33,621 fully vested but undistributed restricted stock units, (ii) fully vested options to purchase 12,585 shares of common stock and (iii) options to purchase 4,327 shares of common stock and 2,804 restricted stock units which are exercisable within 60 days of September 21, 2012.

(10)	Includes (i) fully vested options to purchase 179,409 shares of common stock and (ii) options to purchase 6,639 shares of common stock and 4,298 restricted stock units which are exercisable within 60 days of September 21, 2012.

(11)	Information based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2012 by Wellington Management Company, LLP, a registered investment advisor, a Massachusetts limited liability partnership with its principal place of business located at 280 Congress Street, Boston, MA 02210.

(12)

Information based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 16, 2012 by BlackRock, Inc. BlackRock, Inc., a parent holding company, holds or shares on its behalf of: BlackRock Japan Co. Ltd; BlackRock Asset Management Australia Limited; BlackRock Capital Management, Inc.; BlackRock Fund Advisors; BlackRock Advisors LLC; BlackRock Institutional Trust Company, N.A.; BlackRock Investment Management, LLC; BlackRock Asset Management Canada Limited. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(13)

Information based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2012 by Alydar Partners, LLC. John A. Murphy, an individual, is Manager of Alydar Capital, LLC and Alydar Partners, LLC, both Delaware limited liability companies. Alydar Capital, LLC is the general partner of Alysheba Fund, L.P. and Alysheba QP Fund, L.P. Alydar Partners, LLC is the investment manager of Alysheba Fund L.P., Alysheba QP Fund, L.P. and Alysheba Fund Limited. John A. Murphy disclaims beneficial ownership of the securities. The address of Alydar Capital, LLC is 222 Berkeley Street, 17th Floor, Boston, MA, 02116.

(14)	Information based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2012 by FMR LLC. The principal business address of FMR LLC is 82 Devonshire Street, Boston, MA 02109.

(15)	Information based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2012 by Wasatch Advisors, Inc., a registered investment advisor, with a principal place of business at 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(16)	Includes fully vested but undistributed restricted stock units of 215,889, fully vested options of 1,807,010 and options to purchase 99,525 shares of common stock and 64,550 restricted stock units which are exercisable within 60 days of September 21, 2012 and 15,950 restricted shares of common stock.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

The following are biographical summaries of our executive officers, except for Mr. Weiss, whose biography is included under the heading “Board of Directors.”

Kenneth Schwenke, 59, has served as our President since November 14, 2011, and prior to that he served as a member of our board of directors from 2006 through November 10, 2011. Prior to his employment with us, Mr. Schwenke was a managing partner of Gravitas LLC, a consulting and executive search firm that he founded in 2007. In 2001, Mr. Schwenke started and managed the Off-Campus Dining Network, which was sold to Sodexo, Inc. in 2006. Prior to that, Mr. Schwenke held a series of positions, including roles as a senior human resources executive for companies including PepsiCo, a food and beverage company, Honeywell, a technology and manufacturing company, and Aramark, a provider of managed services to business, educational, healthcare, governmental and other institutions. Mr. Schwenke left Aramark as its Senior Vice President of Human Resources in 2001. Mr. Schwenke graduated from Syracuse University and served as an officer in the U.S. Marine Corps. He earned an MBA degree from Duke University in 1986. Mr. Schwenke serves on the boards of four privately held companies and as a Trustee of the Haverford School.

Randy Underwood, 62, has served as our Executive Vice President, Chief Financial Officer and Assistant Secretary since 2004. Previously, Mr. Underwood served for three years as Senior Vice President, Global Finance and Administration and Chief Financial Officer for The Coleman Company, Inc., a global manufacturer and reseller of outdoor recreation products. Prior to his tenure at Coleman, Mr. Underwood held senior executive positions with Strategic Development Partners, Inc. from 1999 through 2001 and with Thorn EMI, plc, an international global music and retailing conglomerate, and the parent company of Rent-A-Center, Inc., an international operator of retail rent-to-own stores, including Senior Vice President and Chief Financial Officer of Global Operations and Division President, from 1988 through 1998. Earlier in his career, he practiced as a Certified Public Accountant with the firm of KPMG, an international public accounting firm.

Norman Miller, 51, has served as our Executive Vice President and Chief Operating Officer since 2007. Previously, Mr. Miller was employed by Aramark, Inc., a provider of managed services to business, educational, healthcare, governmental and other institutions, where he served from 2003 to 2006 as its Group President of Sports & Entertainment. He also served from 2002 to 2003 as Aramark’s President of Correctional Services. From 1992 to 1997, Mr. Miller was a Regional General Manager at Nestle, a food and beverage company. From 1989 to 1992, Mr. Miller was employed by Kraft General Foods, a food and beverage company, as a Regional Sales Manager. From 1988 to 1989, Mr. Miller was employed by PepsiCo as a Regional Operations Manager. Mr. Miller is a 1983 graduate of the United States Military Academy at West Point.

Michael Coury, 48, has served as our Chief Information Officer since 2010. Previously, Mr. Coury was employed with Capital One Financial Corporation, a bank and finance services company, from 1998 to 2010, where he held several positions, including Chief Information Officer, Mortgage Business; Vice President, Information Technology Risk Office; and Vice President of Global Integration. Before joining Capital One, Mr. Coury worked for Central Fidelity Banks, Inc. (now part of Wells Fargo), where he held positions of increasing responsibility during his tenure, rising from a Systems Analyst to Vice President of Investment Technology. Mr. Coury received his BS in Computer Information Systems from DeVry Institute of Technology and his MBA from Lynchburg College.

Roy W. Hibberd, 59, has served as our Senior Vice President and General Counsel since July 2005, and as our corporate Secretary since June 2008. Prior to joining us, Mr. Hibberd served as a Managing Director of Smooth Engine, Inc., a consulting company, and as a Managing Director of Millennium Services, a franchise and business consulting firm, from July 2002 to July 2005. From 2000 until 2002, he served as the General Counsel and Managing Director (US) for the United States operations of Virtual Internet, plc, a London based public company providing internet services, and from 1996 to 1999 as the Vice President and General Manager, The Americas, of the American Express Company.

William Athas, 50, has served as our Senior Vice President of Finance and Corporate Controller since January 2007, and was named as our Chief Accounting Officer in May 2011. Previously, he was our Vice President, Finance

and Corporate Controller. Prior to joining us in 2000, he was the divisional controller of Timet, a titanium metals company, from December 1998 until January 2000. Mr. Athas worked at Asarco, Inc., a non-ferrous metals company, from 1987 to 1998, where he was the assistant corporate controller. Mr. Athas is a graduate of Boston College and attained his Certified Public Accountant certification in 1989.

Melissa Soper, 46, has served as our Senior Vice President, Government Affairs and Administration, since July 2012. Previously, Ms. Soper served as our Senior Vice President of Corporate Administration from July 2007 through July 2012, our Vice President and General Manager, We the People Division, from July 2005 until July 2007, and our Vice President, Corporate Human Resources from October 1996 through July 2005, with overall responsibility for development of our global human resources department and for compliance with state and federal labor laws.

Compensation Discussion and Analysis

As a global provider of financial products and services to the unbanked and under-banked community, we believe that the value we deliver to our customers, and ultimately to our stockholders, depends in large part upon the quality and capabilities of our people. Our business model is based on our ability to attract new, and to maintain relationships with existing, customers as well as to maintain our mission, customer focus and entrepreneurial spirit. As with all of our employees, the recruitment, retention and motivation of our executive officers in a highly competitive global talent market are critical factors to our business success. We believe that the senior leadership provided by our Chairman and Chief Executive Officer, President, Executive Vice President and Chief Financial Officer, Executive Vice President and Chief Operating Officer and Chief Information Officer (Messrs. Weiss, Schwenke, Underwood, Miller and Coury), to whom we refer in this proxy statement as our named executive officers, is the cornerstone to successfully implementing and achieving our global strategic plans. Through the following questions and answers, we will explain the material elements of our executive compensation programs.

What are the objectives of our executive compensation programs?

Our compensation philosophy is to provide a strong focus on overall company financial performance, business development and creation of stockholder value. As a growth-oriented and entrepreneurial company, our executive compensation programs are designed to align compensation with corporate performance and the creation of stockholder value. We seek to compensate our executives at levels that are competitive with our peer companies, which consist of both companies within our traditionally defined industry as well as organizations that reflect the broad multi-national and multi-channel nature of our business and our global growth strategy, in order to attract, retain and motivate superior quality and highly experienced executives with the experience required to maintain and expand our business. Accordingly, our executive compensation programs emphasize variable pay in the form of annual and long-term incentive programs which tie a significant portion of each executive’s compensation to our success in achieving our key strategic and financial goals.

For our executive compensation programs for fiscal 2012 and fiscal 2013, the human resources and compensation committee of our board of directors (which we refer to in this Compensation Discussion and Analysis as the Committee) retained Exequity, an executive compensation consulting firm, to gather data regarding the types and amount of compensation that our peer companies as well as other international retail and consumer companies from which we typically recruit, pay their executives and other key employees. For more information on our peer group and its composition, see “— To what extent do we benchmark total compensation and material elements of compensation and what are the benchmarks that we use?” below. Exequity assists the Committee in its review of relevant data and the determination of appropriate executive compensation levels. These reviews provide us with valuable data regarding the compensation levels and practices of our peer and other targeted companies, which, in turn, assist us in setting our compensation levels at competitive levels.

We set annual compensation for each of fiscal 2012 and fiscal 2013 based, in part, on detailed reports from Exequity with respect to fiscal 2012 and 2013, respectively. These reports included:

•	a description of the compensation elements and practices of the peer companies selected by the Committee;

•	a comparison of the compensation levels and pay mix of each of our named executive officers and certain other executives with those of our peer companies;

•	a comparison of the compensation levels of our named executive officers and certain other executives to survey data provided by Exequity with respect to fiscal 2012 and fiscal 2013; and

•	a review of the long-term incentive plan design practices among our peer group and the general market and recommendations for our long-term incentive program.

Our Chairman and Chief Executive Officer and our President (and our Chairman and Chief Executive Officer alone with regard to our President), provided the Committee with:

•	an assessment of each named executive officer’s performance contributions for the prior year as well as sustained performance contributions over a number of years; and

•	significant changes in responsibilities delegated to each named executive officer during the year.

After discussions with our Chairman and Chief Executive Officer, our President and Exequity of the data and recommendations referenced above, as well as additional factors such as retention issues, our short and long-term performance goals and our overall compensation philosophy, the Committee approved our senior executives’ base pay and our annual cash bonus and long-term incentive programs.

The Committee is directly responsible for:

•	reviewing and approving the goals and objectives relating to the compensation payable to our Chairman and Chief Executive Officer;

•	evaluating the performance of our Chairman and Chief Executive Officer in light of such goals and objectives; and

•	based on that evaluation, setting the compensation level, perquisites and other benefits to which each of our Chairman and Chief Executive Officer is entitled.

How did we address the results of the say-on-pay vote of our stockholders at our 2011 annual meeting of stockholders?

At our 2011 annual meeting of stockholders held on November 10, 2011, we conducted an advisory vote on our executive compensation, which we refer to as the “say-on-pay” vote, as well as the frequency with which we will conduct such advisory votes in the future. Recognizing the importance of soliciting our stockholders’ views on our executive compensation philosophy, policies and programs, as well as the desire of the holders of a majority of the shares voted at that meeting, our board of directors elected to allow our stockholders the opportunity, on an advisory basis, to participate in a say-on-pay vote on our executive compensation on an annual basis. To the extent there is any significant vote against, or only limited support for, the compensation of our named executive officers, we will consider our stockholders’ feedback and the Committee will evaluate whether any actions are necessary to address such feedback.

Since the 2011 annual meeting of stockholders, we have actively engaged in dialogue with a significant number of large stockholders who voted against the say-on-pay proposal to understand their concerns with our compensation programs. As a result of this engagement process, we learned that these stockholders are generally pleased with our compensation programs and believe such programs are well-aligned with long-term company performance. However, several stockholders have expressed concerns regarding the appropriateness of certain discrete elements of our executive compensation program, primarily the provision of an excise tax gross-up upon a change of control to our Chairman and Chief Executive Officer under the terms of his employment agreement with us. We first granted the right to an excise tax gross-up to Mr. Weiss in an employment agreement entered into in 2007, and that excise tax gross-up has been carried through in each successive employment agreement with Mr. Weiss, including the most recent agreement that we entered into with Mr. Weiss in September 2011. Given Mr. Weiss’ long history with our company, his successful track record and his knowledge of our industry, we strongly believe that we should take all reasonable steps, including the excise tax gross-up, to incentivize Mr. Weiss to remain employed by us in the event that a change of control is threatened or is imminent. We have not provided, and do not intend to provide, excise tax gross-ups to any of our other executive officers.

The Committee also considered the voting results on our say-on-pay proposals in making its decisions on our executive compensation for fiscal 2013. As a result, the Committee believes that our compensation program, which emphasizes both performance-based elements (primarily though our annual cash bonuses and long term cash incentives) and our equity compensation awards (which reward recipients for growth in stockholder value through increases in the price of our common stock), reflect an appropriate balance that allows us to attract and retain the high caliber of executive talent that is required to manage and grow our global business while appropriately reflecting the value that we and our stockholders receive from our executives.

On the whole, we continue to believe that our executive compensation programs are viewed favorably by our stockholders. As the Committee has done in prior years, we have engaged an executive compensation consultant (Exequity) to assist us in evaluating our executive compensation programs relative to our peers. As a result of the most recent reviews conducted by Exequity (prior to the execution of new employment agreements with Messrs. Weiss, Underwood and Miller in September 2011 and Mr. Schwenke in November 2011, and with respect to compensation decisions made with respect to each of our named executive officers for fiscal 2013), we continue to believe that the amounts and types of compensation that we offer our executive officers are competitive with our peers and reflect, in the aggregate, a targeted upper one-third percentile of our peer group. In addition to market-based peer data, the Committee will continue to consider the outcome of our say-on-pay proposals when making future compensation decisions for our named executive officers and other key employees.

What are the principal components of our executive compensation programs?

Our executive compensation programs consist of three key elements: (i) base salary; (ii) a performance-based annual bonus, payable in cash; and (iii) long-term incentive compensation, which for fiscal 2012 and fiscal 2013 included restricted stock units, options to purchase our common stock and long-term cash incentives. Generally, as an executive’s responsibilities increase, the Committee allocates a greater portion of his or her total compensation potential from fixed components, such as base salary, to variable components, such as annual cash bonus and long-term incentive compensation. We believe that this allocation approach reflects our pay-for-performance compensation philosophy due to the greater influence that most of our senior executives have on our annual and long-term business results. In addition, we offer certain additional compensation items to each of our named executive officers pursuant to employment agreements that recognize and reflect the respective role each such individual undertakes within our organization. Each of these principal components is described in more detail below.

Base Salary:    We use base salary as a significant retention tool to provide executives with a base level of income. Historically, base salary determinations for our named executive officers take into account many factors, including:

•	the depth and breadth of an individual’s past business experience;

•	the individual’s current and historical performance and contributions to us;

•	the individual’s future potential with us;

•	the individual’s role and unique skills and prior experience;

•	consideration of external market data relating to compensation for similar positions at peer companies, adjusted to reflect the relative scope of responsibilities and uniqueness of the role; and

•	subjective positional performance criteria.

In addition to the factors described above, the Committee also considered the findings of Exequity in making its base salary determinations for fiscal 2012 and fiscal 2013. Consistent with our compensation objectives of attracting and retaining top executive talent in a highly competitive global talent market with the experience necessary to support our multi-channel focus, international operations and growth strategy, we believe that the base salaries of our named executive officers should be set at levels which are strongly competitive with those of our peer group. As such, the Committee, with the input of our Chairman and Chief Executive Officer and our President, have determined that the appropriate base salary target for our named executive officers should reflect a combination of the upper one-third percentile of the base salaries of comparable executives at our peer companies as a group as well as the aforementioned surveys and methodological data provided by Exequity, with the ability to move higher based on the factors noted above as deemed relevant by the Committee. Given our international business model and multi-channel focus and global growth strategy, we seek executive talent with large, international public company experience, preferably including substantial consumer retail, and where appropriate for the position, e-commerce-related experience. Therefore, we consider benchmarking against the consumer/retail services industries to be more relevant than specialized financial services companies, which in most cases do not possess a size, geographical diversity and/or operational complexity that is comparable to our business. We believe that benchmarking our executive pay to this broader industry group has enabled us to attract and retain high caliber executives from that group. For more information on our peer group and its composition, see “— To what extent do we benchmark total compensation and material elements of compensation and what are the benchmarks that we use?” below.

On August 16, 2011, we entered into an employment agreement with Mr. Coury, who prior to such time did not have an employment agreement with us. Pursuant to the terms of the agreement, Mr. Coury’s base salary was increased from $350,000 to $425,000, reflecting Mr. Coury’ role within our organization as well as his expected contributions to our long-term business strategies and objectives.

On September 7, 2011, we entered into new employment agreements with each of Messrs. Weiss, Underwood and Miller. Pursuant to the terms of those employment agreements and based upon input from Exequity, the base salaries for fiscal 2012 for each of Messrs. Weiss, Underwood and Miller were increased effective as of July 1, 2011 in order to maintain each executive’s salary within a targeted upper one-third percentile of our peer group, after taking into account each executive’s respective role and level of responsibility within our organization as well as his expected contributions to our long-term business strategies and objectives.

On November 14, 2011, we appointed Kenneth Schwenke to serve as our President. Mr. Schwenke had previously served as a member of our board of directors since 2006 (a position from which he resigned prior to his appointment as our President). In connection with his appointment as our President, we entered into an employment agreement with Mr. Schwenke providing for an annual base salary of $550,000, subject to increase upon the approval of our board of directors.

After review of peer group data provided by Exequity for fiscal 2012, and considering the base salary increases awarded to each of Mr. Weiss, Mr. Underwood and Mr. Miller in fiscal 2012 pursuant to their new employment agreements, we did not increase the base salaries of these individuals for fiscal 2013. On June 21, 2012, based upon data from Exequity, the Committee approved an increase in Mr. Schwenke’s base salary to $700,000, reflecting Mr. Schwenke’s role as our President, his contributions to our company since his appointment to that position and his expected contributions to our long-term business strategies and objectives. On such date, the Committee also increased the base salary of Mr. Coury for fiscal 2013 to $450,000 in order to maintain Mr. Coury’s compensation within the targeted upper one-third percentile of our peer group.

Set forth in the table below are the base salaries of each our named executive officers for each of fiscal 2012 and fiscal 2013:

Named Executive Officer	Fiscal 2012 Annual Base Salary	Fiscal 2013 Annual Base Salary
Jeffrey A. Weiss	$1,000,000	$1,000,000
Kenneth Schwenke	$550,000	$700,000
Randy Underwood	$550,000	$550,000
Norman Miller	$550,000	$550,000
Michael Coury	$425,000	$450,000

Annual Bonus:    Each of our named executive officers is eligible to receive an annual cash bonus pursuant to the terms of his respective employment agreement with us.

The fiscal 2012 annual cash bonuses payable to each of our named executive officers were determined by the extent to which we, on a consolidated basis, achieved predetermined levels of Adjusted EBITDA, as further defined below, for fiscal 2012.

For the purposes of calculating the performance targets by which annual bonuses for our named executive officers are determined, we define Adjusted EBITDA as earnings before interest expense, income tax provision, depreciation and amortization, stock-based compensation expense, loss on store closings, litigation settlements, unrealized foreign exchange (gain) loss, loss (gain) on derivatives not designated as hedges, loss on extinguishment of debt, and acquisition costs. We make additional adjustments for purposes of calculating annual bonuses such that the foreign exchange rates in effect at the time the target Adjusted EBITDA was determined are used in computing the actual Adjusted EBITDA for the year.

In addition to using Adjusted EBITDA to determine annual bonuses, we have historically presented Adjusted EBITDA to the investment public in the form of prospective earnings guidance and historical results as an indication of operating performance, as well as to illustrate our ability to service our debt and to meet our future capital expenditure requirements.

The target annual bonus award for each of our named executive officers is dictated by his respective employment agreement. Under the terms of each employment agreement, the named executive officer was entitled to receive a stated percentage of his base salary as an annual bonus to the extent that we satisfied the Adjusted EBITDA target for fiscal 2012.

For fiscal 2012, the Committee set the consolidated Adjusted EBITDA target at $288.9 million. We refer to this target Adjusted EBITDA amount as the Target Amount. Our named executive officers were only entitled to receive a portion of their respective annual cash bonus, which we refer to as the Target Bonus, for fiscal 2012 if we achieved 90% of the applicable Adjusted EBITDA target, or $260.0 million in Adjusted EBITDA, which we refer to as the Lower Threshold. To the extent the Adjusted EBITDA for fiscal 2012 was above the Lower Threshold but less than the Target Amount, each named executive officer was entitled to a Target Bonus determined based on linear interpolation between such amounts. Each named executive officer was also eligible to receive an additional bonus, which we refer to as the Stretch Bonus, to the extent that the actual Adjusted EBITDA exceeded the Target Amount, with the additional Stretch Bonus amount determined based on linear interpolation between the Target Amount and the actual Adjusted EBITDA up to the Stretch Bonus Adjusted EBITDA. For fiscal 2012, the maximum Stretch Bonus Adjusted EBITDA was $303.3 million.

The table set forth below summarizes the annual cash Target Bonus and Stretch Bonus opportunities for each of our named executive officers for fiscal 2012:

	Target Bonus Opportunity as a Percentage of Salary		Stretch Bonus Opportunity as a Percentage of Salary		Total Bonus Opportunity for Fiscal 2012
Executive	Business Unit EBITDA	Company Consolidated EBITDA	Business Unit EBITDA	Company Consolidated EBITDA	% of Base Salary	Amount in Local Currency
Jeffrey A. Weiss	N/A	125%	N/A	125%	250%	$2,500,000
Kenneth Schwenke	N/A	90%	N/A	90%	180%	$609,232	(1)
Randy Underwood	N/A	90%	N/A	90%	180%	$990,000
Norman Miller	N/A	90%	N/A	90%	180%	$990,000
Michael Coury	N/A	50%	N/A	50%	100%	$425,000

(1)	Mr. Schwenke’s bonus targets were prorated for fiscal 2012 to reflect the commencement of his employment on November 14, 2011.

Our actual consolidated Adjusted EBITDA, adjusted for currency rates consistent with those used to determine the Target Amount, for fiscal 2012 was $306.9 million.

Based on the metrics described above and our financial results for fiscal 2012, the Committee determined that the following cash Target Bonuses and Stretch Bonuses were earned by our named executive officers for fiscal 2012, and are also reflected in the “2012 Summary Compensation Table” below:

	Target Bonus Achieved as a Percentage of Salary	Stretch Bonus Achieved as a Percentage of Salary	Total Bonus Achieved for Fiscal 2012
Executive	Company Consolidated EBITDA Results	Company Consolidated EBITDA Results	% of Base Salary	Amount In Local Currency
Jeffrey A. Weiss	125%	125%	250%	$2,500,000
Kenneth Schwenke	90%	90%	180%	$609,232
Randy Underwood	90%	90%	180%	$990,000
Norman Miller	90%	90%	180%	$990,000
Michael Coury	50%	50%	100%	$425,000

On June 21, 2012, based upon data from Exequity, our board of directors approved an increase in Mr. Schwenke’s annual cash bonus targets (from 90-180% to 100-200% of his base annual salary) for fiscal 2013 and for the remainder of the term of his employment to reflect Mr. Schwenke’s role as our President. The Target Bonus and Stretch Bonus opportunities for each of our named executive officers for fiscal 2013 are set forth in the table below:

	Percentage of Base Salary
Executive	Target Bonus Opportunity as a Percentage of Base Salary	Stretch Bonus Opportunity as a Percentage of Base Salary
Jeffrey A. Weiss	125%	250%
Kenneth Schwenke	100%	200%
Randy Underwood	90%	180%
Norman Miller	90%	180%
Michael Coury	50%	100%

Our board of directors has indicated that it may award additional bonuses from time to time in its discretion based upon individual and company-wide performance against strategic objectives.

Long-Term Incentive Compensation:    Our equity-based awards to executives have typically taken the form of shares of restricted common stock, restricted stock units or options to purchase shares of our common stock granted under our 2005 Equity Incentive Plan and our 2007 Equity Incentive Plan. Awards are approved by the Committee upon the recommendation of our Chairman and Chief Executive Officer and our President, and are based on discretionary factors including but not limited to an executive’s position, level and breadth of responsibility, and significant contributions to us.

The Committee approved the adoption of a long-term incentive program, which we refer to as our LTIP, for fiscal 2012, and approved awards under such LTIP to eligible members of our management team, including Mr. Coury but excluding Messrs. Weiss, Underwood and Miller, on June 24, 2011. On September 7, 2011, the Committee made LTIP awards to Messrs. Weiss, Underwood and Miller with respect to both fiscal 2012 and fiscal 2013 pursuant to the amended and restated employment agreements we entered into with them on that date. Upon his appointment as our President on November 14, 2011, the Committee approved an award for fiscal 2012 to Mr. Schwenke under our LTIP.

The Committee approved the adoption of our LTIP for fiscal 2013 on June 21, 2012. Mr. Schwenke and Mr. Coury received awards under our LTIP for fiscal 2013. Pursuant to the terms of their employment agreements, none of Messrs. Weiss, Underwood or Miller received awards under our LTIP for fiscal 2013.

Our annual LTIP is intended to achieve the following objectives:

•	to enhance our ability to attract, motivate and retain desired talent;

•	to reward both achievement of annual goals as well as sustained performance over time;

•	to align executives’ interests with stockholders’ interests; and

•	to limit shareholder dilution.

Each year, we consider a number of alternatives for our long-term incentives to our executives. We continue to believe that including restricted stock units, non-qualified options to purchase shares of our common stock and long-term cash incentives in our LTIP provides us with the opportunity to achieve the largest number of these objectives.

The parameters for each of the components of our annual LTIP are as follows:

•

Restricted Stock Units and Non-Qualified Stock Options.    Restricted stock unit awards and option awards vest ratably on a quarterly basis over a three-year period. The fiscal 2012 awards to Messrs. Weiss, Underwood and Miller, vest ratably on a quarterly basis beginning with the quarter ending December 31, 2012. The award made to Mr. Schwenke upon the commencement of his employment, vests on a quarterly basis beginning with the quarter ending March 31, 2012. A special award was made to Mr. Coury of 2,500 restricted stock units on December 15, 2011, which vests in approximately equal amounts on each of December 31, 2012, 2013 and 2014. The vesting of those restricted stock unit awards and option awards is contingent on the recipient remaining employed by us on each applicable vesting date, thereby achieving what we believe to be a desired balance between short-term and long-term retention objectives for our key management and executives.

•

Long-Term Cash Incentives.    Awards for each of fiscal 2012 and fiscal 2013 vest ratably on an annual basis over a three-year period, provided that we meet certain EBITDA targets and/or the Committee has determined that the strategic objectives were met for fiscal 2012 and fiscal 2013, respectively, and the award recipient remains employed with us on each respective payment date over the three-year period.

For fiscal 2012, long-term incentives were provided to our named executive officers in the form of restricted stock units, options to purchase shares of our common stock and long-term incentive cash awards. Restricted stock units and options to purchase shares of our common stock each represent approximately forty percent (40%) of the total value of the LTIP awards to each recipient, with long-term incentive cash awards representing twenty percent (20%) of the total award value. Based on the market volatility at the time, we believed restricted stock units and long-term cash incentives were more likely to enhance management retention. For fiscal 2012, our named executive officers received the following LTIP awards:

Executive	Restricted Stock Units (in Shares)	Options (in Shares)	Long-Term Cash Incentive(1)
Jeffrey A. Weiss	108,548	223,776	$1,200,000
Kenneth Schwenke	16,103	33,245	$150,000
Randy Underwood	27,137	55,944	$300,000
Norman Miller	27,137	55,944	$300,000
Michael Coury(2)	6,308	6,390	$130,000

(1)	Awards vest on an annual basis over a three-year period, provided that we met our annual EBITDA target as determined by our board of directors for the fiscal year ending June 30, 2012 and the named executive officer remains employed with us on each respective payment date - June 30, 2012, June 30, 2013 and June 30, 2014. The applicable EBITDA target established by the Committee for fiscal 2012 was consolidated EBITDA of $288.9 million. Our board of directors and the Committee determined on June 24, 2012 that we had met the EBITDA target for fiscal 2012.

(2)	For Mr. Coury, restricted stock units and long-term incentive cash awards each represent approximately forty percent (40%) of his awards for fiscal 2012, with options to purchase shares of our common stock valued at the remaining twenty percent (20%).

For fiscal 2013, long-term incentives were provided to Mr. Schwenke and Mr. Coury in the form of restricted stock units, options to purchase shares of our common stock and long term cash awards. Restricted stock units and long-term incentive cash awards each represented approximately 40% of the total value of the LTIP awards for fiscal 2013 with options representing the remaining 20% of the awards.

For fiscal 2013, our named executive officers received the following awards under our LTIP program:

Executive	Restricted Stock Units (in Shares)	Options (in Shares)	Long-Term Cash
Jeffrey A. Weiss	—	—	—
Kenneth Schwenke	17,544	18,673	$300,000
Randy Underwood	—	—	—
Norman Miller	—	—	—
Michael Coury	7,602	8,092	$130,000

Deferred Compensation Plan:    Certain of our key executives, including our named executive officers, are eligible to participate in our executive Deferred Compensation Plan. Our Deferred Compensation Plan provides participants with the opportunity to save and accumulate additional income on a pre-tax basis which otherwise would be lost under our tax qualified 401(k) plan on account of Internal Revenue Code provisions which limit the compensation that may be taken into account, and the benefits that may be accrued under, a qualified plan.

Similar to a qualified 401(k) plan, our Deferred Compensation Plan enables each plan participant to defer a percentage of his or her base salary and or bonus compensation and to choose how such deferred amounts are invested. Furthermore, as with our 401(k) plan, our Deferred Compensation Plan allows each plan participant to earn a rate of return, based on the participant’s investment elections, on their account balance on a tax-deferred basis. In addition, our Deferred Compensation Plan offers the flexibility of saving for retirement or for a shorter period of time. From time-to-time, we may make discretionary contributions to our Deferred Compensation Plan on an executive’s behalf. These contributions are subject to vesting conditions as established by our board of directors. We made no discretionary contributions to our Deferred Compensation Plan during fiscal 2012.

Other Compensation:    In addition to our standard compensation elements, we have agreed to provide to each of our named executive officers certain additional amounts pursuant to employment or other agreements with each such officer, including the following:

•

Supplemental Bonuses.    Messrs. Weiss, Underwood and Miller possess industry experience and company knowledge that the Committee believes is critical to our success. In order to enhance the likelihood that we retain their continued service to us, pursuant to their employment agreements, each of Messrs. Weiss, Underwood and Miller are eligible to earn a cash bonus, which we refer to as a supplemental bonus, on December 31, 2013 and December 31, 2014, subject to their respectively remaining continuously employed with us through such dates. On each such date, Mr. Weiss is eligible to earn $1,000,000 and Messrs. Underwood and Miller are each eligible to earn $750,000. With respect to 75% of the supplemental bonus, payment is further conditioned on achievement of applicable cumulative EBITDA targets through the applicable vesting dates, and with respect to 25% of the supplemental bonus, payment is further conditioned on the Committee determining that certain non-financial goals were met.

•

Signing Bonus.    Mr. Schwenke’s employment agreement provides for a signing bonus in an aggregate amount equal to $150,000, one-third of which was paid to Mr. Schwenke on December 13, 2011, and one-third of which is payable to Mr. Schwenke if he remains employed by us through each of December 15, 2012 and 2013.

•	Retention Bonus. On August 31, 2012, Mr. Coury received $100,000 under the terms of a retention bonus award granted to him in July 2011.

•

Weiss Capstone and Incremental Capstone Award.    Pursuant to the terms of his employment agreement with us, Mr. Weiss is entitled to receive a supplemental retirement benefit, which we refer to as the capstone award, upon certain qualifying terminations of Mr. Weiss’s employment. The capstone award is a lump-sum payment which is the actuarial equivalent of an annual benefit of $300,000 payable to Mr. Weiss in equal monthly installments during his lifetime commencing the month that follows the applicable vesting date and a $150,000 annual survivor benefit payable on his subsequent death to his surviving spouse for her lifetime.

Under the terms of his employment agreement, Mr. Weiss is also entitled to receive an additional supplemental retirement benefit, which we refer to as the incremental capstone award, if (i) Mr. Weiss’ employment terminates by reason of his retirement on or after June 30, 2012 or for any reason after June 30, 2014, (ii) Mr. Weiss’ employment is terminated by us for reason of disability or without cause (as defined in his employment agreement), (iii) Mr. Weiss resigns his employment for good reason (as defined in his employment agreement), or (iv) a change in control (as defined in his employment agreement) occurs during the term of Mr. Weiss’ employment with us, which such dates we refer to as incremental vesting dates. The incremental capstone award is a lump-sum payment which is the actuarial equivalent of an annual benefit of $75,000 payable to Mr. Weiss in equal monthly installments during his lifetime, commencing the first business day of the calendar month that follows the applicable incremental vesting date, with a $37,500 per year survivor benefit payable on his subsequent death to his surviving spouse for her lifetime. $1.0 million of the incremental capstone award (or, if the value of the incremental capstone award is less than $1.0 million, then all of such incremental capstone award) will be payable on the first anniversary of the incremental vesting date, with any balance thereof payable on the first business day of the calendar month that follows the applicable incremental capstone vesting date.

•

Supplemental RSU Grant.     In part to accomplish our retention objectives and in part to ensure the implementation of appropriate succession planning, pursuant to the terms of his employment agreement, Mr. Weiss received a restricted stock unit award under our 2007 Equity Incentive Plan on July 2, 2012, which we refer to as the supplemental RSU grant. The supplemental RSU grant consisted of 228,261 shares of our common stock, representing $4,200,000 divided by $18.40, the closing price of our common stock on July 2, 2012. The supplemental RSU grant vests in substantially equal monthly installments on the last day of each month beginning July 31, 2012 and ending December 31, 2014, provided that Mr. Weiss remains employed by us on those dates. Any vested shares subject to the supplemental RSU grant will generally be delivered to Mr. Weiss on January 2, 2015. For a further discussion of Mr. Weiss’ cash awards, plan awards, capstone award, incremental capstone award, supplement RSU grant and supplemental bonus see “— Potential Payments upon Termination or Change in Control — Jeffrey A. Weiss” below.

•

Underwood Retention and Incremental Retention Bonus.    Pursuant to the terms of his employment agreement with us, Mr. Underwood is entitled to receive an annual retention bonus at the rate of $150,000 per year, which we refer to as the annual retention bonus. Mr. Underwood’s annual retention bonus is payable to him in equal monthly installments during his lifetime (and, upon his death, if Mr. Underwood has remained married to his spouse through the date of his death, his spouse will be entitled to receive an annual benefit of $75,000 payable in equal monthly installments during her lifetime). Mr. Underwood will be entitled to receive the annual retention bonus commencing the first month after his termination of employment, except in the case of a termination by Mr. Underwood of his employment for good reason or termination by us without cause, in which case payments with respect to the annual retention bonus would not commence until the expiration of a severance period of 12 months during which Mr. Underwood would be entitled to receive his base salary and cash bonus at the time of such termination. Upon a change of control (as defined in his employment agreement), Mr. Underwood will be entitled to receive in a lump sum equal to the actuarial equivalent of the value of the annual retention bonus in lieu of any future payments with respect to the annual retention bonus.

Under the terms of his employment agreement, Mr. Underwood is also entitled to receive an incremental retention bonus, which we refer to as the incremental retention bonus, upon certain qualifying terminations of Mr. Underwood’s employment described below. Mr. Underwood’s incremental retention bonus is an annual benefit of $50,000 payable to Mr. Underwood in equal monthly installments during his lifetime (and, upon his death, if Mr. Underwood has remained married to his spouse through the date of his death, in which case his spouse will be entitled to receive an annual benefit of $25,000 payable in equal monthly installments during her lifetime). Pursuant to the terms of the Mr. Underwood’s employment agreement, the incremental retention bonus will become payable if Mr. Underwood’s employment is terminated (i) for any reason on or after December 31, 2012, (ii) by the Company without cause, or by Mr. Underwood with good reason, or (iii) by reason of Mr. Underwood’s death or disability. Mr. Underwood will be entitled to receive the incremental retention bonus commencing the first month after such a qualifying termination, except in the case of a termination by Mr. Underwood of his employment for good reason or termination by us without cause, in which case payments with respect to the incremental retention bonus would not commence until the expiration of a severance period of 12 months during which Mr. Underwood would be entitled to receive his base salary and cash bonus at the time of such termination. Upon a change of control (as defined in his employment agreement), Mr. Underwood will be entitled to receive in a lump sum equal to the actuarial equivalent of the value of the incremental retention bonus in lieu of any future payments with respect to the incremental retention bonus (and regardless of whether Mr. Underwood’s right to the incremental retention bonus had otherwise vested at the time of the change of control). For additional discussion of Mr. Underwood’s annual retention bonus and incremental retention bonus, see “— Potential Payments upon Termination or Change in Control — Randy Underwood” below.

•	What do we seek to reward and accomplish through our executive compensation programs?

We believe that our compensation programs, collectively, should enable us to attract, retain and motivate high quality executives with international and public company experience, especially in businesses employing a multi- channel approach with retail and Internet-based sales. We provide annual bonus awards primarily to motivate key employees to meet business unit and corporate annual performance targets that take into account, and that we believe enhance, our performance. We evaluate our performance by reference both to our annual performance targets as compared to our annual internal EBITDA goals and to strategic objectives established by our board of directors. Strategic objectives are annual objectives which contribute to our long-term growth strategies, such as leadership team effectiveness and growth of new product competencies and channels across geographies. We design long-term incentive awards primarily to retain as well as to motivate and reward key employees over longer periods, generally ranging up to three years. Through the vesting and forfeiture provisions that we include in annual awards of stock options, restricted stock units, and long-term cash incentives, we believe that we provide an additional incentive to executives to act in furtherance of our long-term and our stockholder’s interests.

•	Why have we selected each principal component of our executive compensation programs?

We have selected programs that we have found to be commonly used by international public companies, both within and outside of our industry and peer group, because we believe that such commonly used programs are well understood by our stockholders, our executives, executives we seek to hire, and analysts and credit rating agencies. Moreover, we selected each program only after we have first confirmed, with the assistance of outside professional advisors, that the program comports with settled legal and tax rules.

•	How do we determine the amount of each principal component of compensation to our executives?

The Committee exercises judgment and discretion in setting compensation for our senior executives only after it has first reviewed industry data and peer company practices, compensation surveys, addressed targeted compensation with an independent compensation consultant, evaluated the recommendations of our Chairman and Chief Executive Officer and our President, and evaluated our corporate performance. The Committee has generally attempted to set our executive compensation as a whole within the upper one-third percentile of the range of comparative pay based on our peer group companies and compensation surveys, as described in more detail below under the heading “To what extent do we benchmark total compensation and material elements of compensation and what are the benchmarks that we use?”

Employment agreements that we have entered into with certain of our named executive officers provide for salary and target annual bonus percentages, at fixed rates agreed to by the parties, and therefore, these components cannot be reduced at the discretion of the Committee.

•	What specific items of corporate performance do we take into account in setting compensation policies and making compensation decisions?

Generally, achievement of our targeted EBITDA at the consolidated level and the achievement of strategic objectives established by our board of directors have been the primary incentive targets under our annual bonus and long-term incentive compensation programs. For purposes of determining whether annual EBITDA targets have been achieved, the Committee may make adjustments to our EBITDA results in any objective manner it deems appropriate in its discretion to take into account the impact of extraordinary or non-recurring events such as a significant investment, disposition or acquisition, or performance toward and achievement of our strategic objectives. Additionally, under our LTIP for each of fiscal 2012 and fiscal 2013, we make payments for the long-term cash incentive compensation component if we meet certain EBITDA targets and/or the Committee has determined that the strategic objectives were met for the respective fiscal years, and the named executive officer remains employed with us on each respective payment date.

•	What factors do we consider in decisions to increase or decrease compensation materially?

As stated above under the heading “How do we determine the amount of each principal component of compensation to our executives?”, we have contractual commitments with each of our named executive officers with respect to a rate of base salary and annual target bonuses, mutually agreed upon as a result of the arms’ length negotiation of each such named executive officer’s employment agreement with us, thereby limiting our ability to decrease those components of their compensation during the respective terms of their employment agreements. The factors that we consider in decisions to increase compensation include the individual performance of the executive, our corporate performance, and the annual benchmarking initiatives as discussed throughout this Compensation Discussion and Analysis.

•	How do accounting considerations impact our compensation practices?

Prior to implementation of a compensation program and the granting of awards under the program, we evaluate the cost of the program and awards in light of our current performance and anticipated budgeted performance. We also review the design of compensation programs to assure that the recognition of expense for financial reporting purposes is consistent with our financial modeling. We designed our fiscal 2012 and fiscal 2013 programs so that overall costs fell within a budgeted dollar amount and that the awards under those programs would be accounted for under standards governing equity-based arrangements and, more specifically, so that they would be afforded fixed treatment under those standards.

•	How do tax considerations impact our compensation practices?

Prior to our implementation of a compensation program and awards under the program, we evaluate the Federal and international income tax consequences, both to us and to our executives, of the contemplated program and awards. Before approving a program, the Committee receives an explanation from our outside professionals as to the tax treatment of the program and awards under the program, and assurances from our outside professionals that the tax treatment should be respected by domestic and international taxing authorities.

Section 162(m) of the Internal Revenue Code limits our tax deduction each year for compensation to each of our Chairman and Chief Executive Officer and our three other highest paid executive officers (not including our Chief Financial Officer) to $1 million unless, in general, the compensation is paid under a plan that is performance-related, non-discretionary and has been approved by our shareholders. The Committee monitors, and will continue to monitor, the effect of Section 162(m) on our compensation programs. However, given our significant net operating losses in the United States, we have not attempted to structure compensation to be fully deductible under Section 162(m).

We adopted our Deferred Compensation Plan primarily for our U.S. executives to provide them with an opportunity to save for the future without paying a current tax on the deferred amounts.

•	Why have we entered into agreements with named executive officers that provide for post-employment payments following a change-in-control?

We believe that it is in our best interest to have agreements with certain of our named executive officers to assure that we will have the continued dedication and objectivity of those individuals, notwithstanding the possibility, threat or occurrence of a change in control. The agreements with each of our named executive officers provide for post-employment payments following a change in control as described under “— Payments upon Termination of Employment and Change in Control” below.

•	To what extent do we benchmark total compensation and material elements of compensation and what are the benchmarks that we use?

In setting compensation for our named executive officers for fiscal 2012 and 2013, the Committee compared the elements of total compensation to compensation provided by peer groups of industry, financial services and broader consumer/retail services peers, preferably with international operations. The Committee used peer group data and compensation surveys primarily as a frame of reference to set executive compensation as a whole within the upper one-third percentile range of comparative pay at the peer group companies.

For fiscal 2012, our peer group consisted of the following companies:

Industry Peers	Retail Peers
Aaron’s Inc.	Abercrombie & Fitch Co.
Cash America International, Inc.	Aeropostale, Inc.
EZCorp, Inc.	Ascena Retail Group Inc.
First Cash Financial Services, Inc.	Brown Shoe Company Inc.
Global Payments Inc.	Charming Shoppes Inc.
Green Dot Corporation	Chicos Fashion Inc.
H&R Block Inc.	Dollar General Corp.
Hartland Payments Systems	Dollar Tree Inc.
Moneygram International Inc.	DSW Inc.
NetSpend Holdings, Inc.	Hot Topic Inc.
Rent-A-Center Inc	J Crew Group Inc.
VeriFone Systems, Inc.	Limited Brands Inc.
Western Union Holdings, Inc.	Pep Boys
Pricemart Inc.
Ross Stores Inc.
Stage Stores Inc.
Talbots Inc.
Williams Sonoma Inc.

We believe that we are unique among the group that is traditionally deemed to be our industry peers due to several factors, including the array of products that we offer, the various platforms through which we offer those products, and the several geographical markets in which we operate our businesses. Over the past two years, we have rapidly expanded our retail footprint in the United Kingdom by opening over 100 new storefront locations, acquiring the largest Internet-based providers of short-term single-payment consumer loans in both the United Kingdom and Finland, and became what we believe to be the largest pawn lender in Europe by expanding our pawn offerings in the United Kingdom and acquiring the largest pawn lender in Scandinavia.

Because of the relative diversity of our operations, and the rapid expansion of our operations through acquisitions and organic growth, we and our current executive compensation consulting firm, Exequity, assembled the peer group in order to provide a range of pay benchmarking information from a group of companies that we believe to collectively represent the breadth of our operations.

The portion of our peer group designated as “Industry Peers” consists of a group of 13 similarly sized U.S.-based corporations that have relatively similar operational dynamics as those of the Company. Although each of these “Industry Peer” companies either offers products, or caters to a customer demographic base, similar to ours, none of the “Industry Peer” companies maintains a combination of geographical and product offerings and platforms comparable to that of the Company. Nevertheless, because of the similarities in customer base and products, we have historically included these or similar “Industry Peers” in our compensation peer group.

We, however, believe that given our retail focus, international operations and global growth strategy, we have more sophisticated management needs than our traditionally defined “Industry Peers.” Furthermore, we believe that a broader consumer/retail services peer group is frequently more reflective of the companies with which we compete for executive and management talent than our industry peers.

For several years, the Committee has concluded that a broader consumer and retail services peer group is more representative of the caliber of executive and management talent needed to manage a high growth, multi-location, multi-product and multi-national business such as ours. For fiscal 2012, several new retailers, such as Abercrombie & Fitch Co., Limited Brands Inc. and Williams Sonoma Inc., were added to our peer group, primarily due to the significant operational and structural similarities of those companies to us, including brick and mortar store networks and strong Internet presences with themed branding strategies. Although several of the retailers in our peer group may be perceived to service a different customer demographic than our various businesses, we believe that a broader peer group better reflects our focus on our sizeable retail and Internet operations and against which we compete for executive and management talent having the skills and experience appropriate for our current and potential future international and multi-channel operations. Conversely, we do not believe that employment with most of the Industry Peers provides the experience and skills necessary for our present and future needs.

As indicated in the biographies of our executive officers included elsewhere in this proxy statement, several of our named executive officers and other executive officers have been employed with us for a number of years. Each of these employees, however, also came to us with experience outside our “industry,” including Mr. Weiss, who has a background in investment banking, Mr. Underwood, who previously worked for The Coleman Company, Inc., and before that, Thorn EMI, plc, Mr. Miller, who was previously employed by Aramark, and Mr. Coury, who previously was employed by Capital One. The prior employment experience of Mr. Schwenke, who was recently appointed to serve as our President, was in the food service and talent management industries.

We have also hired a number of other key management personnel within the past three years, each of whom came to us with significant experience outside our traditionally defined “industry.” Our recent hiring efforts have focused almost exclusively on executive talent with experience outside our “industry,” perhaps most notably on individuals with experience with retail businesses and international operations.

In order for us to expand and grow our business geographically and otherwise, and to continue to expand our efforts to market our services and products across multiple platforms, we firmly believe that we must attract and retain executive talent that has experience in multi-national, diverse companies which have effectively executed on multi-channel retail and Internet-based strategies. We believe that the delivery of our services and products, through retail outlets, over the Internet, or otherwise, is as important to our success as the services and products themselves.

Because we focus our hiring efforts on executive talent with significant experience that we deem to be relevant to our business but which may otherwise be viewed as being outside its traditionally defined “industry”, we believe that the compensation that we offer our executive talent, including our named executive officers as well as other key management personnel, must be consistent both with that “non-industry” experience as well as with the relative value offered by each executive employee to us. Accordingly, we have constructed our peer group with both our traditional “peer group” as well as other retail companies in order to benchmark the compensation of our named executive officers, as well as our other key management personnel, in order to construct a compensation structure that reflects our performance relative to both our “industry peers” as well as the companies with which we believe that we compete to retain our executive talent.

•	Do we recoup compensation based on performance measures that are later reduced?

We have not adopted a policy that provides for recovery of an award if a performance measure used to calculate the award is subsequently adjusted in a manner that would reduce the size of the award. Although, we have not previously experienced any such restatements or adjustments, if we were to experience such an adjustment, the Committee would assess the circumstances relating to the adjustment and take such actions as it believes to be appropriate. Additionally, pursuant to their employment agreements, each of our named executive officers (other than Mr. Coury) will be subject to any compensation recoupment policy developed by our board of directors or the Committee that is necessary to comply with applicable law.

•	What is the role of our executive officers in the compensation process?

The Committee meets periodically with our Chairman and Chief Executive Officer and our President to address executive compensation, including the rationale for our compensation programs and the efficacy of the programs in achieving our compensation objectives. The Committee invites representatives of our executive compensation consulting firm to join pertinent meetings and occasionally requests one or more other members of senior management to participate in certain meetings. Through these meetings, the Committee directs senior management and the compensation consultant to provide industry data, including levels and forms of compensation provided at peer companies, and legal, tax and financial analyses and counsel. The Committee also relies on senior management to evaluate compensation programs to assure that they are designed and implemented in compliance with laws and regulations, including SEC reporting requirements. The Committee principally relies on the recommendations of our Chairman and Chief Executive Officer regarding the performance of his direct reports. At a meeting held on June 21, 2012, the Committee received recommendations from our Chairman and Chief Executive Officer regarding salary adjustments, discretionary bonus awards and long-term incentive awards for fiscal 2013 for our executive officers other than himself. The Committee accepted these recommendations after concluding that the recommendations comported with the Committee’s objectives and philosophy and its evaluation of our performance, and industry and other supporting data.

•	Do we consider the relative risks of our compensation programs to us and our business?

When establishing and reviewing our executive compensation programs, the Committee and our board of directors consider whether the programs encourage risks which are reasonably likely to have a material adverse affect on us. In May 2012, the Committee received from its compensation consultant, Exequity, factors to consider in determining the extent to which the features of our compensation programs aggravate or mitigate risk. In reviewing these considerations, in light of the our broad-based plans, including those in which our named executive officers participate, the Committee determined that our compensation programs are not reasonably likely to have a material adverse effect on us. A review of those features and our compensation programs is highlighted below:

Risk Aggravating Feature	Our Compensation Programs
A compensation mix overly weighted toward short-term incentives	The mix of pay, and blend of equity, is appropriately balanced between fixed and variable, short- and long-term, and time and performance based.
Highly leveraged payout curves and uncapped payouts	Maximum payout levels for our annual cash bonuses upon achievement of financial goals are capped; the payout curves are appropriately calibrated to afford for reasonable leverage; there is direct alignment between pay and performance.
Unreasonable goals or thresholds	Considering our performance history, the goals and thresholds are appropriate.
Use of inappropriate metrics	Our performance based programs consider EBITDA targets and strategic objectives as set by our board of directors. These metrics are within the influence of management’s performance and are aligned with stockholders’ interests.
Contiguous performance periods (without additional holding or vesting requirements)	The long-term incentive plan is built on overlapping annual cycles.

The Committee has noted that it does not believe that we engage in the practices that aggravate risk and further noted a number of design features of our annual cash bonus plan and long-term incentive plan reduce the likelihood of excessive risk taking. For example, the Committee believes that our annual cash bonus program appropriately balances risk and the desire to focus executives on specific short-term financial goals important to our success. Furthermore, a significant portion of the compensation provided to our named executive officers is in the form of long-term equity awards that are important to help further align executives’ interests with those of our stockholders. The Committee determined and the our board of directors concurred that, for all employees, our compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation.

Compensation Committee Report

Our human resources and compensation committee has reviewed and discussed the Compensation Discussion and Analysis with our management and, based on the review and discussion, recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and thereby incorporated by reference into our Annual Report on Form 10-K. Our board of directors accepted the recommendation of the human resources and compensation committee. This report is made by the undersigned members of the human resources and compensation committee.

Ron McLaughlin (Chair)

Michael Kooper

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the Securities and

Exchange Commission, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission and shall not be deemed to be incorporated by reference into any such filing.

Human Resources and Compensation Committee Processes and Procedures

The human resources and compensation committee’s charter has been approved by our board of directors upon the recommendation of the corporate governance and nominating committee. The human resources and compensation committee and the corporate governance and nominating committee review the charter no less frequently than annually. Under its charter, the human resources and compensation committee’s responsibilities include:

•

reviewing and approving our goals and objectives relating to our Chairman and Chief Executive Officer’s compensation, evaluating the performance of our Chairman and Chief Executive Officer in light of such goals and objectives, and setting our Chairman and Chief Executive Officer’s compensation level, perquisites and other benefits based on this evaluation;

•

in consultation with our Chairman and Chief Executive Officer, reviewing and approving the compensation, perquisites and other benefits including, but not limited to, (i) annual base salary level, (ii) annual incentive compensation, (iii) long-term incentive compensation, (iv) employment, severance and change-in-control agreements, if any, and (v) retirement benefits, if any, for each of our executive officers, including the named executive officers, in each such case taking into account the recommendations of our Chairman and Chief Executive Officer and such other information as the human resources and compensation committee believes appropriate;

•

periodically reviewing and approving new compensation programs for our executive officers; reviewing annually our executive compensation programs to determine whether they are properly coordinated and achieving their intended purposes; and establishing and periodically reviewing policies for the administration of executive compensation programs;

•	reviewing and recommending to our board of directors the appropriate structure and amount of compensation for the non-employee directors;

•	establishing and periodically reviewing policies in the area of senior management perquisites;

•

reviewing and approving material changes in our employee benefit plans; making recommendations to our board of directors generally with respect to incentive-compensation plans, equity-based plans and deferred compensation plans; establishing criteria for the granting of options and other stock-based awards to our executive officers and other employees and review and approving the granting of options and other stock-based awards to our executive officers, including administering our 2005 stock incentive plan, our 2007 equity incentive plan and any other incentive-compensation plans, equity-based plans and deferred compensation plans; and administering our incentive and equity-based plans and programs;

•	reviewing and approving the terms of any employment agreement executed by us with an executive officer, including any of our named executive officers;

•

exercising sole authority to retain, and to terminate, any third party consultants to assist in the evaluation of director, Chairman and Chief Executive Officer or executive compensation and exercising sole authority to approve such consultant’s fees and other retention terms;

•

reviewing and reassessing annually the adequacy of the human resources and compensation committee charter and recommending any proposed changes to our board and annually evaluating its own performance;

•

reviewing the Compensation Discussion and Analysis section to be included in our annual proxy statement or other report or filing, discussing the Compensation Discussion and Analysis with our management, and recommending to our board of directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K and/or proxy statement; and

•

reviewing our succession planning process for our Chairman and Chief Executive Officer and all executive officers and making recommendations to our board of directors regarding succession planning issues.

In the questions and answers set forth above under the caption “— Compensation Discussion and Analysis” above, we have addressed the role of executive officers in the executive compensation process. See the question “What is the role of our executive officers in the compensation process?” under the caption “— Compensation Discussion and Analysis” above. With respect to compensation of directors, the role of our executive officers is limited to furnishing such industry data, summaries and legal and financial analyses as the human resources and compensation committee requests from time to time.

As discussed under the caption “— Compensation Discussion and Analysis” above, our human resources and compensation committee has engaged Exequity since fiscal 2011 to provide it with peer group and industry compensation data, compensation surveys and advice on compensation best practices. The instructions given by our human resources and compensation committee to Exequity will vary yearly but typically will include a request: (i) that the firm prepare an executive compensation peer group analysis that covers our senior executives; (ii) that the firm compile current data with regard to industry compensation trends and practices; and (iii) for a recommendation as to ranges for base salary, annual incentives and long-term incentives for executives officers and directors. Pursuant to the terms of its engagement by the human resources and compensation committee, Exequity is directed to recommend programs that are fair, reasonable and balanced and designed to attract, retain, motivate and reward executives for performance, while closely aligning the interests of executives with those of our stockholders. We paid Exequity $327,595 in the aggregate for all the services that it provided to us in fiscal 2012.

2012 Summary Compensation Table

The following table sets forth summary information concerning compensation of our principal executive officer and principal financial officer and each of the next three most highly compensated current executive officers whose total compensation (excluding any compensation as a result of a change in pension value and non-qualified deferred compensation earnings) exceeded $100,000 during fiscal 2012. We refer to these persons in this proxy statement as our named executive officers.

Name and Principal Position	Year	Salary ($)			Bonus ($)			Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)			Change in Pension Value and Nonqualified Deferred Compensation Earnings			All Other Compensation ($)(19)		Total ($)
Jeffrey A. Weiss, Chairman of the Board and Chief Executive Officer	2012 2011 2010	$ $ $	1,000,000 985,000 985,000		$ $ $	4,235,000 2,708,750 1,723,750	(4) (4) (4)	$ $	2,400,000 — 1,460,702	$ $	2,400,000 — 495,125	$ $	531,333 131,333 —	(5) (5)	$ $ $	776,833 1,043,074 618,941	(18) (18) (18)	$ $ $	204,186 205,413 193,592	$ $ $	11,547,352 5,073,570 5,477,110
Kenneth Schwenke, President	2012		$338,462			$659,232	(14)		$600,000		$450,000		$50,000	(16)		—			$15,009		$2,112,703
Randy Underwood, Executive Vice President and Chief Financial Officer	2012 2011 2010	$ $ $	550,000 505,000 451,923	(1) (1) (1)	$ $ $	1,240,000 909,000 909,000	(6) (6) (6)	$ $	600,000 — 584,947	$ $	600,000 — 306,471	$ $ $	283,618 263,618 265,983	(7) (8) (9)	$	— — 471,457	(18)	$ $ $	107,062 128,083 125,169	$ $ $	3,380,680 1,805,701 3,114,950
Norman Miller, Executive Vice President and Chief Operating Officer	2012 2011 2010	$ $ $	550,000 505,000 450,000	(1) (1) (1)	$ $ $	1,240,000 909,000 720,000	(10) (10) (10)	$ $	600,000 — 584,947	$ $	600,000 — 306,471	$ $ $	283,618 263,618 265,983	(11) (12) (13)		— — —		$ $ $	36,274 22,550 22,380	$ $ $	3,309,892 1,700,168 2,349,781
Michael Coury, Chief Information Officer	2012		$425,000			$525,000	(15)		$173,800		$65,000		$114,018	(17)		—			$12,312		$1,315,130

(1)	Includes salary deferred by the named executive officer under our Deferred Compensation Plan. Payment of such salary is deferred until retirement, or in some instances, until a specified date prior to retirement.

(2)	The amounts shown in this column reflect the aggregate grant date fair value for stock awards granted in fiscal 2010, fiscal 2011 and fiscal 2012, respectively, in accordance with FASB ASC Topic 718, pursuant to our equity compensation plans. The valuation assumptions used in the calculation of this amount are described in Note 4 to our financial statements included in our Annual Report on Form 10-K for fiscal 2010, fiscal 2011 and fiscal 2012, respectively.

(3)	The amounts shown in this column reflect the aggregate grant date fair value for option awards granted in fiscal 2010, fiscal 2011 and fiscal 2012, respectively, in accordance with FASB ASC Topic 718, pursuant to our equity compensation plans. The valuation assumptions used in the calculation of this amount are described in Note 4 to our financial statements included in our Annual Report on Form 10-K for fiscal 2010, fiscal 2011 and fiscal 2012, respectively.

(4)	Consists of (i) for fiscal 2012, (x) $2,500,000 cash bonus award pursuant to our annual cash bonus program, (y) $750,000 discretionary bonus award and (z) the payment of the $985,000 cash award under the terms of Mr. Weiss’ prior employment agreement; (ii) for fiscal 2011, (x) $1,723,750 cash bonus award pursuant to our annual cash bonus program, and (y) the payment of the $985,000 cash award under the terms of Mr. Weiss’ prior employment agreement and (iii) for fiscal 2010, a $1,723,750 cash bonus award pursuant to our annual cash bonus program.

(5)	Consists of (i) for fiscal 2012, (x) the vesting and payment of $131,333 of the $394,000 long-term cash incentive awarded in fiscal 2010 and (y) the vesting and payment of $400,000 of the $1,200,000 long-term cash incentive awarded in fiscal 2012 and (ii) for fiscal 2011, the vesting and payment of $131,333 of the $394,000 long-term cash incentive awarded in fiscal 2010.

(6)	Consists of (i) for fiscal 2012, (x) $990,000 cash bonus award pursuant to our annual cash bonus program and (y) a $250,000 discretionary bonus award, (ii) for fiscal 2011, a $909,000 cash bonus award pursuant to our annual cash bonus program and (iii) for fiscal 2010, a $909,000 cash bonus award pursuant to our annual cash bonus program.

(7)	Consists of (i) the vesting and payment of $100,000 of the $300,000 long-term cash incentive awarded in fiscal 2012; (ii) the vesting and payment of $97,635 of the $292,905 long-term cash incentive awarded in fiscal 2011, and (iii) the vesting and payment of $85,983 of the $257,950 long-term cash incentive awarded in fiscal 2010. The $100,000 portion of the long-term cash incentive was awarded effective July 1, 2011 and was conditioned upon achieving the fiscal 2012 annual EBITDA target and/or strategic objectives as established by our board of directors. The $97,635 portion of the long-term cash incentive was awarded effective July 1, 2010 and was conditioned upon achieving the fiscal 2011 annual EBITDA target and/or strategic objectives as established by our board of directors. The $85,983 portion of the long-term cash incentive was awarded effective July 1, 2009 and was conditioned upon achieving the fiscal 2010 annual EBITDA target and/or strategic objectives as established by our board of directors. The human resources and compensation committee and the board of directors determined that we met the strategic objectives for fiscal year 2012 and, accordingly, these awards vested.

(8)	Consists of (i) the vesting and payment of $97,635 of the $292,905 long-term cash incentive awarded in fiscal 2011; (ii) the vesting and payment of $85,983 of the $257,950 long-term cash incentive awarded in fiscal 2010, and (iii) the vesting and payment of $80,000 of the $240,000 long-term cash incentive granted in fiscal 2009. The $97,635 portion of the long-term cash incentive was awarded effective July 1, 2010 and was conditioned upon achieving the fiscal 2011 annual EBITDA target and/or strategic objectives as established by our board of directors. The $85,983 portion of the long-term cash incentive was awarded effective July 1, 2009 and was conditioned upon achieving the fiscal 2010 annual EBITDA target and/or strategic objectives as established by our board of directors. The $80,000 portion of the long-term cash incentive was granted effective July 1, 2008 and was conditioned upon achieving the fiscal 2009 strategic objectives as established by our board of directors. The human resources and compensation committee and the board of directors determined that we met the strategic objectives for fiscal year 2011 and, accordingly, these awards vested.

(9)

Consists of (i) the vesting and payment of $85,983 of the $257,950 long-term cash incentive awarded in fiscal 2010; (ii) the vesting and payment of $80,000 of the $240,000 long-term cash incentive awarded in fiscal 2009, (iii) the vesting of $33,333 of the $100,000 fiscal year 2008 company contribution to the Deferred Compensation Plan and the deposit of such amount to the participant’s account and (iv) the vesting and payment of $66,667 of the $200,000 long-term cash incentive granted in fiscal 2008. The $85,983 portion of the long-term cash incentive was awarded effective July 1, 2009 and was conditioned upon achieving the fiscal 2010 annual EBITDA target and/or strategic objectives as established by our board of directors. The $80,000 portion of the long-term cash incentive was awarded effective July 1, 2008 and was conditioned upon achieving the fiscal 2009 annual EBITDA target and/or strategic objectives as established by our board of directors. The $33,333 portion of the company contribution to our Deferred Compensation Plan and the $66,667 portion of the long-term cash incentive were granted effective July 1, 2007 and were conditioned upon achieving the fiscal 2010 strategic objectives as established by our board of directors. The human resources and compensation committee and the board of directors determined that we met the strategic objectives for fiscal year 2010 and, accordingly, these awards vested.

(10)	Consists of (i) for fiscal 2012, (x) $990,000 cash bonus award pursuant to our annual cash bonus program and (y) a $250,000 discretionary bonus award, (ii) for fiscal 2011, a $909,000 cash bonus award pursuant to our annual cash bonus program and (iii) for fiscal 2010, a $720,000 cash bonus award pursuant to our annual cash bonus program.

(11)	Consists of (i) the vesting and payment of $100,000 of the $300,000 long-term cash incentive awarded in fiscal 2012; (ii) the vesting and payment of $97,635 of the $292,905 long-term cash incentive awarded in fiscal 2011, and (iii) the vesting and payment of $85,983 of the $257,950 long-term cash incentive awarded in fiscal 2010. The $100,000 portion of the long-term cash incentive was awarded effective July 1, 2011 and was conditioned upon achieving the fiscal 2012 annual EBITDA target and/or strategic objectives as established by our board of directors. The $97,635 portion of the long-term cash incentive was awarded effective July 1, 2010 and was conditioned upon achieving the fiscal 2011 annual EBITDA target and/or strategic objectives as established by our board of directors. The $85,983 portion of the long-term cash incentive was awarded effective July 1, 2009 and was conditioned upon achieving the fiscal 2010 annual EBITDA target and/or strategic objectives as established by our board of directors. The human resources and compensation committee and the board of directors determined that we met the strategic objectives for fiscal 2012 and, accordingly, these awards vested.

(12)	Consists of (i) the vesting and payment of $97,635 of the $292,905 long-term cash incentive awarded in fiscal 2011; (ii) the vesting and payment of $85,983 of the $257,950 long-term cash incentive awarded in fiscal 2010, and (iii) the vesting and payment of $80,000 of the $240,000 long-term cash incentive granted in fiscal 2009. The $97,635 portion of the long-term cash incentive was awarded effective July 1, 2010 and was conditioned upon achieving the fiscal 2011 annual EBITDA target and/or strategic objectives as established by our board of directors. The $85,983 portion of the long-term cash incentive was awarded effective July 1, 2009 and was conditioned upon achieving the fiscal 2010 annual EBITDA target and/or strategic objectives as established by our board of directors. The $80,000 portion of the long-term cash incentive was granted effective July 1, 2008 and was conditioned upon achieving the fiscal 2009 strategic objectives as established by our board of directors. The human resources and compensation committee and the board of directors determined that we met the strategic objectives for fiscal 2011 and, accordingly, these awards vested.

(13)	Consists of (i) the vesting and payment of $85,983 of the $257,950 long-term cash incentive awarded in fiscal 2010; (ii) the vesting and payment of $80,000 of the $240,000 long-term cash incentive awarded in fiscal 2009, and (iii) the vesting of $33,333 of the $100,000 fiscal year 2008 company contribution to the Deferred Compensation Plan and the deposit of such amount to the participant’s account, and (iv) the vesting and payment of $66,667 of the $200,000 long-term cash incentive granted in fiscal 2008. The $85,983 portion of the long-term cash incentive was awarded effective July 1, 2009 and was conditioned upon achieving the fiscal 2010 annual EBITDA target and/or strategic objectives as established by our board of directors. The $80,000 portion of the long-term cash incentive was awarded effective July 1, 2008 and was conditioned upon achieving the fiscal 2009 annual EBITDA target and/or strategic objectives as established by our board of directors. The $33,333 portion of the company contribution to our Deferred Compensation Plan and the $66,667 portion of the long-term cash incentive were granted effective July 1, 2007 and were conditioned upon achieving the fiscal 2010 strategic objectives as established by our board of directors. The human resources and compensation committee and the board of directors determined that we met the strategic objectives for fiscal 2010 and, accordingly, these awards vested.

(14)	Consists of (i) $609,232 cash bonus award pursuant to our annual cash bonus program and (ii) the vesting and payment of $50,000 of a $150,000 signing bonus award granted upon Mr. Schwenke’s appointment as our President during fiscal 2012.

(15)	Consists of (i) a $425,000 cash bonus award pursuant to our annual cash bonus program and (ii) a $100,000 retention bonus to be paid to Mr. Coury on August 31, 2012, provided he remains in our employ as of that date.

(16)	Consists of the vesting and payment of $50,000 of the $150,000 long-term cash incentive awarded in fiscal 2012. The $50,000 portion of the long-term cash incentive was awarded effective November 14, 2011 and was conditioned upon achieving the fiscal 2012 annual EBITDA target and/or strategic objectives as established by our board of directors. The human resources and compensation committee and the board of directors determined that we met the strategic objectives for fiscal 2012 and, accordingly, this award vested.

(17)	Consists of (i) the vesting and payment of $43,333 of the $130,000 long-term cash incentive awarded in fiscal 2011; (ii) the vesting and payment of $36,291 of the $108,874 long-term cash incentive awarded in fiscal 2010 and (iii) the vesting and payment of $34,393 of the $77,385 long-term cash incentive awarded in fiscal 2010. The $43,333 portion of the long-term cash incentive was awarded effective July 1, 2011 and was conditioned upon achieving the fiscal 2012 annual EBITDA target and/or strategic objectives as established by our board of directors. The $36,291 portion of the long-term cash incentive was awarded effective July 1, 2010 and was conditioned upon achieving the fiscal 2011 annual EBITDA target and/or strategic objectives as established by our board of directors. The $34,393 portion of the long-term cash incentive was awarded effective July 1, 2009 and was conditioned upon achieving the fiscal 2010 annual EBITDA target and/or strategic objectives as established by our board of directors. The human resources and compensation committee and the board of directors determined that we met the strategic objectives for fiscal 2012 and, accordingly, these awards vested.

(18)	This amount reflects the present value of the certain post-retirement awards to which Mr. Weiss and Mr. Underwood are entitled under the terms of their employment agreements (the capstone award and incremental capstone award, with respect to Mr. Weiss, and the retention bonus and incremental retention bonus, with respect to Mr. Underwood), as if such individuals retired as of June 30, 2011 and December 31, 2012, respectively, the dates upon which they first become eligible for their respective awards). For more information on these post-retirement benefits, see “Compensation Discussion and Analysis—What are the principal components of our executive compensation programs?” above. Mr. Weiss and Mr. Underwood were entitled to the capstone award and the retention bonus, respectively, under employment agreements that were effective prior to fiscal 2010. As a result of new employment agreements entered into in fiscal 2010, Mr. Weiss became entitled to the incremental capstone award and Mr. Underwood entitled to the incremental retention bonus. The amounts for Mr. Weiss for fiscal 2010, fiscal 2011 and fiscal 2012 represent changes in the present value of the capstone award and the incremental capstone award, and the amount for Mr. Underwood in fiscal 2010 represents the present value of the incremental retention bonus.

(19)	Includes the following additional compensation:

Name	Year	401(k) Match		Discretionary Deferred Compensation Contributions		Life Insurance(a)		Perquisites(b)
Jeffery A. Weiss	2012 2011 2010	$ $ $	10,000 8,616 8,205	$	— — 1,595	$ $ $	151,782 132,570 130,850	$ $ $	42,404 64,227 52,942
Kenneth Schwenke	2012		—		—		—		$15,009
Randy Underwood	2012 2011 2010	$ $ $	10,000 8,134 8,123	$ $	— 1,666 1,678	$ $ $	7,960 7,110 6,510	$ $ $	89,102 111,173 108,858
Norman Miller	2012 2011 2010	$ $ $	10,000 2,385 2,370	$ $	— 5,865 5,880	$ $ $	2,520 2,300 2,130	$ $ $	23,754 12,000 12,000
Michael Coury	2012		$12,225		—		$990		$12,312

(a)	Consists of premiums paid by us for life insurance for which we are not the named beneficiary under this policy.

(b)	Includes the following perquisites:

Name	Year	Automobile(i)		Country Club(ii)		Housing Allowance(iii)		Benefits Allowance(iv)		Personal Expenses
Jeffery A. Weiss	2012 2011 2010	$ $ $	774 2,754 1,510	$ $ $	18,300 46,855 34,523		— — —		— — —	$ $ $	23,330 14,618 16,909	(v) (v) (v)
Kenneth Schwenke	2012		$15,009		—		—		—		—
Randy Underwood	2012 2011 2010	$ $ $	24,197 24,000 24,000		— — —	$ $ $	36,000 36,000 36,000	$ $ $	28,905 51,173 48,858		— — —
Norman Miller	2012 2011 2010	$ $ $	23,754 12,000 12,000		— — —		— — —		— — —		— — —
Michael Coury	2012		$12,312		—		—		—		—

(i)	Includes the personal benefits associated with the use of a car paid by us in the case of Mr. Weiss. In calculating these benefits, we took the annual cost of the car to us (which included its depreciation, insurance premiums, maintenance and repair and fuel costs) and multiplied it by the percent of personal use claimed by the executive. Messrs. Schwenke, Underwood, Miller and Coury received an annual car allowance for the amounts shown.

(ii)	Includes the personal benefits associated with the use of country club memberships paid by us. In calculating this benefit, we took the annual cost of the applicable country club membership and multiplied it by the percent of personal use claimed by the executive.

(iii)	Mr. Underwood receives a monthly housing allowance.

(iv)	Mr. Underwood receives a monthly benefits allowance for the reimbursement of life and long-term disability insurance premiums and in fiscal 2010 and 2011 a tax gross-up allowance for allowances received.

(v)	Represents personal tax and legal services paid by us.

Fiscal 2012 Grants of Plan Based Awards

The following table sets forth information regarding grants of plan based awards to our named executive officers for fiscal 2012 and, with respect to non-equity incentive plan awards, represents the threshold, target and maximum payouts designated under our annual bonus plans discussed above under “— Compensation Discussion and Analysis” in the Proxy Statement.

Name	Grant Date							All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Estimated Future Payments Under
		Non-Equity Incentive Plan Awards
		Threshold ($)		Target ($)		Maximum ($)
Jeffrey A. Weiss		$125,000	(1)	$1,250,000	(1)	$2,500,000	(1)	—	—	—	—
		$400,000	(2)	$1,200,000	(2)	$1,200,000	(2)	—	—	—	—
	9/7/2011	—		—		—		108,548	—	—	$2,400,000
	9/7/2011	—		—		—		—	223,776	$10.73	$2,400,000
Kenneth Schwenke		$30,462	(1)	$304,616	(1)	$609,232	(1)	—	—	—	—
		$50,000	(2)	$150,000	(2)	$150,000	(2)	—	—	—	—
	11/14/2011	—		—		—		16,103	—	—	$300,000
	11/14/2012	—		—		—		—	33,245	$9.02	$300,000
	6/21/2012	—		—		—		17,544	—	—	$300,000
	6/21/2012	—		—		—		—	18,673	$8.03	$150,000
Randy Underwood		$49,500	(1)	$495,000	(1)	$990,000	(1)	—	—	—	—
		$100,000	(2)	$300,000	(2)	$300,000	(2)	—	—	—	—
	9/7/2011	—		—		—		27,137	—	—	$600,000
	9/7/2011	—		—		—		—	55,944	$10.73	$600,000
Norman Miller		$49,500	(1)	$495,000	(1)	$990,000	(1)	—	—	—	—
		$100,000	(2)	$300,000	(2)	$300,000	(2)	—	—	—	—
	9/7/2011	—		—		—		27,137	—	—	$600,000
	9/7/2011	—		—		—		—	55,944	$10.73	$600,000
Michael Coury		$21,250	(1)	$212,500	(1)	$425,000	(1)	—	—	—	—
		$43,333	(2)	$130,000	(2)	$130,000	(2)	—	—	—	—
	12/15/2011	—		—		—		2,500	—	—	$43,800
	6/21/2012	—		—		—		7,602	—	—	$130,000
	6/21/2012	—		—		—		—	8,092	$8.03	$65,000

(1)	Includes the fiscal 2012 threshold, target and maximum payouts designated under our annual cash bonus program. For a discussion of the terms of our annual cash bonus program and the amount earned thereunder by the named executive officer during fiscal 2012, see “— Compensation Discussion and Analysis — Annual Bonus” above.

(2)	Includes the threshold, target and maximum payouts designated under the long-term cash component of our long-term incentive plan. For a discussion of the terms of our long term incentive plan and the amounts earned thereunder by the named executive officer during fiscal 2012, see “— Compensation Discussion and Analysis — Long-Term Incentive Compensation” in the Proxy Statement.

Narrative Disclosure Relating to 2012 Summary Compensation Table and 2012 Grants of Plan-Based Awards Table

As required by the rules of the Securities and Exchange Commission, the information set forth above under “— 2012 Summary Compensation Table” and the “— 2012 Grants of Plans-Based Awards Table” reflects not only compensation earned and paid in the respective fiscal year, but also amounts representing the opportunity to earn future compensation under performance-driven compensation incentives that may be forfeited based on future performance and/or time vesting. As a result of mixing compensation earned/paid and contingent compensation, the “total” shown under “— 2012 Summary Compensation Table” includes amounts that the named executive officers may never receive.

We have employment agreements with each of our named executive officers who is currently employed by us. The material terms of each employment agreement are summarized below, except that termination payments provided under each agreement are summarized below under the heading “— Potential Payments Upon Termination or Change of Control.” In addition, pursuant to each employment agreement, each named executive officer is eligible to receive annual cash incentive awards if performance objectives established by our board of directors and/or human resources and compensation committee are met and to receive future equity grants under such long-term incentive programs as we may maintain from time to time. See “— Compensation Discussion and Analysis” above for more information on our long term incentive program.

Jeffrey A. Weiss

The information set forth above under “— 2012 Summary Compensation Table” and the “— 2012 Grants of Plans-Based Awards Table” reflects compensation for the applicable periods as provided for in the employment agreement entered into by us and Mr. Weiss, our Chief Executive Officer, on September 7, 2011, which we refer to as the 2011 Weiss Agreement. The 2011 Weiss Agreement replaced a prior employment agreement dated October 30, 2009, which we refer to as the 2009 Weiss Agreement. Prior to that, we and Mr. Weiss were parties to an employment agreement dated October 5, 2007, as amended on December 18, 2008, which we refer to as the 2007 Weiss Agreement.

Comparison of 2011 Weiss Agreement and 2009 Weiss Agreement

Set forth in the table below is a comparison of the salary, bonuses and long term compensation awards to which Mr. Weiss is entitled under the 2011 Weiss Agreement, relative to the salary, bonuses and long term compensation awards to which Mr. Weiss was entitled during our fiscal year ended June 30, 2011 under the terms of the 2009 Weiss Agreement.

	2009 Weiss Agreement		2011 Weiss Agreement
	Fiscal 2011 (Actual)		Fiscal 2012		Percentage Increase - Decrease over Prior Year	Fiscal 2013	Percentage Increase - Decrease over Prior Year	Fiscal 2014		Percentage Increase - Decrease over Prior Year	Fiscal 2015		Percentage Increase - Decrease over Prior Year
Salary	$985,000		$1,000,000		1.5%	$1,000,000	0.0%	$1,000,000		0.0%	$1,000,000		0.0%
Annual Bonus*(1)	$1,723,750		$2,500,000		45.0%	$2,500,000	0.0%	$2,500,000		0.0%	$2,500,000		0.0%
Long Term Incentive Compensation(2)								$3,000,000		—	$3,000,000		0.0%
Equity-based	$591,000		$4,800,000		712.2%	—	—
Cash	$1,379,000	*	$1,200,000	*	(13.0)%	—	—
Supplemental Cash Bonus(3)	—		—		—	—	—	$1,000,000	*	—	$1,000,000	*	0.0%
Supplemental Restricted Stock Award(4)	—		—		—	$4,200,000	—	—		—	—		—

Total	$4,678,750		$9,500,000		103.0%	$7,700,000	(18.9)%	$7,500,000		(2.6)%	$7,500,000		0.0%

*	Performance-based compensation

(1)	Under the terms of the 2009 Weiss Agreement, Mr. Weiss was entitled to receive an annual target cash bonus equal to 125% of his base salary, with the ability to receive a maximum bonus of 175% of his base salary, based upon our performance measured by the extent to we achieved consolidated annual earnings before income taxes, depreciation, amortization and other items, or EBITDA, targets set by our board of directors. Under the terms of the 2011 Weiss Agreement, Mr. Weiss is entitled to receive an annual target cash bonus equal to 125% of his base salary, with the ability to receive a maximum bonus of 250% of his base salary, based upon our performance measured by the extent to we achieve consolidated annual EBITDA targets set by our board of directors. For the purposes of this table, we have assumed that Mr. Weiss earns his maximum annual target cash bonus amount, or 250% of his base salary, for each fiscal year under the 2011 Weiss Agreement.

(2)	The amounts shown reflect (i) the aggregate grant date fair value for stock and options awards, in accordance with ASC Topic 718, in each case pursuant to our equity compensation plans, and (ii) the full value of the long term cash incentive vesting, which Mr. Weiss received under the 2009 Weiss Agreement and which he has received, or will be entitled to receive, under the 2011 Weiss Agreement. Under the terms of the 2009 Weiss Agreement, Mr. Weiss was entitled to receive an annual award under our long term incentive compensation plan in an amount equal to 100% of his then current base salary. Under the terms of the 2011 Weiss Agreement, Mr. Weiss received an award under our long term incentive compensation plan having a grant date value, determined in accordance with United States generally accepted accounting principles, of $6,000,000, one half of which constituted an award with respect to fiscal 2012 and the other half of which constituted an award with respect to fiscal 2013. For fiscal years beginning on and after June 30, 2013, Mr. Weiss is entitled to receive long term incentive compensation with an annualized aggregate grant date value of at least $3,000,000, with the allocation of such award between equity and cash to be determined by our human resources and compensation committee. For the purposes of this table, we have indicated that Mr. Weiss will be entitled to an award with an aggregate value of $3,000,000 for each of the fiscal years ended June 30, 2014 and 2015, but have not assumed how such awards will be allocated between equity or cash awards, or whether all or any portion of such awards will be performance based compensation.

Equity awards made to Mr. Weiss under both the 2009 Weiss Agreement and the 2011 Weiss Agreement vest ratably on a quarterly basis over a three-year period, provided that he remains employed by us on such dates, and is not based on our performance and/or that of Mr. Weiss. The long term cash incentive awards granted to Mr. Weiss under the 2009 Weiss Agreement vest ratably on an annual basis over a three-year period, subject to our achievement of certain EBITDA targets and/or the determination of our human resources and compensation committee that strategic objectives are met by us. Of the $1,200,000 in cash-based awards granted to Mr. Weiss under the 2011 Weiss Agreement in the fiscal year ended June 30, 2012, (1) $480,000 vests over a three-year period, with one-third of such amount vesting on each of June 30, 2012, 2013 and 2014, provided Mr. Weiss remains continuously employed by us through each such date, and (2) $720,000 vests over a vests over a three-year period, with one-third of such amount vesting on each of June 30, 2012, 2013 and 2014, subject to the achievement of performance conditions determined by our human resources and compensation committee and based on our performance and Mr. Weiss’ performance beginning on July 1, 2011 and ending on the applicable vesting date. Under the terms of the 2009 Weiss Agreement, Mr. Weiss received a cash bonus in the amount of 100% of his then current base salary in recognition of his efforts to assist us in planning for the succession of his chief executive officer position.

(3)	Under the terms of the 2011 Weiss Agreement, Mr. Weiss is entitled to receive supplemental cash bonus awards of $1,000,000 on each of December 31, 2013 and December 31, 2014, with $250,000 of each such award subject to the satisfaction of non-financial performance objectives, and $750,000 subject to our achievement of EBITDA targets, in each case as determined by our human resources and compensation committee. Each of such awards is also subject to Mr. Weiss remaining employed by us on each award date.

(4)	Under the terms of the 2011 Weiss Agreement, Mr. Weiss received on July 2, 2012 a supplemental restricted stock unit award with a grant date value of $4,200,000. Such restricted stock unit award vests in substantially equal monthly installments on the last day of each month beginning on July 31, 2012 and ending on December 31, 2014, provided that Mr. Weiss is employed by us on such dates, and is not based on our performance and/or that of Mr. Weiss.

2011 Weiss Agreement

On September 7, 2011, we and Mr. Weiss entered into the 2011 Weiss Agreement, which replaced the 2009 Weiss Agreement. The initial term of the 2011 Weiss Agreement expires on December 31, 2014, after which time our board of directors, in its sole discretion, may renew the agreement for successive one-year periods unless either party provides a notice of nonrenewal.

Under the terms of the 2011 Weiss Agreement, Mr. Weiss receives an annual base salary of $1,000,000, effective July 1, 2011, and an annual target bonus opportunity based on the achievement of certain objectives, as determined by the human resources and compensation committee, equal to 125% of his base salary, with the ability to receive a maximum bonus of 250% of his base salary.

On September 7, 2011, pursuant to terms of the 2011 Weiss Agreement, Mr. Weiss received an award under our long term incentive plan having a grant date value, determined in accordance with United States generally accepted accounting principles, of $6,000,000, one half of which constitutes an award with respect to fiscal 2012 and the other half of which constitutes an award with respect to fiscal 2013. The award consists of non-qualified stock options having a grant date value of $2,400,000, restricted stock units having a grant date value of $2,400,000, and $1,200,000 in cash. Restricted stock units and non-qualified stock options granted pursuant to the award vest ratably on a quarterly basis over a three-year period beginning on October 1, 2011, subject to Mr. Weiss remaining continuously employed with us through the applicable vesting dates. Cash awards granted pursuant to the award vest ratably on an annual basis over a three-year period, with one-third of such award vesting on each of June 30, 2012, June 30, 2013 and June 30, 2014, subject to Mr. Weiss remaining continuously employed with us through the applicable vesting date and, with respect to $720,000 of the cash award, subject to performance conditions established by the human resources and compensation committee as described in “Compensation Discussion and Analysis — What are the principal components of our executive compensation programs? — Long-Term Incentive Compensation” above.

Mr. Weiss is not entitled under the terms of the 2011 Weiss Agreement to receive any additional awards under our long term incentive plan until July 1, 2013. For fiscal years beginning on and after July 1, 2013, Mr. Weiss will be eligible to receive additional awards under our long term incentive plan having an annualized aggregate grant date value, determined in accordance with United States generally accepted accounting principles, of at least $3,000,000. Such awards will consist of cash, stock options, restricted stock units and/or any other equity award, or combination thereof, and shall have vesting conditions, in each case as determined by the human resources and compensation committee.

All outstanding plan awards granted to Mr. Weiss pursuant to the 2011 Weiss Agreement will vest immediately upon a change in control. See “— Potential Payments Upon Termination or Change of Control- Jeffrey A. Weiss” below.

In recognition of Mr. Weiss’ service on our board of directors, including his service as Chairman, and in recognition of Mr. Weiss’ prior and future service to us as our Chief Executive Officer, Mr. Weiss is also eligible under the terms of the 2011 Weiss Agreement to receive a supplemental cash bonus with a targeted aggregate value of $2,000,000. Mr. Weiss is eligible to earn one half of such supplemental bonus on December 31, 2013, and the remainder of such bonus on December 31, 2014, subject to Mr. Weiss remaining continuously employed with us through such vesting dates. Additionally, payment of 25% of the supplemental bonus is subject to the satisfaction of non-financial objectives and payment of 75% of the supplemental bonus is subject to the satisfaction of cumulative EBITDA targets, in each case as determined by the human resources and compensation committee and based on the period beginning July 1, 2011 and ending on the applicable vesting date, as described under “Compensation Discussion and Analysis — What are the principal components of our executive compensation programs? — Other Compensation” above. Any unpaid portion of the supplemental cash bonus will become fully vested as of the effective date of the termination of Mr. Weiss’ employment by us without cause or by Mr. Weiss for good reason and will be immediately payable in a lump sum.

Pursuant to the terms of the 2011 Weiss Agreement, on July 2, 2012, Mr. Weiss received a supplemental restricted stock unit award with a grant date value of $4,200,000. Such restricted stock unit award vests in substantially equal monthly installments on the last day of each month beginning on July 31, 2012 and ending on December 31, 2014, provided that Mr. Weiss is employed by us on such dates. The vested shares subject to the supplemental restricted stock unit award will generally be delivered to Mr. Weiss on January 2, 2015. The supplemental restricted stock unit award will become fully vested as of the effective date of the termination of Mr. Weiss’ employment by us without cause or by Mr. Weiss for good reason.

In addition, in recognition of Mr. Weiss’ service on our board, including his service as Chairman, and in recognition of Mr. Weiss’ prior and future service to us, Mr. Weiss is entitled pursuant to the terms of his employment agreement to receive certain supplemental retirement benefits. See “Compensation Discussion and Analysis — What are the principal components of our executive compensation programs? — Other Compensation” above.

Under the 2011 Weiss Agreement, we provide Mr. Weiss with health, welfare and tax qualified retirement benefits generally available to our other senior management employees and, in addition: (i) a leased automobile; (ii) reimbursement of up to $100,000 annually for the payment of premiums for term life and/or disability insurance; (iii) reimbursement of tax and financial planning costs, not to exceed $15,000 annually; (iv) a Company-purchased or self-insured term life insurance policy on the life of Mr. Weiss with a face amount of $4.2 million insuring the period from the date of the agreement through July 1, 2012; (v) uninsured medical and dental costs, not to exceed $15,000 annually; and (vi) five weeks paid vacation.

2009 Weiss Agreement

Under the terms of the 2009 Weiss Agreement, Mr. Weiss received an annual base salary of $985,000, subject to increase as determined by our board of directors or the human resources and compensation committee, and was eligible to receive an annual target bonus opportunity based on the achievement of certain objectives, as determined by the human resources and compensation committee, equal to 125% of his base salary, with the ability to receive a maximum bonus of 175% of his base salary.

The 2009 Weiss Agreement also provided that, if Mr. Weiss was employed by us as of June 30 of each year during the initial term of his employment agreement, Mr. Weiss was also entitled to receive an award equal to 200% of his base salary for such completed fiscal year, one-half of which was payable in cash, which we refer to as the cash awards, and one-half of which was payable in a combination of restricted stock units, non-qualified stock options and cash, which we refer to as the plan awards.

The cash awards were payable upon (i) the appointment by our board of directors of Mr. Weiss’ permanent successor as Chief Executive Officer of the Company, (ii) in a given year if our board of directors concluded, in its reasonable discretion, that satisfactory progress has been achieved by Mr. Weiss in planning for the succession of his Chief Executive Officer position, or (iii) upon a change of control, in each case subject to the condition that Mr. Weiss had remained continuously employed by us through such date. On each of July 28, 2010 and July 27, 2011, the human resources and compensation committee approved the grant to Mr. Weiss of a cash award for an amount equal to his then-current base salary of $985,000, and determined that the requisite succession planning conditions had been met and that such cash award was immediately payable to Mr. Weiss as of each of such dates with respect to fiscal 2010 and fiscal 2011, respectively.

As required by the terms of the 2009 Weiss Agreement, each plan award granted to Mr. Weiss was apportioned between restricted stock units, non-qualified stock options and cash in the same proportion as other members of our management that participate in our long term incentive plan. The plan awards in the form of restricted stock units and stock options vest ratably on a quarterly basis over a three-year period from the grant date provided Mr. Weiss remains continuously employed by us through such dates. The cash component of the plan awards vest annually over a three-year period from the grant date, provided that we meet EBITDA targets and/or other strategic objectives as determined by our board of directors.

Notwithstanding the foregoing, all outstanding plan awards granted to Mr. Weiss will vest immediately upon a change in control, which is discussed in more detail below under “— Potential Payments Upon Termination or Change of Control — Jeffrey A. Weiss” below.

Under the 2009 Weiss Agreement, we provided him with health, welfare and tax qualified retirement benefits generally available to our other senior management employees and, in addition: (i) a leased automobile; (ii) reimbursement of up to $100,000 annually for the payment of premiums for a life insurance policy on Mr. Weiss of which his designees are the beneficiaries; (iii) reimbursement of tax and financial planning costs, not to exceed $15,000 annually; (iv) uninsured medical and dental costs, not to exceed $15,000 annually; and (v) five weeks paid vacation.

2007 Weiss Agreement

Under the terms of the 2007 Weiss Agreement, Mr. Weiss received an annual base salary of $850,000, subject to increase as determined by our board of directors or the human resources and compensation committee. Mr. Weiss’ annual base salary was increased to $900,000 for fiscal 2009. The 2007 Weiss Agreement also provided that Mr. Weiss was also eligible for an annual target bonus opportunity based on the achievement of certain objectives, as determined by the human resources and compensation committee, equal to 100% of his base salary, with the ability to receive a maximum bonus of 150% of his base salary.

The 2007 Weiss Agreement also provided that, in November of each year, Mr. Weiss was also entitled to receive an annual equity award in the form of either options to purchase shares of our common stock or restricted shares of our common stock, as determined by our human resources and compensation committee in its discretion, in an amount equal to 100% of the annual bonus earned for the immediately preceding fiscal year. The number of options or restricted shares subject to this annual equity award was determined by dividing the target dollar value to be granted by the fair value of the award, as determined in accordance with generally accepted accounting principles. The annual equity award vested in equal annual installments over three years, subject to acceleration in the event Mr. Weiss’ employment is terminated without Cause, for Good Reason or as a result of his death, Disability or Retirement (all as further defined in the 2007 Weiss Agreement). Mr. Weiss received his fiscal 2009 equity award on November 13, 2008. The number of shares of our common stock subject to this award was determined in the manner described above, with reference to the annual bonus he earned for fiscal 2008, or $1,134,421.

Under the 2007 Weiss Agreement, we provided Mr. Weiss with health, welfare and tax qualified retirement benefits generally available to our other senior management employees and, in addition: (i) a monthly auto allowance, (ii) reimbursement of up to $100,000 annually for the payment of premiums for a life insurance policy on Mr. Weiss of which his designees are the beneficiaries, (iii) reimbursement of tax and financial planning costs, not to exceed $10,000 annually, (iv) uninsured medical and dental costs, not to exceed $15,000 annually, and (v) five weeks paid vacation.

Kenneth Schwenke

On November 14, 2011, we entered into an employment agreement with our President, Mr. Schwenke, which we refer to as the 2011 Schwenke Agreement. The initial term of Mr. Schwenke’s employment agreement expires on December 31, 2014, after which time our board of directors, in its sole discretion, may renew the agreement for successive one-year periods.

Pursuant to the 2011 Schwenke Agreement, Mr. Schwenke is entitled to receive an annual base salary of $550,000, and an annual target bonus opportunity based on the achievement of overall corporate performance objectives, to be determined by the human resources and compensation committee, equal to 90% of his base salary, with the ability to receive a maximum bonus of 180% of his base salary. On June 21, 2012, based upon data from our compensation consultant, the human resources and compensation committee approved an increase in Mr. Schwenke’s base salary to $700,000 commencing on July 1, 2012, reflecting Mr. Schwenke’s role as our President, his contributions to our company since his appointment to that position and his expected contributions to our long-term business strategies and objectives, and also increased Mr. Schwenke’s annual target bonus opportunity to 100% of his base salary, with the ability to receive a maximum bonus of 200% of his base salary.

Mr. Schwenke’s employment agreement provides for a signing bonus in an aggregate amount equal to $150,000, payable to Mr. Schwenke in one-third installments if he remains employed by us through each of December 15, 2011, 2012 and 2013.

Mr. Schwenke is eligible under the 2011 Schwenke Agreement to receive awards under our long term incentive plan having an annualized aggregate grant date value, determined in accordance with United States generally accepted accounting principles, of at least $750,000. Such awards will consist of cash, stock options, restricted stock units and/or any other equity award, or combination thereof, and shall have vesting conditions, in each case as determined by the human resources and compensation committee.

Randy Underwood

The information set forth above under “— 2012 Summary Compensation Table” and the “— 2012 Grants of Plans-Based Awards Table” reflects compensation for the applicable periods as provided for in the employment agreement entered into between us and Mr. Underwood, our Executive Vice President and Chief Financial Officer,

on September 7, 2011, which we refer to as the 2011 Underwood Agreement. The 2011 Underwood Agreement replaced a prior employment agreement dated May 17, 2010, which we refer to as the 2010 Underwood Agreement. Prior to that, we and Mr. Underwood were parties to an employment agreement dated May 15, 2008, which we refer to as the 2008 Underwood Agreement.

2011 Underwood Agreement

The initial term of the 2011 Underwood Agreement expires on December 31, 2014, after which time our board of directors, in its sole discretion, may renew the agreement for successive one-year periods.

Pursuant to the 2011 Underwood Agreement, Mr. Underwood receives an annual base salary of $550,000 and an annual target bonus opportunity based on the achievement of overall corporate performance objectives, to be determined by the human resources and compensation committee, equal to 90% of his base salary, with the ability to receive a maximum bonus of 180% of his base salary.

Under the terms of the 2011 Underwood Agreement, Mr. Underwood received an award under our long term incentive plan having a grant date value, determined in accordance with United States generally accepted accounting principles, of $1,500,000, one half of which constitutes an award with respect to fiscal 2012 and the other half of which constitutes an award with respect to fiscal 2013. The award consists of non-qualified stock options having a grant date value of $600,000, restricted stock units having a grant date value of $600,000, and $300,000 in cash. Restricted stock units and non-qualified stock options granted pursuant to the award vest ratably on a quarterly basis over a three-year period beginning on October 1, 2011, subject to Mr. Underwood remaining continuously employed with us through the applicable vesting dates. Cash awards granted pursuant to the award vest ratably on an annual basis over a three-year period, with one-third of such award vesting on each of June 30, 2012, June 30, 2013 and June 30, 2014, subject to Mr. Underwood remaining continuously employed with us through the applicable vesting date and, with respect to $180,000 of the cash award, subject to performance conditions established by the human resources and compensation committee as discussed under “Compensation Discussion and Analysis — What are the principal components of our executive compensation programs? — Long-Term Incentive Compensation” above.

Mr. Underwood is not entitled under the terms of the 2011 Underwood Agreement to receive any additional awards under our long term incentive plan until July 1, 2013. For fiscal years beginning on and after July 1, 2013, Mr. Underwood will be eligible to receive additional awards under our long term incentive plan having an annualized aggregate grant date value, determined in accordance with United States generally accepted accounting principles, of at least $750,000. Such awards will consist of cash, stock options, restricted stock units and/or any other equity award, or combination thereof, and shall have vesting conditions, in each case as determined by the human resources and compensation committee.

In recognition of Mr. Underwood’s prior and future service to our Company, Mr. Underwood is also eligible under the terms of the 2011 Underwood Agreement to receive a supplemental cash bonus with a targeted aggregate value of $1,500,000. Mr. Underwood is eligible to earn one half of such supplemental bonus on December 31, 2013, and the remainder of such bonus on December 31, 2014, subject to Mr. Underwood remaining continuously employed with us through such vesting dates. Additionally, payment of 25% of the supplemental bonus is subject to the satisfaction of non-financial objectives and payment of 75% of the supplemental bonus is subject to the satisfaction of cumulative EBITDA targets, in each case as determined by the human resources and compensation committee and based on the period beginning July 1, 2011 and ending on the applicable vesting date, as described under “Compensation Discussion and Analysis — What are the principal components of our executive compensation programs? — Other Compensation” above. Any unpaid portion of the supplemental cash bonus will become fully vested as of the effective date of the termination of Mr. Underwood’s employment by us without cause or by Mr. Underwood for good reason and will be immediately payable in a lump sum.

In addition, in recognition of Mr. Underwood’s prior and future service to us, Mr. Underwood will be entitled pursuant to the terms of the 2011 Employment Agreement to receive certain supplemental retirement benefits. See “Compensation Discussion and Analysis — What are the principal components of our executive compensation programs? — Other Compensation” above. Mr. Underwood is also entitled to receive retiree medical coverage upon the termination of his employment with us for any reason.

2010 Underwood Agreement

Under the terms of the 2010 Underwood Agreement, Mr. Underwood received an annual base salary of $505,000, subject to increase as determined by our board of directors or the human resources and compensation committee, and an annual target bonus opportunity based on the achievement of certain metrics, as determined by the human resources and compensation committee, equal to 90% of his base salary, with the ability to receive a maximum bonus of 180% of his base salary.

As provided for in the 2010 Underwood Agreement, Mr. Underwood was also entitled to receive annual awards under our long term incentive plans that are at a level commensurate with his position within our organization and with other comparable senior executives. The awards to Mr. Underwood under our long term incentive plan were required to consist of 20% non-qualified stock options, 40% restricted stock units and 40% cash, based on the value of the awards. The long term incentive plan awards for each of fiscal 2011 and fiscal 2010 received by Mr. Underwood and reflected under “— 2012 Summary Compensation Table” and “— Compensation Discussion and Analysis — What are the principal components of our executive compensation programs? — Long Term Incentive Compensation” above are consistent with the terms of the 2010 Underwood Agreement.

2008 Underwood Agreement

Under the terms of the 2008 Underwood Agreement, Mr. Underwood received an annual base salary of a minimum of $420,000, which was increased by the human resources and compensation committee to $445,000 for fiscal 2009. Mr. Underwood was also eligible to receive and an annual target bonus of not less than 80% of his base salary for the applicable fiscal year, if specified business unit and corporate performance goals, as determined by our board or human resources and compensation committee, were met for that year.

Norman Miller

The information set forth above under “— 2012 Summary Compensation Table” and the “— 2012 Grants of Plans-Based Awards Table” reflects compensation for the applicable periods as provided for in the employment agreement entered into between us and Mr. Miller, our Executive Vice President and Chief Operating Officer, on September 7, 2011, which we refer to as the 2011 Miller Agreement. The 2011 Miller Agreement replaced a prior employment agreement dated May 14, 2018, which we refer to as the 2008 Miller Agreement.

2011 Miller Agreement

The initial term of the 2011Miller Agreement expires on December 31, 2014, after which time our board of directors, in its sole discretion, may renew the agreement for successive one-year periods.

Pursuant to the 2011 Miller Agreement, Mr. Miller receives an annual base salary of $550,000 and an annual target bonus opportunity based on the achievement of overall corporate performance objectives, to be determined by the human resources and compensation committee, equal to 90% of his base salary, with the ability to receive a maximum bonus of 180% of his base salary.

Under the terms of the 2011 Miller Agreement, Mr. Miller received an award under our long term incentive plan having a grant date value, determined in accordance with United States generally accepted accounting principles, of $1,500,000, one half of which constitutes an award with respect to fiscal 2012 and the other half of which constitutes an award with respect to fiscal 2013. The award consists of non-qualified stock options having a grant date value of $600,000, restricted stock units having a grant date value of $600,000, and $300,000 in cash. Restricted stock units and non-qualified stock options granted pursuant to the award vest ratably on a quarterly basis over a three-year period beginning on October 1, 2011, subject to Mr. Miller remaining continuously employed with us through the applicable vesting dates. Cash awards granted pursuant to the award vest ratably on an annual basis over a three-year period, with one-third of such award vesting on each of June 30, 2012, June 30, 2013 and June 30, 2014, subject to Mr. Miller remaining continuously employed with us through the applicable vesting date and, with respect to $180,000 of the cash award, subject to performance conditions established by the human resources and compensation committee, as described under “Compensation Discussion and Analysis — What are the principal components of our executive compensation programs? — Long-Term Incentive Compensation” above

The long term incentive plan awards for each of fiscal 2011 and fiscal 2012 received by Mr. Miller and reflected under “— 2012 Summary Compensation Table” and “— Compensation Discussion and Analysis — What are the principal components of our executive compensation programs? — Long Term Incentive Compensation” above are consistent with the terms of his prior employment agreement with us.

Mr. Miller is not entitled under the terms of the 2011 Miller Agreement to receive any additional awards under our long term incentive plan until July 1, 2013. For fiscal years beginning on and after July 1, 2013, Mr. Miller will be eligible to receive additional awards under our long term incentive plan having an annualized aggregate grant date value, determined in accordance with United States generally accepted accounting principles, of at least $750,000. Such awards will consist of cash, stock options, restricted stock units and/or any other equity award, or combination thereof, and shall have vesting conditions, in each case as determined by the human resources and compensation committee.

In recognition of Mr. Miller’s prior and future service to our Company, Mr. Miller is also eligible under the terms of the 2011 Miller Agreement to receive a supplemental cash bonus with a targeted aggregate value of $1,500,000. Mr. Miller is eligible to earn one half of such supplemental bonus on December 31, 2013, and the remainder of such bonus on December 31, 2014, subject to Mr. Miller remaining continuously employed with us through such vesting dates. Additionally, payment of 25% of the supplemental bonus is subject to the satisfaction of non-financial objectives and payment of 75% of the supplemental bonus is subject to the satisfaction of cumulative EBITDA targets, in each case as determined by the human resources and compensation committee and based on the period beginning July 1, 2011 and ending on the applicable vesting date, as described under “Compensation Discussion and Analysis — What are the principal components of our executive compensation programs? — Other Compensation” above. Any unpaid portion of the supplemental cash bonus will become fully vested as of the effective date of the termination of Mr. Miller’s employment by us without cause or by Mr. Miller’s for good reason and will be immediately payable in a lump sum.

2008 Miller Agreement

Under the terms of the 2008 Miller Agreement, Mr. Miller received an annual base salary of a minimum of $425,000, which was increased by the human resources and compensation committee to $450,000 for fiscal 2009 and fiscal 2010 and to $505,000 for fiscal 2011. Mr. Miller was also entitled to an annual target cash bonus, as determined by our board of directors or the human resources and compensation committee, of not less than 80% of Mr. Miller’s then current salary, if specified corporate performance goals are met for that year.

Michael Coury

Effective August 16, 2011, we entered into an employment agreement with our Chief Information Officer, Mr. Coury, which we refer to as the 2011 Coury Agreement. The term of the 2011 Coury Agreement shall continue unabated until it is terminated by either Mr. Coury or us.

Pursuant to the 2011 Coury Agreement, Mr. Coury receives an annual base salary of $425,000, effective July 1, 2011, and an annual target bonus opportunity based on the achievement of overall corporate performance objectives, to be determined by the human resources and compensation committee, equal to 50% of his base salary, with the ability to receive a maximum bonus of 100% of his base salary. On June 21, 2012, the Committee increased the base salary of Mr. Coury for fiscal 2013 to $450,000 in order to maintain Mr. Coury’s compensation within the targeted upper one-third percentile of our peer group.

Mr. Coury is also eligible to receive annual awards under our long term incentive plans that are at a level commensurate with his position within our organization and with other comparable senior executives.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth unexercised stock options, stock that has not yet vested and equity incentive plan awards outstanding as of June 30, 2012 for each of our named executive officers.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
Jeffrey A. Weiss	315,424		—		—	$7.80	4/27/15	—		—	—	—
	315,424		—		—	$10.67	4/27/15	—		—	—	—
	24,177		—		—	$19.61	11/15/17	—		—	—	—
	24,183		—		—	$6.25	11/13/18	—		—	—	—
	19,363		—		—	$11.11	8/27/19	—		—	—	—
	14,758	(2)	7,380	(2)	—	$15.24	11/11/19	15,950	(2)	$293,959	—	—
	21,276	(6)	10,639	(3)	—	$11.98	6/7/20	10,964	(4)	$202,067	—	—
	55,943	(11)	167,833	(11)	—	$22.11	9/7/21	81,412	(12)	$1,500,423	—	—
Kenneth Schwenke	7,045	(5)	—		—	$19.33	11/19/17	33,621	(5)	$619,635	—	—
	5,540	(6)	27,705	(6)	—	$18.63	11/14/21	13,420	(6)	$247,331	—	—
	—		18,673	(7)	—	$17.10	6/21/22	17,544	(7)	$323,336	—	—
Randy Underwood	37,500		—		—	$7.80	4/27/15	—		—	—	—
	37,500		—		—	$10.67	4/27/15	—		—	—	—
	11,875		—		—	$11.09	6/26/18	—		—	—	—
	60,096		—		—	$4.65	12/4/18	—		—	—	—
	27,637		—		—	$10.57	8/11/19	—		—	—	—
	10,816	(6)	7,909	(3)	—	$11.98	6/7/20	8,151	(4)	$150,223	—	—
	13,895	(11)	41,959	(11)	—	$22.11	9/7/21	20,353	(12)	$375,106	—	—
Norman Miller	75,000		—		—	$15.83	4/2/17	—		—	—	—
	46,875		—		—	$11.09	6/26/18	—		—	—	—
	60,096		—		—	$4.65	12/4/18	—		—	—	—
	27,637		—		—	$10.57	8/11/19	—		—	—	—
	15,816	(6)	7,909	(6)	—	$11.98	6/7/20	8,151	(4)	$150,223	—	—
	13,895	(11)	41,959	(11)	—	$22.11	9/7/21	20,353	(12)	$375,106	—	—
Michael Coury	8,292		—		—	$16.17	4/1/20	7,500	(10)	$138,225	—	—
	5,878	(3)	2,940	(3)	—	$11.98	6/7/20	3,030	(4)	$55,843	—	—
	2,129	(8)	4,261	(8)	—	$20.61	6/24/21	4,206	(8)	$77,517	—	—
	—		8,092	(7)	—	$17.10	6/21/22	7,602	(7)	$140,105	—	—
								2,500	(9)	$46,075	—	—

(1)	Non-Qualified Stock Option grants with an exercise price equal to or greater than 100% of the fair market value of our common stock on the date of grant.

(2)	Awards vest in equal annual installments over a three year period beginning November 11, 2009.

(3)	Discretionary grant of option awards on June 7, 2010. These option awards vest quarterly over 12 quarters beginning September 30, 2010.

(4)	Discretionary grant of restricted stock units on June 7, 2010. These restricted stock unit awards vest quarterly over 12 quarters beginning September 30, 2010.

(5)	Mr. Schwenke received these grants while he was a member of our board of directors. Shares of our common stock underlying restricted stock units granted to Mr. Schwenke in his capacity as a non-employee director will be delivered upon the first to occur of (a) our change in control, or (b) the earlier of (i) the 91st day after Mr. Schwenke ceases to serve as a member of our board of directors or as an employee or consultant of ours, or (ii) the 15th day of the third month following the calendar year in which Mr. Schwenke ceases to serve as a member of our board of directors or an employee, except to the extent (subject to compliance with Section 409A of the Internal Revenue Code) necessary to generate funds to pay taxes incurred with regard to the units.

(6)	Discretionary grant of options and restricted stock unit awards on November 14, 2011. These awards vest quarterly over 12 quarters beginning March 31, 2012.

(7)	Discretionary grant of options and restricted stock unit awards on June 21, 2012. These awards vest quarterly over 12 quarters beginning September 30, 2012.

(8)	Discretionary grant of options and restricted stock unit awards on June 24, 2011. These awards vest quarterly over 12 quarters beginning September 30, 2011.

(9)	Discretionary grant of restricted stock unit awards on December 15, 2011. These awards vest annually over three years beginning December 31, 2012.

(10)	Discretionary grant of restricted stock unit awards on April 1, 2010. One quarter of each award vested as of April 1, 2011, one quarter vested as of April 1, 2012 and the remaining one-half will vest as of April 1, 2013, subject to certain terms and conditions as set forth in the grant agreement.

(11)	Discretionary grant of option awards on September 7, 2011. These option awards vest quarterly over 12 quarters beginning December 31, 2011.

(12)	Discretionary grant of restricted stock units on September 7, 2011. These restricted stock unit awards vest quarterly over 12 quarters beginning December 31, 2011.

Options Exercised and Stock Vested (2012)

The following table sets forth certain information regarding the exercise of stock options and shares acquired upon vesting by our named executive officers during fiscal 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Jeffrey A. Weiss	—	—	102,424	$1,964,691
Kenneth Schwenke	81,857	$489,280	2,683	$50,038
Randy Underwood	50,000	$569,639	56,380	$1,042,330
Norman Miller	—	—	56,380	$1,042,330
Michael Coury	—	—	11,317	$217,294

Pension Benefits (2012)

The following table sets forth certain information regarding certain supplemental retirement benefits granted to two of our executive officers as of June 30, 2012.

Name	Plan Name	Number of Years Credited Service (3)	Present Value of Accumulated Benefits	Payments During Last Fiscal Year
Jeffrey A. Weiss	(1)	N/A	$6,622,738	$0
Randy Underwood	(2)	N/A	$1,710,826	$0

(1)

Pursuant to the terms of his current employment agreement, Mr. Weiss is eligible to receive an annual retirement benefit and a supplemental retirement benefit which we refer to as the capstone award and incremental capstone award, respectively. Pursuant to the terms of the capstone award and the incremental capstone award, Mr. Weiss is entitled to receive a lump sum payment on the first business day of the calendar month following the award triggering event which would equal the actuarial equivalent of an annual benefit of $300,000 and $150,000, respectively, payable to Mr. Weiss in equal monthly installments during his lifetime commencing on such payment date, with a $150,000 and $75,000 per year, respectively, survivor benefit payable on his subsequent death to his surviving spouse. The actuarial present value of these awards at June 30, 2012 assumes Mr. Weiss’ retirement on or after December 31, 2010, with respect to the capstone award, and June 30, 2012, with respect to the incremental capstone award, which are the respective dates upon which he first becomes eligible for the awards, and a discount rate of 3.05% and was calculated utilizing the Social Security Actuarial Publications as updated July 9, 2007. For a discussion of Mr. Weiss’ capstone award and incremental capstone award, see “— Potential Payments upon Termination or Change in Control — Jeffrey A. Weiss” below.

(2)	Pursuant to the terms of his current employment agreement, Mr. Underwood is eligible to receive an annual retention bonus and an incremental retention bonus. Pursuant to the terms of the annual retention bonus and the incremental retention bonus, Mr. Underwood is entitled to an annual benefit of $150,000 and $50,000, respectively, payable to Mr. Underwood in equal monthly installments during his lifetime commencing on the first business day of the calendar month following the award triggering event, with a $75,000 and $25,000 per year, respectively, survivor benefit payable on his subsequent death to his surviving spouse. The actuarial present value of this award at June 30, 2012 assumes Mr. Underwood’s retirement as of June 30, 2012, with respect to the annual retention bonus, and December 31, 2012, with respect to the incremental retention bonus, which are the dates upon which he first becomes eligible for the awards, and a discount rate of 6.98% and was calculated utilizing the Social Security Actuarial Publications as updated July 9, 2007. For a discussion of Mr. Underwood’s annual retention bonus and incremental retention bonus, see “— Potential Payments upon Termination or Change in Control — Randy Underwood” below.

(3)	Years of service are not relevant in determining the amount of the benefit.

Non-Qualified Deferred Compensation (2012)

The following table sets forth certain information with respect to our Deferred Compensation Plan as of June 30, 2012.

Name	Executive Contributions in Last FY ($)(1)(2)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate/ Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Jeffrey A. Weiss	—	—	$47,759	—	$1,241,734
Kenneth Schwenke	—	—	—	—	—
Randy Underwood	$230,723	—	$23,167	—	$618,795
Norman Miller	$172,773	—	$21,012	—	$515,084
Michael Coury	—	—	—	—	—

(1)	Participants in our Deferred Compensation Plan can defer 50% of base salary and 100% of cash bonuses.

(2)	Amounts shown in this column represent a portion of the amounts shown in column entitled “Non Equity Incentive Plan Compensation” of the 2011 Summary Compensation Table above.

(3)	Executives invest monies in their deferred compensation accounts using investment vehicles with investment risk profiles similar to those offered in our 401(k) plan. Earnings will depend on what investment decisions the named executive officers make.

Potential Payments upon Termination or Change in Control

We have entered into agreements with certain of our named executive officers that provide for payments and benefits to the executive in the event of his termination of employment under various circumstances, including a change of control. The following tables reflect the amount of compensation payable to each of our named executive officers upon: (i) an involuntary termination with “cause”; (ii) a voluntary resignation without “good reason”; (iii) a termination due to death; (iv) a termination due to disability; (v) retirement; (vi) an involuntary termination without “cause;” (vii) a resignation for “good reason”; and (viii) an involuntary termination without “cause” or resignation for “good reason” following a change in control. The amounts shown assume that such termination was effective as of June 30, 2012, the last business day of our fiscal year. The actual amounts to be paid out could only be determined at the time the events described above could occur.

General Amounts Due Upon Termination.    Generally, upon a termination of employment for any reason, each named executive officer is entitled to receive an immediate cash payment of certain accrued obligations, including:

•	base salary through the date of termination, to the extent not paid;

•	any accrued, but unused, vacation pay; and

•	any unreimbursed business expenses.

These payments and benefits are in addition to any regular retirement benefits that the named executive officers are entitled to receive under our 401(k) plan and under our Deferred Compensation Plan.

Jeffrey A. Weiss

The following describes the potential payments to Mr. Weiss upon a termination of employment or change of control pursuant to the terms of his current employment agreement, the 2011 Weiss Agreement.

Termination Without “Cause” or Resignation for “Good Reason.” Under the terms of the 2011 Weiss Agreement, Mr. Weiss may be terminated by us without “cause” or he may resign for “good reason.”

Mr. Weiss’ employment may be terminated by us for “cause” upon the occurrence of any of the following: (i) his willful and continued failure to substantially perform his material duties for us; (ii) his conviction of, or entry of a plea of guilty or nolo contendere to (A) a felony (other than a minor traffic violation) or (B) a crime involving moral turpitude; or (iii) his willful gross neglect in carrying out his employment duties which causes material harm to us or our business or his willful and material misconduct relating to our business.

Mr. Weiss may resign for “good reason,” after providing us with 30 days’ written notice of his intention to do so, upon the occurrence of any of the following: (i) any material diminution in his authorities, titles or offices; (ii) any change in the reporting structure so that Mr. Weiss reports to someone other than our board of directors as Chief Executive Officer or to the board of Dollar Financial Group, Inc., which we refer to in this proxy statement as DFG, as Chief Executive Officer of DFC; (iii) any material diminution in his base salary, target bonus opportunity, maximum bonus opportunity, or LTIP award opportunity; (iv) failure to appoint or re-elect Mr. Weiss as a member of our board of directors and the board of directors of DFG and as our Chief Executive Officer or the Chief Executive Officer of DFG, or removal of Mr. Weiss from any such position; (v) failure of Mr. Weiss to be our (including DFG) sole senior most executive officer or, following a change in control, his failure to be a member of the board of directors and the chief executive officer of the successor entities; (vi) any material breach of the employment agreement committed by us, DFG, DFC or any of our affiliates; or (vii) the dissolution or liquidation of us or DFG or DFC or any failure by us or DFG or DFC to obtain the assumption in writing of its obligation to perform his employment agreement by any successor to all or substantially all of its assets at the time of any merger, consolidation, sale or similar transaction, except where such assumption occurs by operation of law.

Upon a termination of employment by us without “cause” or as a result of Mr. Weiss’ resignation for “good reason,” Mr. Weiss will be entitled to the following payments and/or benefits:

•

continuation of his base salary as in effect at the time of termination, for a period of 24 months following termination of employment, payable in bi-weekly installments, the amount of which we refer to as Mr. Weiss’ base severance;

•	two times his annual target bonus, payable in 24 equal monthly installments, the amount of which we refer to as Mr. Weiss’ bonus severance;

•	a pro-rata portion of his target annual bonus with respect to the fiscal year during which the termination of Mr. Weiss’ employment occurs, with such amount payable in a lump sum;

•

contribution by us to the cost of coverage under our group health plan for a period of 24 months or, if shorter, the maximum period of time allowable under COBRA. In the event Mr. Weiss’ eligibility for COBRA coverage expires sooner than 24 months following the termination of his employment, we will make payments to him, on an after-tax basis, of an amount equal to the premium we would have otherwise contributed to COBRA coverage had he been eligible for the entire 24-month period;

•

accelerated vesting of his outstanding equity awards, cash awards and plan awards (as further described below) and, if applicable, the equity component of such awards will remain exercisable for a period ending on the sooner of (i) 24 months following his termination of employment, (ii) the latest date the award would have expired by its original terms if he had remained employed with us or (iii) the 10th anniversary of the original date of grant of the award, and, under the 2009 Weiss Agreement, any cash award would have been paid within thirty (30) days following such termination;

•

(i) any unpaid annual bonus with respect to any fiscal year which ended prior to the termination date to which Mr. Weiss is entitled; (ii) any unpaid reimbursement or payment due on or prior to the date of termination related to car allowances, employee benefits or LTIP awards to which Mr. Weiss is entitled; (iii) any unpaid right, payment or benefit that accrued or became due to Mr. Weiss prior to the termination date related to retirement benefits, the capstone award, LTIP awards or pursuant to any of our or our affiliates’ applicable plans, programs, policies or arrangements in which Mr. Weiss participated as of the termination date; and (iv) any right, payment or benefit due or that becomes payable pursuant to his employment agreement related to Section 280G of the Code, indemnification, or attorneys’ fees and expenses, which we collectively refer to as the accrued and other obligations;

•

any unpaid portion of the $2,000,000 supplemental bonus will become fully vested and shall be immediately payable (and, for purposes of determining the amount of the supplemental bonus payable, all applicable performance goals shall be deemed fully achieved at targeted levels), and if granted and outstanding, the supplemental restricted stock unit award will become fully vested and the shares underlying the supplement restricted stock unit award shall be immediately deliverable.

Upon the termination of his employment, Mr. Weiss will be entitled to receive a capstone award in the form of a lump-sum payment on the first business day of the calendar month following the qualified termination event in an amount equal to the actuarial equivalent of an annual benefit of $300,000 payable to Mr. Weiss in equal monthly installments during his lifetime commencing on such payment date and a $150,000 per year survivor benefit payable on his subsequent death to his surviving spouse for her lifetime. Mr. Weiss will also be entitled to receive an incremental capstone award in the form of a lump-sum payment in an amount equal to the actuarial equivalent of an annual benefit of $75,000 payable to Mr. Weiss in equal monthly installments during his lifetime commencing on the first business day of the calendar month following the qualified termination event and a $37,500 per year survivor benefit payable on his subsequent death to his surviving spouse for her lifetime. $1,000,000 of such lump sum will be paid on the first anniversary of such qualified termination of Mr. Weiss’ employment by us, with the remaining balance being paid on the first business day of the calendar month that follows such termination event.

Death or Disability.    In the event that Mr. Weiss’ employment with us terminates due to his death or disability, he will be entitled to the same payments and/or benefits described above under “— Termination Without ‘Cause’ or Resignation for ‘Good Reason’” as if such termination for death or disability was without “cause” or for “good reason”, except that he will not be entitled to receive base severance or bonus severance.

Retirement.    Under the terms of his employment agreement, Mr. Weiss may terminate his employment by reason of “retirement”, which is defined in his employment agreement as the voluntary termination by Mr. Weiss of his employment before June 30, 2012 or the termination by us of Mr. Weiss’ employment for “cause” before June 30, 2014, or “delayed retirement”, which is defined in his employment agreement as the voluntary termination by Mr. Weiss of his employment after June 30, 2012 or the termination by us of Mr. Weiss’ employment for any reason after June 30, 2014.

In the event of Mr. Weiss’ retirement or delayed retirement, Mr. Weiss will be entitled to the following payments and/or benefits:

•

contribution by us to the cost of coverage under our group health plan for a period of 24 months or, if shorter, the maximum period of time allowable under COBRA. In the event Mr. Weiss’ eligibility for COBRA coverage expires sooner than 24 months following the termination of his employment, we will make payments to him, on an after-tax basis, of an amount equal to the premium we would have otherwise contributed to COBRA coverage had he been eligible for the entire 24-month period;

•

a pro-rata portion of his target annual bonus with respect to the fiscal year during which the termination of Mr. Weiss’ employment occurs (determined assuming he met any personal or subjective performance objectives at no less than target), with such amount payable in a lump sum;

•

Mr. Weiss’ equity awards, other than those awards granted pursuant to the 2009 Weiss Agreement and 2011 Weiss Agreement, held at the date of termination will immediately become fully vested and, if applicable, remain exercisable for the period ending on the sooner of (i) twenty four (24) months from the termination date, (ii) the latest date upon which the equity award would have expired by its original terms if Mr. Weiss remained employed with us or (iii) the 10th anniversary of the original date of grant of the equity award; and

•	the accrued and other obligations described under “— Termination Without “Cause” or “Resignation for Good Reason” above.

In the case of Mr. Weiss’ delayed retirement, he will become entitled to his incremental capstone award on the terms described under “— Termination Without ‘Cause’ or Resignation for ‘Good Reason’” above, and immediate vesting of any outstanding plan awards under the 2009 Weiss Agreement held by him as of the termination date and such awards, as applicable, will remain exercisable for the period ending on the sooner of (i) twenty four (24) months from the termination date, (ii) the latest date upon which the award would have expired by its original terms if Mr. Weiss remained employed with us or (iii) the 10th anniversary of the original date of grant of the award.

Change in Control.    In the event of a “change in control,” any plan awards granted to Mr. Weiss pursuant to the 2009 Weiss Agreement and outstanding at the time of a “change in control” will become immediately vested and Mr. Weiss will be entitled to receive payment of the capstone award and the incremental capstone award. In addition, in the event Mr. Weiss’ employment is terminated by us without “cause,” or if he resigns for “good reason,” within 24 months following a “change in control,” he will be entitled to receive the same payments and/or benefits described above under “— Termination Without “Cause” or Resignation for “Good Reason” “as if such termination was without “cause” or for “good reason,” except that he will not be entitled to receive base severance or bonus severance, and instead, he will receive an amount equal to two times his base salary and target bonus at the time of termination, payable in a lump sum within 60 days following such termination.

The “change in control” provisions of Mr. Weiss’ employment agreement will be triggered upon the first to occur of:

•	a sale or transfer of substantially all of our assets or the assets of DFG in any transaction or series of related transactions (other than sales in the ordinary course of business);

•

any person becoming a beneficial owner of twenty five percent (25%) or more of our voting securities except as a result of (i) any acquisition of the voting securities by us or DFG or (ii) any acquisition of our voting securities directly from us or DFG, as authorized by our board of directors;

•

any sale or series of sales of shares of our capital stock by the holders thereof which results in any person or group of affiliated persons owning capital stock holding twenty five percent (25%) or more of the voting power of DFG at the time of such sale or series of sales;

•

if after the effective date of the employment agreement, the individuals who, at the beginning of such period, constitute our board of directors, cease for any reason to constitute at least a majority of our board of directors, unless the election or nomination for election of each director who is not a director on the effective date of the employment agreement was approved by a vote of no less than two-thirds (2/3) of the directors then still in office who are directors on the date hereof or are new directors approved by such vote;

•

any merger, consolidation or reorganization to which either we or DFG is a party, except for an internal reorganization or a merger, consolidation or reorganization in which we are the surviving corporation and, after giving effect to such merger, consolidation or reorganization, the holders of our outstanding common stock (on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization will own, immediately following the merger, consolidation or reorganization, capital stock holding a majority of our voting power;

•	a liquidation, dissolution or winding up of either us or DFG; or

•	if our common stock is no longer publicly traded on a major United States stock exchange such as the New York Stock Exchange or Nasdaq.

In addition to the benefits described above, in the event that it is determined that any payment by us to or for the benefit of Mr. Weiss would be a so-called “golden parachute payment” and, therefore, result in the imposition on Mr. Weiss of an excise tax under Section 4999 of the Code, Mr. Weiss shall receive a payment sufficient to place him in the same after tax position as if no excise tax had been imposed. We refer to this payment as the parachute gross-up payment. However, if the imposition of the excise tax could be avoided by the reduction of payments due to Mr. Weiss by an amount of 10% or less, then the total of all such payments will be reduced to an amount $1.00 below the amount that would otherwise cause an excise tax to apply, and no parachute gross-up payment will be made.

Mr. Weiss is bound by certain non-competition and non-solicitation covenants which extend for a period of 24 months following termination of employment. Additionally, in order to receive any severance or termination payments or benefits described above, Mr. Weiss is required to execute and deliver a general release of claims against us.

Assuming one of the following events occurred on June 30, 2012, Mr. Weiss’ payments and benefits have an estimated value of:

	Salary Continuation		Bonus		Change in Control Severance		Pro-Rata Annual Bonus, and Supplemental Bonus Cash Award and Plan Award		Capstone Award(1)		Welfare Benefit Continuation		Value of Options Subject to Acceleration		Value of Restricted Stock and Restricted Stock Units Subject to Acceleration		Cash Portion of Plan Award Subject to Acceleration		Parachute Gross-up Payment
Termination For Cause or Voluntary Resignation (without Good Reason)	—		—		—		—		—		—		—		—				—
Termination Without Cause or Voluntary Resignation for Good Reason	$2,000,000	(2)	$2,500,000	(3)	—		$2,000,000	(4)	$6,622,738	(5)	$26,130	(6)	$92,164	(10)	$6,203,298	(7)	$931,333	(11)	—
Termination Without Cause or Voluntary Resignation for Good Reason Following a Change in Control	—		—		$4,500,000	(8)	$2,000,000	(4)	—		$26,130	(6)	$92,164	(10)	$6,203,298	(7)	$931,333	(11)	$0	(12)
Payment Upon a Change in Control(9)	—		—		—		—		$6,622,738	(5)	—		—		—				—
Death	—		—		—		$2,000,000	(4)	$4,094,670	(5)	$26,130	(6)	$92,164	(10)	$6,203,298	(7)	$931,333	(11)	—

Disability	—		—		—		$2,000,000	(4)	$6,622,738	(5)	$26,130	(6)	$92,164	(10)	$6,203,298	(7)	$931,333	(11)	—

(1)	On the earliest to occur, if any, of (i) the date that Mr. Weiss’ employment is terminated by reason of “retirement” or “delayed retirement”; (ii) the date Mr. Weiss’ employment is terminated by us without “cause” or Mr. Weiss resigns for “good reason”; (iii) the date that Mr. Weiss’ employment terminates by reason of his disability; or (iv) the date that a “change in control” occurs during the term of his employment agreement, Mr. Weiss will be entitled to commence receiving payments due pursuant to his capstone award. Mr. Weiss will be entitled to commence receiving payments due pursuant to his incremental capstone award on each of the dates mentioned above, with the exception of retirement, in which case Mr. Weiss will not be entitled to receive an incremental capstone award.

(2)	This amount represents the continuation of Mr. Weiss’ base salary for 24 months and is payable over a 24 month period.

(3)	This amount represents two times Mr. Weiss’ annual target bonus and is payable over a 24 month period.

(4)	Because we are assuming that his termination of employment occurred on the last business day of our fiscal year, the amount above does not reflect any pro-ration that would occur in the event his employment was terminated at an earlier time during the fiscal year.

(5)	This amount represents the actuarial present value of Mr. Weiss’ capstone award and incremental capstone award as of June 30, 2012 as if Mr. Weiss, or in the case of his death, his surviving spouse, had received his lump sum payment on the first business day of the calendar month following such date.

(6)	This amount represents our portion of the premium payments for 24 months of health coverage.

(7)	This amount represents the value of unvested grants of an aggregate of 336,587 shares of our common stock, based on $18.43, the closing price of our common stock on June 30, 2012.

(8)	This amount represents two times Mr. Weiss’ base salary and annual target bonus and is payable in a lump sum.

(9)	Mr. Weiss will be entitled to receive his capstone award upon a change in control. For a discussion of other payments to be received by Mr. Weiss in the event of his termination without “cause” or resignation for “good reason” following a change in control, see the preceding row of this table.

(10)	This amount represents the value of unvested stock options to purchase an aggregate of 18,019 shares of our common stock that were “in the money”, based on $18.43, the closing price of our common stock on June 30, 2012.

(11)	This amount represents the value of the unvested cash component of Mr. Weiss’ plan award.

(12)	The following material assumptions were used to calculate the “golden parachute payments” for purposes of determining the parachute gross-up payment: (i) equity is valued at $18.43, the closing price of our common stock on June 30, 2012; (ii) parachute payments for stock options and restricted stock units were valued using Tres. Reg. Section 1.280G-1 Q&A 24(c) without any presumption that awards granted within one year of June 30, 2012 are includible at full value; and (iii) the accelerated payment of Mr. Weiss’ supplemental bonus and accelerated cash component of his plan awards are included at their full value.

Kenneth Schwenke

The following describes the potential payments to Mr. Schwenke upon a termination of employment or change of control pursuant to the terms of the 2011 Underwood Agreement.

Termination Without “Cause” or Resignation for “Good Reason.” Under the terms of the 2011 Schwenke Agreement, Mr. Schwenke may be terminated by us without “cause” or he may resign for “good reason.

Mr. Schwenke’s employment may be terminated by us for “cause” upon the occurrence of any of the following: (i) a material breach of any promise or obligation imposed under his employment agreement; (ii) material acts of embezzlement or misappropriation of funds; (iii) a serious breach of his fiduciary obligations; (iv) his conviction of a felony, plea of guilty or nolo contendere to a felony charge or any criminal act involving moral turpitude; (v) his willful unauthorized disclosure of confidential information; (vi) an intentional violation of any of our rules, regulations or policies; (vii) any willful act materially adverse to our interests or that is reasonably likely to result in material harm to us or to bring us into disrepute; or (viii) engaging in behavior that would constitute grounds for liability for harassment or other egregious conduct that violates laws governing the workplace.

Mr. Schwenke may resign for “good reason” upon the occurrence of any of the following: (i) any failure by us to pay the compensation and benefits provided under his employment agreement or any other material breach by us of any provision of his employment agreement, after written notice by Mr. Schwenke to cure such failure or breach, and failure by us to cure, within a period of fifteen (15) days following such written notice; (ii) any material adverse change in his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by us made without his permission after written notice by Mr. Schwenke to cure such material adverse change and failure by us to cure, within a period of fifteen (15) days following such written notice which results in: (A) a diminution in any material respect in his position, authority, duties, responsibilities or compensation, which diminution continues in time over at least thirty (30) days, such that it constitutes an effective demotion or (B) relocation of his regular work address to a location more than thirty (30) miles from his location at the effective date of the employment agreement; or (iii) our failure to include him under any applicable directors’ and officers’ insurance policy provided by us after receiving written notice by Mr. Schwenke and our continued failure to cure.

Upon a termination of employment by us without “cause” or a resignation by Mr. Schwenke for “good reason,” Mr. Schwenke will be entitled to the following payments and/or benefits:

•	continuation of his base salary as in effect at the time of termination for a period of 12 months, payable in bi-weekly installments, the amount of which we refer to as his base severance;

•	an amount equal to the average of the annual bonuses he received for the prior two years, payable in 12 equal monthly installments, the amount of which we refer to as his bonus severance;

•	contribution by us to the cost of continued coverage under our group health plan for a period of 12 months;

•

continued payment by us (or reimbursement by us) of life, disability insurance and other benefit programs that were in effect at the time of his termination for a period of 12 months. In addition, we will continue to pay for his car lease/allowance payment for 12 months;

•

all vested stock option awards will remain exercisable for a period ending on the sooner of (i) 12 months following his termination of employment, (ii) the latest date the equity award would have expired by its original terms if he had remained employed with us or (iii) the 10th anniversary of the original date of grant of the equity award;

•	any unpaid portion of the $150,000 signing bonus awarded to Mr. Schwenke upon the execution of the 2011 Schwenke Agreement; and

•

(i) any unpaid annual cash bonus payable pursuant to with respect to any fiscal year which ended prior to Mr. Schwenke’s termination; (ii) any reimbursement or payment due to Mr. Schwenke prior to his termination that remains unpaid relating to deferred compensation, car allowance or other fringe benefits; (iii) any right, payment or benefit that accrued or became due to Mr. Schwenke prior to his termination which remains unpaid related to his retention bonus, LTIP awards, or pursuant to any of our or our affiliates’ applicable plans, programs, policies or arrangements in which Mr. Schwenke participated as of his termination date; and (iv) any right, payment or benefit due or that becomes payable to Mr. Schwenke related to indemnification or attorneys’ fees and expenses.

Death or Disability.    In the event that Mr. Schwenke’s employment terminates due to his death or disability, he will be entitled to receive the same benefits described above under “— Termination Without ‘Cause’ or Resignation for ‘Good Reason’” above.

Termination Following a Change in Control.    In the event Mr. Schwenke’s employment is terminated by us without “cause” or he resigns for “good reason” within 18 months following a “change in control,” he will be entitled to receive the same benefits described above under “— Termination without ‘Cause’ or Resignation for ‘Good Reason,’” above, except that he will receive his base severance for a period of 18 months and his bonus severance will be increased by 50% and will be payable over an 18 month period. In addition, any unvested equity awards will be accelerated upon his termination and, if applicable, will remain exercisable for a period ending on the sooner of (i) 12 months following his termination of employment or (ii) the date the equity award would have expired by its original terms if he had remained employed with us.

The “change in control” provisions of Mr. Schwenke’s employment agreement will be triggered upon the same events as described above with respect to Mr. Weiss.

Mr. Schwenke is bound by certain non-competition and non-solicitation covenants which extend for a period of 24 months following termination of employment. Additionally, in order to receive any severance or termination payments or benefits described above, Mr. Schwenke is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Assuming one of the following events occurred on June 30, 2012, Mr. Schwenke’s payments and benefits have an estimated value of:

	Salary Continuation	Bonus	Welfare Benefit Continuation	Value of Options Subject to Acceleration	Value of Restricted Stock Units Subject to Acceleration	Cash Portion of Plan Award Subject to Acceleration
Termination For Cause or Voluntary Resignation (without Good Reason)	—	—	—	—	—	—
Termination Without Cause or Voluntary Resignation for Good Reason	$550,000(1)	$595,000(2)	$38,975(3)	—	—	—
Termination Without Cause or Voluntary Resignation for Good Reason following a Change in Control	$825,000(4)	$842,500(5)	$58,463(3)	$24,835(6)	$1,190,302(7)	$400,000(8)
Death	$550,000(1)	$595,000(2)	$38,975(3)	—	—	—
Disability	$550,000(1)	$595,000(2)	$38,975(3)	—	—	—

(1)	This amount represents the continuation of Mr. Schwenke’s base salary for one year.

(2)	This amount represents Mr. Schwenke’s (i) annual target bonus, and (ii) unpaid signing bonus of $100,000.

(3)	This amount represents our portion of the premium payments for 12 months of health, life, and disability coverage and 12 months of Mr. Schwenke’s monthly auto allowance.

(4)	This amount represents the continuation of Mr. Schwenke’s base salary for 18 months.

(5)	This amount represents (i) 1.5 times the target amount of Mr. Schwenke’s annual bonus, and (ii) unpaid signing bonus of $100,000.

(6)	This amount represents the value of unvested stock options to purchase an aggregate of 18,673 shares of our common stock that were “in the money”, based on $18.43, the closing price of our common stock on June 30, 2012. The actual value realized will vary depending on the date the options are exercised.

(7)	This amount represents the value of unvested grants of an aggregate of 64,585 shares of our common stock, based on $18.43, the closing price of our common stock on June 30, 2012.

(8)	This amount represents the value of the unvested cash component of Mr. Schwenke’s LTIP awards.

Randy Underwood

The following describes the potential payments to Mr. Underwood upon a termination of employment or change of control pursuant to the terms of the 2011 Underwood Agreement.

Termination Without “Cause” or Resignation for “Good Reason.”     Under the terms of the 2011 Underwood Agreement, Mr. Underwood may be terminated by us without “cause” or he may resign for “good reason.

Mr. Underwood’s employment may be terminated by us for “cause” upon the occurrence of any of the following: (i) a material breach of any promise or obligation imposed under his employment agreement; (ii) material acts of embezzlement or misappropriation of funds; (iii) a serious breach of his fiduciary obligations; (iv) his conviction of a felony, plea of guilty or nolo contendere to a felony charge or any criminal act involving moral turpitude; (v) his willful unauthorized disclosure of confidential information; (vi) an intentional violation of any of our rules, regulations or policies; (vii) any willful act materially adverse to our interests or that is reasonably likely to result in material harm to us or to bring us into disrepute; or (viii) engaging in behavior that would constitute grounds for liability for harassment or other egregious conduct that violates laws governing the workplace.

Mr. Underwood may resign for “good reason” upon the occurrence of any of the following: (i) any failure by us to pay the compensation and benefits provided under his employment agreement or any other material breach by us of any provision of his employment agreement, after written notice by Mr. Underwood to cure such failure or breach, and failure by us to cure, within a period of fifteen (15) days following such written notice; (ii) any material adverse change in his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by us made without his permission after written notice by Mr. Underwood to cure such material adverse change and failure by us to cure, within a period of fifteen (15) days following such written notice which results in: (A) a diminution in any material respect in his position, authority, duties, responsibilities or compensation, which diminution continues in time over at least thirty (30) days, such that it constitutes an effective demotion or (B) relocation of his regular work address to a location more than thirty (30) miles from his location at the effective date of the employment agreement; or (iii) our failure to include him under any applicable directors’ and officers’ insurance policy provided by us after receiving written notice by Mr. Underwood and our continued failure to cure.

Upon a termination of employment by us without “cause” or a resignation by Mr. Underwood for “good reason,” Mr. Underwood will be entitled to the following payments and/or benefits:

•	continuation of his base salary as in effect at the time of termination for a period of 12 months, payable in bi-weekly installments, the amount of which we refer to as his base severance;

•	an amount equal to the average of the annual bonuses he received for the prior two years, payable in 12 equal monthly installments, the amount of which we refer to as his bonus severance;

•	contribution by us to the cost of continued coverage under our group health plan for a period of 12 months;

•

continued payment by us (or reimbursement by us) of life, disability insurance and other benefit programs that were in effect at the time of his termination for a period of 12 months. In addition, we will continue to pay for his car lease/allowance payment for 12 months;

•

continued payment by us (or reimbursement by us) of fringe benefits consisting of a housing allowance of $3,000 per month for a period of 12 months or such shorter time as required by applicable law, but only to the extent such payment is without any material adverse tax or financial accounting or reporting consequences to us;

•

all vested stock option awards will remain exercisable for a period ending on the sooner of (i) 12 months following his termination of employment, (ii) the latest date the equity award would have expired by its original terms if he had remained employed with us or (iii) the 10th anniversary of the original date of grant of the equity award;

•	retiree medical coverage, with survivor benefits, under our retiree medical plan as then in effect, commencing 12 months after his termination or resignation;

•

(i) any unpaid annual cash bonus payable pursuant to with respect to any fiscal year which ended prior to Mr. Underwood’s termination; (ii) any reimbursement or payment due to Mr. Underwood prior to his termination that remains unpaid relating to deferred compensation, car allowance or other fringe benefits; (iii) any right, payment or benefit that accrued or became due to Mr. Underwood prior to his termination which remains unpaid related to his retention bonus, LTIP awards, or pursuant to any of our or our affiliates’ applicable plans, programs, policies or arrangements in which Mr. Underwood participated as of his termination date; and (iv) any right, payment or benefit due or that becomes payable to Mr. Underwood related to indemnification or attorneys’ fees and expenses; and

•

any unpaid portion of the $1,500,000 supplemental bonus will become fully vested and shall be immediately payable (and, for purposes of determining the amount of the supplemental bonus payable, all applicable performance goals shall be deemed fully achieved at targeted levels).

Upon the termination of his employment for any reason, Mr. Underwood will be entitled to receive an annual retention bonus at the rate of $150,000 per year. Mr. Underwood’s annual retention bonus is payable to him in equal monthly installments during his lifetime (and, upon his death, if Mr. Underwood has remained married to his spouse through the date of his death, his spouse will be entitled to receive an annual benefit of $75,000 payable in equal monthly installments during her lifetime). Mr. Underwood will be entitled to receive the annual retention bonus commencing the first month following the termination date.

Upon certain qualifying terminations of his employment prior to December 31, 2012, including a termination of his employment by us without “cause” or as a result of Mr. Underwood’s resignation for “good reason,” or upon the termination of his employment for any reason on or after December 31, 2012, Mr. Underwood will also be entitled to receive an incremental retention bonus. Mr. Underwood’s incremental retention bonus is an annual benefit of $50,000 payable to Mr. Underwood in equal monthly installments during his lifetime (and, upon his death, if Mr. Underwood has remained married to his spouse through the date of his death, in which case his spouse will be entitled to receive an annual benefit of $25,000 payable in equal monthly installments during her lifetime). Mr. Underwood will be entitled to receive the incremental retention bonus commencing the first month after the expiration of the 12 month period during which Mr. Underwood would be entitled to receive his base severance and his bonus severance, except in the event Mr. Underwood’s employment terminates for any reason on or after December 31, 2012, in which event payments will commence the month following the termination date.

Death or Disability.    In the event that Mr. Underwood’s employment terminates due to his death or disability, he will be entitled to receive the same benefits described above under “— Termination Without “‘Cause’ or Resignation for ‘Good Reason,’” provided, that in the event of his death, his retention bonus, incremental retention bonus and retiree medical benefits shall commence in the month following his death, and in the event of his disability, his retention bonus and incremental retention bonus shall commence in the month following his termination by reason of disability and his retiree medical benefits shall commence 12 months after termination by reason of disability.

Termination after June 30, 2011 and December 31, 2012.    Under the terms of the 2011 Underwood Agreement, if Mr. Underwood’s employment is terminated for any reason after June 30, 2011, he will be entitled to receive the retention bonus and retiree medical benefits as described above in “— Termination Without ‘Cause’ or Resignation for ‘Good Reason’” commencing in the month following his termination of employment. If Mr. Underwood’s employment is terminated for any reason after December 31, 2012, he will also be entitled to receive the incremental retention bonus described above in “— Termination Without ‘Cause’ or Resignation for ‘Good Reason’” commencing in the month following his termination of employment.

Termination Following a Change in Control.    In the event Mr. Underwood’s employment is terminated by us without “cause” or he resigns for “good reason” within 18 months following a “change in control,” he will be entitled to receive the same benefits described above under “— Termination without “‘Cause’ or Resignation for ‘Good Reason,’” except that he will receive his base severance for a period of 18 months and his bonus severance will be increased by 50% and will be payable over an 18 month period. In addition, the vesting of any unvested non-equity based LTIP awards will be accelerated upon his termination, and with respect to any equity awards: (i) to the extent that Mr. Underwood has received or is eligible to receive any equity awards that are not fully exercisable and vested as of the termination date, such equity awards will become fully vested as of the day immediately prior to the termination date and (ii) all such equity awards will thereafter become immediately exercisable for a period ending on the sooner of (A) 12 months following his termination of employment, (B) the latest date the equity award would have expired by its original terms if he had remained employed with us or (C) the 10th anniversary of the original date of grant of the equity award.

Retention Bonus, Incremental Retention Bonus and Retiree Medical Coverage Upon a Change in Control.    If the retention bonus or incremental retention bonus has commenced prior to a change in control, any unpaid retention bonus will be paid to Mr. Underwood or his surviving spouse, as applicable, in the form of an actuarially equivalent lump sum within 60 days following such change in control. If the annual retention bonus or incremental retention bonus has not commenced as of the date of the change in control, such benefits will be paid to Mr. Underwood or his surviving spouse, as applicable, in the form of an actuarially equivalent lump sum within 60 days following such change in control unless, with respect to the incremental retention bonus only,

Mr. Underwood had previously terminated his employment without “good reason” or we had previously terminated his employment for “cause” and such prior termination had occurred prior to December 31, 2012. Upon a change in control, Mr. Underwood’s retiree medical coverage shall become non-forfeitable (to the extent it was not already).

The “change in control” provisions of Mr. Underwood’s employment agreement will be triggered upon the same events as described above with respect to Mr. Weiss.

Mr. Underwood is bound by certain non-competition and non-solicitation covenants which extend for a period of 24 months following termination of employment. Additionally, in order to receive any severance or termination payments or benefits described above, Mr. Underwood is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Assuming one of the following events occurred on June 30, 2012, Mr. Underwood’s payments and benefits have an estimated value of:

	Salary Continuation		Bonus		Welfare Benefit Continuation		Retention Bonus and Incremental Retention Bonus		Retiree Medical Coverage		Value of Options Subject to Acceleration		Value of Restricted Stock Units Subject to Acceleration		Cash Portion of Plan Award Subject to Acceleration
Termination For Cause or Voluntary Resignation (without Good Reason)	—		—		—		—		—		—		—		—
Termination Without Cause or Voluntary Resignation for Good Reason	$550,000	(1)	$2,449,500	(2)	$96,865	(3)	$1,710,826	(4)	10,635	(5)	—		—		—
Termination Without Cause or Voluntary Resignation for Good Reason following a Change in Control	$825,000	(6)	$2,924,250	(7)	$145,298	(8)	—		—		$51,013	(9)	$525,329	(10)	$331,334	(12)
Payment Upon a Change in Control(11)	—		—		—		$2,607,918	(4)	10,635	(5)	—		—		—
Death	$550,000	(1)	$2,449,500	(2)	$96,865	(3)	$889,088	(4)	10,635	(5)	—		—		—
Disability	$550,000	(1)	$2,449,500	(2)	$96,865	(3)	$1,710,826	(4)	10,635	(5)	—		—		—

(1)	This amount represents the continuation of Mr. Underwood’s base salary for one year.

(2)	This amount represents (i) the average of Mr. Underwood’s annual bonus payments for the prior two years and (ii) the unvested portion of a $1,500,000 supplemental bonus.

(3)	This amount represents our portion of the premium payments for 12 months of health, life, and disability coverage and 12 months of Mr. Underwood’s monthly auto and housing allowance.

(4)	This amount represents the actuarial present value of Mr. Underwood’s Retention Bonus and Incremental Retention Bonus as of June 30, 2012 as if Mr. Underwood, or in the case of his death, his surviving spouse, had received his lump sum payment on the first business day of the calendar month following such date.

(5)	This amount represents the present value of our expenses for providing Mr. Underwood with retiree medical coverage.

(6)	This amount represents the continuation of Mr. Underwood’s base salary for 18 months.

(7)	This amount represents (i) 1.5 times the average of Mr. Underwood’s annual bonus payments for the prior two years and (ii) the unvested portion of a $1,500,000 supplemental bonus.

(8)	This amount represents our portion of the premium payments for 18 months of health, life, and disability coverage and 18 months of Mr. Underwood’s monthly auto and housing allowance.

(9)	This amount represents the value of unvested stock options to purchase an aggregate of 7,909 shares of our common stock that were “in the money” at June 30, 2012, based on $18.43, the closing price of our common stock on June 30, 2012. The actual value realized will vary depending on the date the options are exercised.

(10)	This amount represents the value of unvested grants of an aggregate of 28,504 shares of our common stock, based on $18.43, the closing price of our common stock on June 30, 2012.

(11)	Mr. Underwood will be entitled to receive his annual retention bonus, incremental retention bonus and certain retiree medical benefits upon a change in control. For a discussion of other payments to be received by Mr. Underwood in the event of his termination without “cause” or resignation for “good reason” following a change in control, see the preceding line of this table.

(12)	This amount represents the value of the unvested cash component of Mr. Underwood’s LTIP awards.

Norman Miller

The following describes the potential payments to Mr. Miller upon a termination of employment or change of control pursuant to the terms of the 2011 Miller Agreement.

Termination Without “Cause” or Resignation for “Good Reason.”    Under the terms of the 2011 Miller Agreement, Mr. Miller may be terminated by us without “cause” or he may resign for “good reason.”

Mr. Miller’s employment may be terminated by us for “cause” which is defined substantially as described above with respect to Mr. Underwood’s “cause” definition.

Mr. Miller may resign for good reason which is defined substantially as described above with respect to Mr. Underwood’s “good reason” definition.

Upon a termination of employment by us without “cause” or a resignation by Mr. Miller for “good reason,” Mr. Miller will be entitled to the following payments and/or benefits:

•	continuation of his base salary as in effect at the time of termination for a period of 12 months, payable in bi-weekly installments, the amount of which we refer to as his base severance;

•	an amount equal to the average of the annual bonuses he received for the prior two years’, payable in 12 equal monthly installments, the amount of which we refer to as his bonus severance;

•	contribution by us to the cost of continued coverage under our group health plan for a period 12 months;

•

continued payment by us (or reimbursement by us) of life, disability insurance and other benefit programs that were in effect at the time of his termination for a period of 12 months. In addition, we will continue to pay for his car lease/allowance payment for 12 months; and

•

all vested stock option awards will remain exercisable for a period ending on the sooner of (i) 12 months following his termination of employment, (ii) the latest date the equity award would have expired by its original terms if he had remained employed with us or (iii) the 10th anniversary of the original date of grant of the equity award;

•

(i) any unpaid annual cash bonus payable pursuant to with respect to any fiscal year which ended prior to Mr. Miller’s termination; (ii) any reimbursement or payment due to Mr. Miller prior to his termination that remains unpaid relating to deferred compensation, car allowance or other fringe benefits; (iii) any right, payment or benefit that accrued or became due to Mr. Miller prior to his termination which remains unpaid related to his LTIP awards, or pursuant to any of our or our affiliates’ applicable plans, programs, policies or arrangements in which Mr. Miller participated as of his termination date; and (iv) any right, payment or benefit due or that becomes payable to Mr. Miller related to indemnification or attorneys’ fees and expenses; and

•

any unpaid portion of the $1,500,000 supplemental bonus will become fully vested and shall be immediately payable (and, for purposes of determining the amount of the supplemental bonus payable, all applicable performance goals shall be deemed fully achieved at targeted levels).

Death or Disability.    In the event that Mr. Miller’s employment terminates due to his death or disability, he will be entitled to receive the same benefits described above under “— Termination Without ‘Cause’ or Resignation for ‘Good Reason’” above.

Termination Following a Change in Control.    In the event Mr. Miller’s employment is terminated by us without “cause” or he resigns for “good reason” within 18 months following a “change in control,” he will be entitled to receive the same benefits described above under “— Termination without ‘Cause’ or Resignation for ‘Good Reason,’” above, except that he will receive his base severance for a period of 18 months and his bonus severance will be increased by 50% and will be payable over an 18 month period. In addition, any unvested equity awards will be accelerated upon his termination and, if applicable, will remain exercisable for a period ending on the sooner of (i) 12 months following his termination of employment or (ii) the date the equity award would have expired by its original terms if he had remained employed with us.

The “change in control” provisions of Mr. Miller’s employment agreement will be triggered upon the same events as described above with respect to Mr. Weiss.

Mr. Miller is bound by certain non-competition and non-solicitation covenants which extend for a period of 24 months following termination of employment. Additionally, in order to receive any severance or termination payments or benefits described above, Mr. Miller is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Assuming one of the following events occurred on June 30, 2012, Mr. Miller’s payments and benefits have an estimated value of:

	Salary Continuation		Bonus		Welfare Benefit Continuation		Value of Options Subject to Acceleration		Value of Restricted Stock Units Subject to Acceleration		Cash Portion of Plan Award Subject to Acceleration
Termination For Cause or Voluntary Resignation (without Good Reason)	—		—		—		—		—		—
Termination Without Cause or Voluntary Resignation for Good Reason	$550,000	(1)	$2,449,500	(2)	$37,355	(3)	—		—		—
Termination Without Cause or Voluntary Resignation for Good Reason following a Change in Control	$825,000	(4)	$2,924,250	(5)	$56,033	(6)	$51,013	(7)	$525,329	(8)	$331,334	(9)
Death	$550,000	(1)	$2,449,500	(2)	$37,355	(3)	—		—		—
Disability	$550,000	(1)	$2,449,500	(2)	$37,355	(3)	—		—		—

(1)	This amount represents the continuation of Mr. Miller’s base salary for one year.

(2)	This amount represents (i) the average of Mr. Miller’s annual bonus payments for the prior two years and (ii) the unvested portion of a $1,500,000 supplemental bonus.

(3)	This amount represents our portion of the premium payments for 12 months of health, life and disability coverage and 12 months of Mr. Miller’s monthly auto allowance.

(4)	This amount represents the continuation of Mr. Miller’s base salary for 18 months.

(5)	This amount represents (i) 1.5 times the average of Mr. Miller’s annual bonus payments for the prior two years and (ii) the unvested portion of a $1,500,000 supplemental bonus.

(6)	This amount represents our portion of the premium payments for 18 months of health, life and disability coverage and 18 months of Mr. Miller’s monthly auto allowance.

(7)	This amount represents the value of unvested stock options to purchase an aggregate of 7,909 shares of our common stock that were “in the money” at June 30, 2012, based on $18.43, the closing price of our common stock on June 30, 2012. The actual value realized will vary depending on the date the options are exercised.

(8)	This amount represents the value of unvested grants of an aggregate of 28,504 shares of our common stock, based on $18.43, the closing price of our common stock on June 30, 2012.

(9)	This amount represents the value of the unvested cash component of Mr. Miller’s LTIP awards.

Michael Coury

The following describes the potential payments to Mr. Coury upon a termination of employment or change of control pursuant to the terms of the 2011 Coury Agreement.

Termination Without “Cause” or Resignation for “Good Reason.”    Under the terms of the 2011 Coury Agreement, Mr. Coury may be terminated by us without “cause” or he may resign for “good reason.”

Mr. Coury’s employment may be terminated by us for “cause” which is defined substantially as described above with respect to Mr. Underwood’s “cause” definition.

Mr. Coury may resign for good reason which is defined substantially as described above with respect to Mr. Underwood’s “good reason” definition.

Upon a termination of employment by us without “cause” or a resignation by Mr. Coury for “good reason,” Mr. Coury will be entitled to the following payments and/or benefits:

•	continuation of his base salary as in effect at the time of termination for a period of 12 months, payable in bi-weekly installments, the amount of which we refer to as his base severance;

•	an amount equal to the average of the annual bonuses he received for the prior two years’, payable in 12 equal monthly installments, the amount of which we refer to as his bonus severance;

•	contribution by us to the cost of continued coverage under our group health plan for a period 12 months;

•

continued payment by us (or reimbursement by us) of life, disability insurance and other benefit programs that were in effect at the time of his termination for a period of 12 months. In addition, we will continue to pay for his car lease/allowance payment for 12 months; and

•

all vested stock option awards will remain exercisable for a period ending on the sooner of (i) 12 months following his termination of employment, (ii) the latest date the equity award would have expired by its original terms if he had remained employed with us or (iii) the 10th anniversary of the original date of grant of the equity award; and

•

(i) any unpaid annual cash bonus payable pursuant to with respect to any fiscal year which ended prior to Mr. Coury’s termination; (ii) any reimbursement or payment due to Mr. Coury prior to his termination that remains unpaid relating to deferred compensation, car allowance or other fringe benefits; (iii) any right, payment or benefit that accrued or became due to Mr. Coury prior to his termination which remains unpaid related to his LTIP awards, or pursuant to any of our or our affiliates’ applicable plans, programs, policies or arrangements in which Mr. Coury participated as of his termination date; and (iv) any right, payment or benefit due or that becomes payable to Mr. Coury related to indemnification or attorneys’ fees and expenses.

Death or Disability.    In the event that Mr. Coury’s employment terminates due to his death or disability, he will be entitled to receive the same benefits described above under “— Termination Without ‘Cause’ or Resignation for ‘Good Reason’” above.

Termination Following a Change in Control.    In the event Mr. Coury’s employment is terminated by us without “cause” or he resigns for “good reason” within 18 months following a “change in control,” he will be entitled to receive the same benefits described above under “— Termination without ‘Cause’ or Resignation for

‘Good Reason,’” above, except that he will receive his base severance for a period of 18 months and his bonus severance will be increased by 50% and will be payable over an 18 month period. In addition, any unvested equity awards will be accelerated upon his termination and, if applicable, will remain exercisable for a period ending on the sooner of (i) 12 months following his termination of employment or (ii) the date the equity award would have expired by its original terms if he had remained employed with us.

The “change in control” provisions of Mr. Coury’s employment agreement will be triggered upon the same events as described above with respect to Mr. Weiss.

Mr. Coury is bound by certain non-competition and non-solicitation covenants which extend for a period of 24 months following termination of employment. Additionally, in order to receive any severance or termination payments or benefits described above, Mr. Coury is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Assuming one of the following events occurred on June 30, 2012, Mr. Coury’s payments and benefits have an estimated value of:

	Salary Continuation		Bonus		Welfare Benefit Continuation		Value of Options Subject to Acceleration		Value of Restricted Stock Units Subject to Acceleration		Cash Portion of Plan Award Subject to Acceleration
Termination For Cause or Voluntary Resignation (without Good Reason)	—		—		—		—		—		—
Termination Without Cause or Voluntary Resignation for Good Reason	$425,000	(1)	$487,500	(2)	$25,355	(3)	—		—		—
Termination Without Cause or Voluntary Resignation for Good Reason following a Change in Control	$637,500	(4)	$681,250	(5)	$38,033	(6)	$29,725	(7)	$457,764	(8)	$252,958	(9)
Death	$425,000	(1)	$487,500	(2)	$25,355	(3)	—		—		—
Disability	$425,000	(1)	$487,500	(2)	$25,355	(3)	—		—		—

(1)	This amount represents the continuation of Mr. Coury’s base salary for one year.

(2)	This amount represents (i) the average of Mr. Coury’s annual bonus payments for the prior two years and (ii) a $100,000 retention bonus to be paid to Mr. Coury on August 31, 2012, provided he remains in our employ as of that date.

(3)	This amount represents our portion of the premium payments for 12 months of health, life and disability coverage and 12 months of Mr. Coury’s monthly auto allowance.

(4)	This amount represents the continuation of Mr. Coury’s base salary for 18 months.

(5)	This amount represents (i) 1.5 times the average of Mr. Coury’s annual bonus payments for the prior two years and (ii) a $100,000 retention bonus to be paid to Mr. Coury on August 31, 2012, provided he remains in our employ as of that date.

(6)	This amount represents our portion of the premium payments for 18 months of health, life and disability coverage and 18 months of Mr. Coury’s monthly auto allowance.

(7)	This amount represents the value of unvested stock options to purchase an aggregate of 11,032 shares of our common stock that were “in the money” at June 30, 2012, based on $18.43, the closing price of our common stock on June 30, 2012. The actual value realized will vary depending on the date the options are exercised.

(8)	This amount represents the value of unvested grants of an aggregate of 24,838 shares of our common stock, based on $18.43, the closing price of our common stock on June 30, 2012.

(9)	This amount represents the value of the unvested cash component of Mr. Coury’s LTIP awards.

Employee Benefit Plans

We believe our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate qualified employees, and encourages them to devote their best efforts to our business and financial success. The material terms of our equity incentive plans are described below.

2007 Equity Incentive Plan

Our 2007 Equity Incentive Plan, which we refer to as our 2007 plan, is intended to secure for us the benefits arising from stock ownership by selected key employees, directors, consultants and advisors as the human resources and compensation committee of our board may from time to time determine. Our board of directors adopted our 2007 plan on October 5, 2007, and our stockholders adopted our 2007 plan on November 15, 2007. The 2007 plan was subsequently amended on November 11, 2010 to increase the number of shares reserved for issuance under the plan. The following are the material terms of the 2007 plan:

Shares Subject to Plan.    10,500,000 shares of our common stock are reserved for issuance pursuant to the terms of the 2007 plan. The share reserve is reduced by 1.67 shares for each share that underlies an award granted under our 2007 plan on or after the date on which the amendment and restatement of our 2007 plan is approved by our stockholders for restricted stock, restricted stock units, performance awards or other awards under our 2007 plan for which the full value of such share is transferred by us to the award recipient. During fiscal 2012, our board approved the grant of 524,047 shares of restricted stock and restricted stock units and options to purchase 750,213 shares of common stock under the 2007 plan. Options to purchase 2,270,284 shares of our common stock granted under the 2007 plan were outstanding as of June 30, 2012. The number of shares reserved for issuance is generally subject to equitable adjustment upon the occurrence of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares, stock dividend or other similar corporate transaction or event.

Administration.    The 2007 plan is administered by the human resources and compensation committee as designated by our board or by our board. Each member of the human resources and compensation committee is a “nonemployee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act) and an “outside director” (within the meaning of Section 162(m) of the Internal Revenue Code). The human resources and compensation committee or our board has authority to construe and interpret the 2007 plan and any awards made thereunder, to grant and determine the terms of awards and to make any necessary rules and regulations for the administration of the 2007 plan.

Eligibility.    Officers and employees, non-employee members of our board as well as independent consultants and contractors, in our employ or service or in the employ or service of our parent or subsidiary companies (whether now existing or subsequently established) will be eligible to participate in the 2007 plan.

Type of Awards.    The 2007 plan permits the human resources and compensation committee of our board or our board to grant stock options, stock appreciation rights, stock awards, restricted stock units, performance awards or a combination thereof upon the terms and conditions determined by the administrators of the plan. Stock options may be incentive stock options or non-qualified stock options that do not qualify as incentive stock options.

Amendment and Termination.    Our board may amend or modify the 2007 plan at any time; provided, however, that stockholder approval will be required for any amendment which materially increases the number of shares of common stock authorized for issuance under the 2007 plan (other than in connection with certain changes to our capital structure), materially increases the benefits accruing to participants, materially expands the class of individuals eligible to participate in the 2007 plan, expands the types of awards which may be made under the 2007 plan or extends the term of the 2007 plan. Unless sooner terminated by our board, the 2007 plan will terminate on October 5, 2017.

Exercisability, Vesting and Price of Awards.    Stock options will vest at the times and upon the conditions that the human resources and compensation committee or board may determine, and the price at which shares, subject to the stock option may be purchased will be reflected in each particular stock option agreement. The stock purchase price, our right of repurchase, if any, and other conditions determined by the human resources and compensation committee or the board, will be reflected in each particular stock purchase right agreement. As a result of an amendment to the 2007 plan approved by our board of directors on June 27, 2011, each restricted stock, restricted stock units, performance awards or other awards under the 2007 plan for which the full value of such share is transferred by us to the award recipient is subject to at least one of the following forfeiture and restrictions and/or vesting conditions, which may in each case include the pro-rata lapsing of such restrictions and/or conditions over such applicable period: (i) if such award is subject to performance criteria, the vesting period must be at least one (1) year from the date of grant; or (ii) if such award is subject to a time-based vesting period, the vesting period must be at least three (3) years from the date of grant. Notwithstanding the foregoing, full value awards covering up to ten percent (10%) of the total number of shares that may be issued or delivered under the 2007 plan may be subject to a restricted period less than the periods described above.

Summary of 2005 Stock Incentive Plan

Shares Subject to Plan.    During fiscal 2011, our board of directors did not approve any grants of restricted stock, restricted stock units nor options to purchase shares of common stock under our 2005 stock incentive plan.

Administration.    Our 2005 stock incentive plan is administered by the human resources and compensation committee as designated by our board of directors. Each member of the human resources and compensation committee is a “nonemployee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act) and an “outside director” (within the meaning of Section 162(m) of the Internal Revenue Code). The human resources and compensation committee has authority to construe and interpret our 2005 stock incentive plan and any awards made thereunder, to grant and determine the terms of awards and to make any necessary rules and regulations for the administration of our 2005 stock incentive plan.

Eligibility.    All of our and our subsidiaries directors, officers, employees, consultants and advisors are eligible to participate in our 2005 stock incentive plan.

Type of Awards.    Our 2005 stock incentive plan permits the human resources and compensation committee to grant stock options, stock purchase rights, shares of common stock, restricted stock units or a combination thereof upon the terms and conditions determined by the administrators of the plan. Stock options may be incentive stock options or non-qualified stock options that do not qualify as incentive stock options. Our board of directors amended and restated our 2005 equity incentive plan on June 28, 2007 to permit the issuance of restricted stock units under our 2005 equity incentive plan.

Amendment and Termination.    Our 2005 stock incentive plan may be amended or terminated by our board of directors, at any time, subject to approval by our stockholders where necessary to satisfy federal tax or other applicable laws or stock market requirements. Our 2005 stock incentive plan will terminate no later than ten years after its adoption.

Exercisability, Vesting and Price of Awards.    Stock options under our 2005 stock incentive plan will vest at the times and upon the conditions that the human resources and compensation committee may determine, and the price at which shares, subject to the stock option may be purchased will be reflected in each particular stock option agreement. The stock purchase price, our right of repurchase, if any, and other conditions determined by the human resources and compensation committee, will be reflected in each particular stock purchase right agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the last fiscal year, Messrs. Schwenke, Kooper and McLaughlin served as members of our human resources and compensation committee. None of these individuals was at any time since July 1, 2011 or at any time prior thereto an officer or employee of ours (other than Mr. Schwenke, who resigned his position as a member of our board of directors on November 10, 2011, prior to him becoming our President on November 14, 2011). There are no compensation committee interlocks between us and any other entity involving us or such other entity’s executive officers or members of our board of directors.

REPORT OF THE AUDIT COMMITTEE

The audit committee oversees our financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States.

In fulfilling its oversight responsibilities, the audit committee has reviewed our audited financial statements for fiscal 2012, and discussed them with management and the independent registered public accounting firm (including discussions in executive sessions without the presence of management when appropriate), including the following aspects of the financial statements: (i) the quality, not just the acceptability, of their accounting principles; (ii) the reasonableness of the significant judgments reflected in the financial statements; and (iii) the clarity of their disclosures. The audit committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The audit committee has also received the written disclosures and the letters from our independent registered public accounting firm required by the Public Accounting Standards Board Rule 3526, Communication with Audit Committees Concerning Independence. The audit committee has discussed with the independent registered public accounting firm their independence from us and our management. In addition, the audit committee has considered whether the provision of non-audit services by the independent registered public accounting firm to us is compatible with maintaining the independence of the independent registered public accounting firm.

Based on the reviews and discussions referred to above, the audit committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for fiscal 2012. The recommendation of the audit committee was accepted by our board of directors.

This report is made by the undersigned members of the Audit Committee.

David Jessick (Chairman)

John Gavin

Clive Kahn

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission and shall not be deemed to be incorporated by reference into any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions during Fiscal 2012

Other than compensation agreements and other arrangements which are described in the “Director Compensation” and “Executive Officers and Executive Compensation” sections of this proxy statement and the transactions described below, during our last fiscal year, there was not, and there is not currently proposed, any transaction or series of transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, nominees for director, executive officers, holders of more than five percent of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.

We believe that all of the transactions set forth below are on terms no less favorable to us than we could have obtained from unaffiliated third parties.

Stockholders Agreement

We are a party to an amended and restated stockholders agreement with parties, including GS Mezzanine Partners, L.P., Bridge Street Fund 1998, L.P., Stone Street Fund 1998, L.P. and GS Mezzanine Partners Offshore, L.P., which we refer to collectively in this proxy statement as GS, Ares Leveraged Investment Fund, L.P. and Ares Leveraged Investment Fund II, L.P., which we refer to together in this proxy statement as Ares, Green Equity Investors II, L.P., Jeffrey Weiss, Donald Gayhardt and C.L. and Sheila Jeffrey. Under the stockholders agreement, provisions relating to tag-along and first option rights, repurchase of shares, preemptive rights, drag-along rights and grants of proxy terminated in connection with our initial public offering in January 2005. Any stockholder party to the stockholders agreement owning 20% or more of the outstanding shares of our common stock has the right to demand that we file a registration statement under the Securities Act covering all or a portion of the shares of common stock that it holds. In addition, if we propose to register any common stock under the Securities Act (pursuant to a demand or otherwise) other than on a registration statement on Form S-4 or S-8, or in connection with an exchange offer, each stockholder that is party to the stockholders agreement, may elect to include in, or “piggyback” on, the registration of all or a portion of the shares of common stock that it holds. We would bear all registration expenses incurred in connection with these registrations. The stockholders would pay all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of their securities.

The stockholders agreement will terminate on November 13, 2013. To our knowledge, GS, Ares and Green Equity Investors II, L.P. do not own any shares of our common stock and, therefore, they no longer have rights under the stockholders agreement.

Corporate Residence

Mr. Weiss voluntarily paid the Company $300,000 of costs incurred by us in connection with our purchase and sale, during fiscal 2012, of a corporate residence near our principal executive offices. Mr. Weiss occupied a portion of the residence for two months at a fair market rental.

Our Policies Regarding Related Party Transactions

The audit committee of our board of directors reviews transactions where any of the following persons or entities is a party: (i) any executive officer or vice president or board member or board nominee or any immediate family member or affiliate of any of the foregoing; (ii) any five percent or more stockholder; or (iii) any entity in which any of the foregoing has a one percent or more ownership interest. Transactions subject to review may proceed if the audit committee finds that the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, and, to the extent they involve compensation, if they are approved by our human resources and compensation committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such forms furnished to us, or written representations that no annual statements of beneficial ownership of securities on Form 5 were required to be filed, we believe that during fiscal 2012 our officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal 2013. Ernst & Young LLP was first engaged as our independent registered public accounting firm in 1990 and has audited our financial statements for fiscal 2012. Representatives of Ernst & Young LLP will be present at the annual meeting to make any statement they may desire and to respond to appropriate questions from stockholders.

Pre-Approval of Services

All services provided by Ernst & Young LLP were pre-approved by the audit committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The audit committee has adopted pre-approval policies and procedures for audit and non-audit services. The audit services provided by Ernst & Young LLP are approved in advance by the audit committee. Under its pre-approval policy, the audit committee has delegated authority to its chairman to pre-approve audit-related and non-audit services the cost of which will not exceed $50,000; provided, that the chairman is required to report any pre-approval decisions to the audit committee at its next meeting. Any services that exceed the pre-approved dollar limit require specific pre-approval by the audit committee. The engagement of Ernst & Young LLP for non-audit accounting and tax services is limited to circumstances where these services are considered to be integral to the audit services that Ernst & Young LLP provides or where there is another compelling rationale for using Ernst & Young LLP. All audit, audit-related and permitted non-audit services for which Ernst & Young LLP was engaged were pre-approved by the audit committee in compliance with applicable Securities and Exchange Commission requirements.

Fees to Independent Registered Public Accounting Firm

Aggregate fees for professional services rendered to us or on our behalf by Ernst & Young LLP for the fiscal years ended on June 30, 2011 and June 30, 2012 are as follows:

	Fiscal 2011	Fiscal 2012
Audit Fees	$1,590,076	$2,940,938
Audit-Related Fees	$270,718	$233,404
Tax Fees	$412,592	$833,758
All Other Fees	—	$3,155

Audit Fees.    Audit fees for fiscal 2011 and fiscal 2012 were for professional services rendered for the audits of our consolidated financial statements, review of the interim consolidated financial statements included in the quarterly reports, attestation services related to our internal controls over financial reporting for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and services that generally only the independent registered public accounting firm can reasonably provide, including statutory audits, consents and assistance with and review of documents filed with the Securities and Exchange Commission. Audit fees for fiscal 2012 also included professional services rendered in connection with our convertible debt offering. Audit fees for fiscal 2011 also included professional services rendered in connection with our equity offering and in connection with our amended 2007 Equity Plan and related Form S-8 filing with the Securities and Exchange Commission.

Audit-Related Fees.    During fiscal 2011 and fiscal 2012, there were no fees billed for assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audits or reviews of our financial statements, the effectiveness of our internal control over financial reporting and the effectiveness of management’s assessment of our internal control over financial reporting, and are not reported under Audit Fees above. Audit related fees for fiscal 2011 and fiscal 2012 were related to the audit of our 401(k) plan and merger and acquisition due diligence services.

Tax Fees.    Tax fees for fiscal 2011 and fiscal 2012 were for compliance, tax advice, and tax planning.

All Other Fees.    There were no other fees paid for fiscal 2011 and other fees paid for fiscal 2012 consisted of the cost for online research subscription.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

At our Annual Meeting, stockholders will elect two directors to hold office until our 2015 Annual Meeting of Stockholders. Nominees were recommended and approved for nomination by the corporate governance and nominating committee of our board of directors. The directors shall serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted for the election of the two nominees recommended by our board of directors unless you mark the proxy in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates.

If, for any reason, either nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate or our board of directors may reduce the number of directors. Our board of directors, however, has no reason to believe that either of the nominees will be unable or unwilling to be a candidate for election at the time of the Annual Meeting.

Directors

Each of David Jessick and Michael Kooper are being nominated for re-election to our board of directors, each to serve for a term through the 2015 Annual Meeting of Stockholders. We did not pay a fee to any third party to identify or evaluate any potential nominees. Please see the discussion under “Board of Directors” in this proxy statement for information concerning each of our nominees for director.

Required Vote

Directors are elected by a plurality of votes cast at the Annual Meeting.

The board of directors recommends a vote FOR the election of each of the nominated directors.

PROPOSAL NO. 2: ADVISORY VOTE RELATED TO EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which we refer to as the Dodd-Frank Act, requires that our stockholders vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis”, our executive compensation programs are designed to attract, motivate, and retain our named executive officers, each of whom is critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Executive Compensation — Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2012 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on us, our board of directors or the Human Resources and Compensation Committee of our board of directors. Our board of directors and our Human Resources and Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Human Resources and Compensation Committee of our board of directors will evaluate whether any actions are necessary to address those concerns.

Our board of directors has adopted a policy providing for annual advisory votes to approve the compensation of our named executive officers. Unless our board of directors modifies this policy, the next advisory vote will be held at our 2013 annual meeting of stockholders.

The board of directors unanimously recommends a vote FOR the approval of the compensation of the named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal 2013.

In deciding to engage Ernst & Young LLP, our Audit Committee noted that there were no auditor independence issues raised with Ernst & Young LLP.

Our board of directors recommends that stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. This appointment will be submitted to our stockholders for ratification at the Annual Meeting. Although stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise, our board of directors has decided to afford our stockholders the opportunity to express their opinions on the matter of our independent registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of us and our stockholders. If our stockholders do not ratify the appointment, the audit committee will take that fact into consideration, together with such other facts, as it deems relevant, in determining its next selection of an independent registered public accounting firm.

Our Audit Committee reviews audit and non-audit services performed by Ernst & Young LLP, as well as the fees charged by Ernst & Young LLP for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. Additional information concerning the Audit Committee and its activities with Ernst & Young LLP can be found in the following sections of this proxy statement: “Practice and Structure of the Board of Directors — Audit Committee” and “Report of the Audit Committee of the Board of Directors”. For additional information about Ernst & Young LLP see “Independent Registered Public Accounting Firm” elsewhere in this proxy statement.

Ratification of the appointment of Ernst & Young LLP requires the affirmative vote, affirmatively or negatively, of a majority of the votes cast on the matter.

The board of directors recommends a vote FOR the ratification of the selection of Ernst & Young LLP.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

Proposals for Inclusion in Our 2013 Proxy Statement.

Proposals of stockholders intended to be presented for consideration at our 2013 annual meeting of stockholders, including stockholder recommendations for nominees, must be received by us no later than June 10, 2013 in order to be included in our 2013 proxy statement and form of proxy related to that meeting.

Proposals Not for Inclusion in Our Proxy Statement.

If a stockholder intends to timely submit a proposal for action at our 2013 annual meeting of stockholders which is not required to be included in our 2013 proxy statement and form of proxy relating to that meeting, the stockholder must satisfy certain requirements set forth in our bylaws and deliver a written notice (as such term is defined in our bylaws) to our Secretary at the following address: DFC Global Corp., 1436 Lancaster Avenue, Suite 300, Berwyn, PA 19312 and in the manner set forth in the bylaws not later than the close of business on September 9, 2013 and not earlier than August 10, 2013; provided, however, if the 2013 annual meeting is held 30 days prior to, or 60 days after, the date of the 2012 Annual Meeting, a timely notice with respect to the meeting must be delivered not later than the close of business on the later of the (i) 60th day prior to the 2013 annual meeting or (ii) if the first public announcement of the date of the 2013 annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made.

OTHER BUSINESS

Our board of directors does not presently intend to bring any other business before the meeting, and, so far as is known to our board of directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 are being furnished with this proxy statement to stockholders of record as of the record date for the Annual Meeting, including the consolidated financial statements and footnotes and a list of exhibits, as filed with the Securities and Exchange Commission. Our Annual Report on Form 10-K is also available on our website at http://www.dfcglobalcorp.com/ir.

ANNUAL MEETING OF STOCKHOLDERS OF DFC GLOBAL CORP. November 8, 2012 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. COMPANY NUMBER IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 8, 2012: The Notice of Annual Meeting, Proxy Statement and fiscal 2012 Annual Report to Stockholders are available on our website at http://www.dfcglobalcorp.com/ir Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20233000000000000000 7 110812 The Board of Directors of DFC Global Corp. recommends a vote FOR the following actions set forth below: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Class B Directors for Terms of Three Years: NOMINEES: FOR ALL NOMINEES O David Jessick O Michael Kooper WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) FOR AGAINST ABSTAIN 2. Approve, by non-binding vote, the compensation of named executive officers as described in the proxy statement. 3. Ratification of Ernst & Young LLP as the Company’s independent registered accountants for the fiscal year ending June 30, 2013. 4. In their discretion to act on any other matter or matters which may properly come before the Annual Meeting or any adjournment or postponement thereof. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE 2012 ANNUAL MEETING OF STOCKHOLDERS, THE 2012 PROXY STATEMENT AND THE ANNUAL REPORT FOR THE FISCAL YEAR ENDING JUNE 30, 2012 PRIOR TO THE EXECUTION OF THIS PROXY. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF DFC GLOBAL CORP. November 8, 2012 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 8, 2012: The Notice of Annual Meeting, Proxy Statement and fiscal 2012 Annual Report to Stockholders are available on our website at http://www.dfcglobalcorp.com/ir Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20233000000000000000 7 110812 The Board of Directors of DFC Global Corp. recommends a vote FOR the following actions set forth below: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Class B Directors for Terms of Three Years: NOMINEES: FOR ALL NOMINEES O David Jessick O Michael Kooper WITHHOLD FOR ALL NOMINEES AUTHORITY FOR (See ALL instructions EXCEPT below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. Approve, by non-binding vote, the compensation of named executive officers as described in the proxy statement. 3. Ratification of Ernst & Young LLP as the Company’s independent registered accountants for the fiscal year ending June 30, 2013. 4. In their discretion to act on any other matter or matters which may properly come before the Annual Meeting or any adjournment or postponement thereof. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE 2012 ANNUAL MEETING OF STOCKHOLDERS, THE 2012 PROXY STATEMENT AND THE ANNUAL REPORT FOR THE FISCAL YEAR ENDING JUNE 30, 2012 PRIOR TO THE EXECUTION OF THIS PROXY. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

DFC GLOBAL CORP. ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 8, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DFC GLOBAL CORP. The undersigned, revoking all previous proxies, hereby appoints Jeffrey A. Weiss and Randy Underwood, and each of them acting individually, with full power of substitution, as the proxy of the undersigned to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares of Common Stock of DFC Global Corp., a Delaware corporation (the “Company”), that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m. (local time) on November 8, 2012, at The Boca Raton Bridge Hotel and at any adjournment or postponement thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned. If this proxy is returned without direction being given, this proxy will be voted FOR all proposals. (Continued and to be signed on the reverse side) 14475